                         UNANIMOUS SHAREHOLDERS' AGREEMENT

              THIS AGREEMENT is made as of the 26th day of October, 1999.

A M O N G:

              724 SOLUTIONS INC., a corporation amalgamated under the laws of Ontario, having its principal place of business at 4101 Yonge Street, Suite 702, Toronto, Ontario, Canada M2P 1N6 (the "CORPORATION")

                                       -AND-

              BLUE SKY CAPITAL CORPORATION, a corporation incorporated under the laws of Ontario, having its principal place of business at 181 Bay Street, Suite 2810, Toronto, Ontario, Canada M5J 2T3 ("BLUE SKY")

                                       -AND-

              1319079 ONTARIO INC., a corporation incorporated under the laws of Ontario, having its principal place of business at 181 Bay Street, Suite 2810, Toronto, Ontario, Canada M5J 2T3 ("1319079")

                                       -AND-

              BANK OF MONTREAL, a chartered Canadian bank, having an office at 55 Bloor Street West, 3rd Floor, Toronto, Ontario, Canada M4W 3N5 ("BMO")

                                       -AND-

              BANK OF AMERICA CORPORATION, a corporation incorporated under the laws of Delaware, having a place of business at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina, U.S.A. 28255 ("BAC")

                                       -AND-

              CITICORP STRATEGIC TECHNOLOGY CORPORATION, a corporation incorporated under the laws of Delaware, having a place of business at 399 Park Avenue, New York, New York, U.S.A. 10043 ("CSTC")

                                       -AND-

              CITICORP, a corporation incorporated under the laws of Delaware, having a place of business at 399 Park Avenue, New York, New York, U.S.A. 10043 ("CITICORP")

                                       -AND-

              SONERA CORPORATION, a corporation incorporated under the laws of Finland, having a place of business at Fin-00051, Sonera, Teollisuuskatu 15, FIN-00510-Helsinki, Finland ("SONERA")

                                       -AND-

              WFC HOLDINGS CORPORATION, a corporation formed under the laws of the State of Delaware, having an office at 455 Market Street, San Francisco, California, U.S.A. 94105 ("WFC")

                                       -AND-

              FINANCIAL TECHNOLOGY VENTURES (Q), L.P., a limited partnership established under the laws of the State of Delaware, having a principal office at 601 California Street, 22nd Floor, San Francisco, CA 94108 ("FTV1")

                                       -AND-

              FINANCIAL TECHNOLOGY VENTURES, L.P., a limited partnership established under the laws of the State of Delaware, having a principal office at 601 California Street, 22nd Floor, San Francisco, CA 94108 ("FTV2")

              (FTV1 and FTV2 shall hereinafter be referred to as "FTV")

                                       -AND-

              HSBC INVESTMENT BANK PLC., a company duly organized and existing under the laws of England, having a registered office at Thames Exchange, 10 Queen Street Place, London, England, EC4R 1BL ("HSBC")


              WHEREAS, as at the date hereof, there are 14,701,213 issued and outstanding Common Shares and securities representing the right to subscribe for 333,334 Common Shares, in each case, registered and beneficially owned as follows:

                         Blue Sky                             2,000,000

                         1319079                              2,000,000

                         BMO                                  1,714,285

                         BAC                                  1,600,000

                         CSTC                                 3,200,000

                         Sonera                               3,200,000

                         WFC                                    392,157

                         FTV1                                   252,105

                         FTV2                                     9,333

                         HSBC                                   333,333

                                         and the HSBC Warrant to
                                         purchase, pursuant to and in
                                         accordance with the provisions
                                         thereof, 333,334 Common Shares

              AND WHEREAS the parties wish to enter into this Agreement to amend and restate the provisions of the October 19, 1999 Unanimous Shareholders' Agreement as herein provided for the purposes of, among other things, recognising HSBC as a Strategic Partner, and in order to make arrangements regarding the organization and affairs of the Corporation and the transfer of their securities of the Corporation under certain circumstances;

              NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties covenant and agree as follows:

                                     ARTICLE 1
                           DEFINITIONS AND INTERPRETATION

1.1           DEFINITIONS.

              As used in this Agreement, the following words and phrases shall have the following meanings, respectively:

       (a) "1933 ACT" - means the UNITED STATES SECURITIES ACT OF 1933, as amended;

       (b)    "ACT" - means the BUSINESS CORPORATIONS ACT (Ontario);

       (c)    "AFFILIATE" - has the following meaning:

              (i) one body corporate (as defined in Section 1.1(eee)) shall be affiliated with another body corporate if, but only if, one of them is the Subsidiary of the other or both are Subsidiaries of the same body corporate or each of them is controlled by the same person;

              (ii) for the purposes of the definition of "Affiliate" and "Subsidiary", a body corporate shall be considered to be controlled by a person or by two or more bodies corporate if, but only if:

                      (A) voting securities of the first-mentioned body corporate carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of such other person or by or for the benefit of such other bodies corporate; and

                      (B) the votes carried by such securities are sufficient, if exercised, to elect a majority of the board of directors of the first-mentioned body corporate;

              (iii) an "Affiliate" of a specified person that is not a body corporate is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. In this case, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to elect a majority of such specified person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such specified person pursuant to the terms of the organisational documents of such specified person.

       (d) "APPLICABLE LAW" - means, with respect to any person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law (collectively, the "Law") relating or applicable to such person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any person having jurisdiction over it, or charged with its administration or interpretation;

       (e) "APRIL 1998 UNANIMOUS SHAREHOLDERS' AGREEMENT" - means that certain unanimous shareholders' agreement between the Corporation, BMO and Blue Sky dated as of April 30, 1998 concerning the Corporation, which agreement was terminated and replaced by the original version of the October 19, 1999 Unanimous Shareholders' Agreement;

       (f) "ARM'S LENGTH" - has the meaning given to such term in Schedule "1.1(f)";

       (g) "ARTICLES" - means the original or restated articles of incorporation, certificate of incorporation, articles of amalgamation, articles of arrangement, articles of continuance, articles of reorganization, articles of revival, letters patent, memorandum of agreement, special act or statute and any other instrument or constating document by or pursuant to which a corporation is incorporated or comes into existence;

       (h) "ASSOCIATE" - where used to indicate a relationship with any person or company means:

              (i) any company of which such person or company beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of the company for the time being outstanding;

              (ii)    any partner of that person or company;

              (iii) any trust or estate in which such person or company has a substantial beneficial interest or as to which such person or company serves as trustee or in a similar capacity;

              (iv) any relative of that person who resides in the same home as that person;

              (v) any person of the opposite sex who resides in the same home as that person and to whom that person is married or with whom that person is living in a conjugal relationship outside marriage, or

              (vi) any relative of a person mentioned in clause (v) who has the same home as that person;

       (i) "BAC" - means Bank of America Corporation, a corporation incorporated under the laws of the State of Delaware, the shares of common stock of which are listed on the New York Stock Exchange;

       (j)    "BANK ACT" - means the BANK ACT (Canada);

       (k) "BMO CONTINUING ALLIANCE" - means the continuing alliance between the Corporation and BMO pursuant to which BMO may continue as a development partner with the Corporation to license the Corporation's technology after the BMO Second Anniversary pursuant to and in accordance with the provisions of the BMO Technology License Agreement;

       (l) "BMO SECOND ANNIVERSARY" - means March 1, 2000 or, if extended by BMO in accordance with Section 2.3.1 of the BMO Subscription Agreement, June 1, 2000, as the case may be;

       (m) "BMO SUBSCRIPTION AGREEMENT" - means that certain share subscription agreement between Blue Sky, BMO and the Corporation dated April 30, 1998, as amended by an amending agreement dated as of October 15, 1998;

       (n) "BMO TECHNOLOGY LICENSE AGREEMENT" - means that certain technology license agreement between the Corporation and BMO dated April 30, 1998, as amended by letter agreements dated November 27, 1998 and July 26, 1999;

       (o) "BOARD OF DIRECTORS" - the board of directors of the Corporation from time to time;

       (p) "BOFA TECHNOLOGY LICENSE AGREEMENT" - means that certain technology license agreement between the Corporation and Bank of America National Trust & Savings Association, an Affiliate of BAC, dated June 1, 1999;

       (q) "BUSINESS" - means the business of the Corporation, being the business of researching, designing, developing, marketing, licensing, supporting, advising on and operating technology that provides both consumers and businesses (in Canada, the United States of America and globally) with access to electronic banking, brokerage, payment, content, e-commerce and other applications (including similar and complementary applications) over a variety of access platforms, such as Internet-enabled devices, and which business (A) is carried on by the Corporation in a meaningful manner in Canada, the United States of America and globally, and (B) includes an emphasis on financial transactions;

       (r) "BUSINESS DAY" - means any day other than a Saturday, Sunday or statutory holiday in Toronto (Ontario), New York (NY) or Helsinki (Finland);

       (s) "COMMON SHARE" or "EQUITY SHARE" or "EQUITY SECURITY" - means a common share in the capital of the Corporation and includes other fully-participating equity shares (whether or not entitled to voting rights) in the capital of the Corporation which, if any, are issued pursuant to the Stock Option Plan; provided however that, subject to Applicable Law, with respect to those matters or actions contemplated herein which, to be implemented or to effect the implementation thereof, require an approval, a consent or an authorization which is based on achieving or exceeding a certain threshold level of the votes cast by one or more holders of Common Shares, the term "Common Shares" shall only refer to the common shares in the capital of the Corporation;

       (t) "COMPANY REGISTRATION" - means an offering by the Corporation (on its behalf or on behalf of any selling Shareholder) of any of its equity shares or other securities to the public solely for cash proceeds pursuant to a prospectus or registration statement under the securities laws of one or more Provinces of Canada and/or of the United States (including, without limitation, for the purpose of qualification or registration of securities held by shareholders other than a shareholder contemplating exercising its Piggyback Registration Rights); provided, however, that a Company Registration shall not include: (i) a registration relating solely to participants in the Stock Option Plan or other employee incentive or benefit plans; (ii) a registration relating solely to transactions covered by Rule 145 under the 1933 Act registered on Form S-4 or similar form that may be promulgated in the future; (iii) a registration relating solely to a matter which does not require a prospectus or registration statement to include (explicitly or through incorporation by reference) substantially the same information as would be required to be included in a registration statement covering the sale to the public of Common Shares held by the Founding Shareholder or the Strategic Partners; and (iv) a registration in which the only equity securities being registered are those issuable upon conversion of debt securities which are also being registered;

       (u) "COMPETITOR" - means any person or entity which, directly or indirectly through any Affiliate or Associate of such person or entity: (i) carries on the Business; and (ii) competes materially with the Corporation as determined by the Board of Directors acting reasonably;

       (v) "COMPETITOR OF BMO" - means any financial institution or any Affiliate or Subsidiary thereof (other than the Strategic Partners who are Shareholders as at the date hereof or their respective Affiliates and Subsidiaries) that: (a) provides personal or commercial deposit services in Canada, or (b) is engaged in the provision of full or discount brokerage services in Canada, where, in either case, the consolidated deposits and brokerage assets under management or administration in Canada of such institution, its Affiliates and Subsidiaries is greater than CDN $20 billion;

       (w) "CONFIDENTIAL INFORMATION" - means in this Agreement (and, for greater certainty, without prejudice to those matters governed by any other contract between a Shareholder, or an Affiliate or Subsidiary thereof, and the Corporation), all information (including the terms and provisions hereof) concerning the business and affairs of the Corporation or any of its Affiliates or Subsidiaries of a confidential, non-public or proprietary nature (which information shall include, without limitation, trade secrets, know-how, intellectual property, marketing plans, cost figures, client lists, names and addresses of suppliers and customers, business contracts, software and operating systems, and information relating to employees and other persons in a contractual relationship with the Corporation or any of its Affiliates and Subsidiaries), obtained, made available or disclosed in circumstances where the recipient (the "Recipient") ought reasonably to know that such information obtained directly or indirectly from, made available or disclosed by or on behalf of the Corporation or any Affiliate or Subsidiary thereof (the "Disclosing Party"), was obtained directly or indirectly from, made available or disclosed with an expectation on the part of the Corporation and/or the Disclosing Party that such information would be held in confidence by the Recipient and its employees, officers, agents or advisors. Confidential Information does not include any such information which: (i) at the time of its disclosure is publicly available through no fault of any person owing a duty of confidentiality to the Corporation or its Affiliate or Subsidiary; (ii) after disclosure, is released to the public by the Disclosing Party without restriction or otherwise properly becomes part of the public domain through no fault or action of the Recipient (but only after it is released or otherwise becomes part of the public domain); (iii) the Recipient can demonstrate was known to the Recipient or was in its possession at the time of disclosure and which was not acquired by such party directly or indirectly under any obligation of confidence to the Corporation or its Affiliates or Subsidiaries or from a person who, to the knowledge of the Recipient after exercising due diligence, owed an obligation of confidentiality to the Corporation or its Affiliates or Subsidiaries with regard to such information (for the purposes of this subsection (iii) information shall also be treated as confidential after the Disclosing Party shall have demonstrated to the Recipient that, notwithstanding its due diligence at the time of disclosure, the source of the information was in fact under a duty of confidentiality to the Corporation or its Affiliates or Subsidiaries with regard to such information - the Recipient shall not be liable for having acted in good faith that such information was not confidential until so informed); or (iv) the Recipient can demonstrate was independently developed by such Party without reference to or any use of the Confidential Information of the Disclosing Party;

       (x) "CONSTATING DOCUMENTS" - means, with respect to a corporation, its Articles and its by-laws, all as amended from time to time;

       (y)    "CSTC SHARES" - has the meaning ascribed to it in the recitals;

       (z) "CSTC SUBSCRIPTION AGREEMENT" means that certain share subscription agreement between the Corporation, Citicorp and CSTC made as of July 23, 1999;

       (aa) "DEMAND REGISTRATION" - means, individually or collectively, a Founding Shareholder Demand Registration and/or a Strategic Partner Demand Registration;

       (bb) "EMPLOYEE SHAREHOLDERS" - means, so long as they are Shareholders, any employee of the Corporation or its Subsidiaries to whom, or to a member of whose Immediate Family, Common Shares may be issued or transferred from time to time and who become parties hereto and, for greater certainty, excludes Greg Wolfond, the Founding Shareholder (including the members thereof), the Strategic Partners, the Management Shareholders and the Non-Employee Directors;

       (cc) "FOUNDING SHAREHOLDER" - means collectively Greg Wolfond, Blue Sky, 1319079 and their respective Permitted Transferees and entities which become Shareholders in respect of which Greg Wolfond holds a material interest; and for the purposes of this definition, a material interest shall be deemed to be held by Greg Wolfond if he directly or indirectly owns or holds a majority of the voting rights in such entity; and a "MEMBER OF THE FOUNDING SHAREHOLDER" means any person contemplated by this definition of Founding Shareholder;

       (dd) "FOUNDING SHAREHOLDER DEMAND REGISTRATION" - has the meaning ascribed to it in Section 13.1(b) and "Founding Shareholder Registration Request" has the meaning ascribed to it in Section 13.1;

       (ee) "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" OR "GAAP" - means the current accounting principles recommended by the Canadian Institute of Chartered Accountants in the "CICA Handbook" at the relevant time, or in the event that the matter is not covered in the CICA Handbook, principles having general acceptance among accounting professionals in Canada at the particular time; and, for greater certainty, the expensing of all development costs in the year they are incurred shall, to the extent not specifically prohibited by the CICA Handbook, be deemed to be in accordance with GAAP;

       (ff) "GOVERNMENTAL AUTHORITY" - means any governmental or quasi-governmental authority including any federal, state, provincial, territorial, county, municipal or other governmental or quasi-governmental agency, board, parliament, legislature, regulatory authority, agency, tribunal, commission, branch, bureau, commission, court, department or other law, regulation or rule-making entity (including a Minister of the Crown) or other instrumentality or political unit or subdivision having or purporting to have jurisdiction on behalf of any nation, state, province, municipality, district or any subdivision thereof;

       (gg) "HSBC WARRANT" - means that certain warrant to purchase Common Shares of the Corporation at U.S. $15.00 per Common Share dated as of October 26, 1999 and identified by Serial No. W-1 issued and granted by the Corporation to and in favour of HSBC wherein, in general, the Corporation has granted to HSBC the right to subscribe for or to purchase from the Corporation 333,334 Common Shares at a price of U.S. $15.00 per Common Share, a copy of which is attached hereto as Schedule 1.1(gg), which Schedule is incorporated herein by reference and deemed to be part hereof, as such warrant may be amended, supplemented or otherwise modified from time to time pursuant to and in accordance with Section 1.20(c);

       (hh) "IMMEDIATE FAMILY" - means, with respect to an individual Shareholder or Principal, as the case may be:

              (i)     the spouse or issue of that Shareholder or Principal;

              (ii) a corporation which has no registered or beneficial shareholders other than the following (a "Permitted Shareholder" for the purposes of this first paragraph of this Section 1.1(hh)):

                      (A)    that Shareholder or Principal; or

                      (B) the spouse and/or issue of that Shareholder or Principal, as the case may be; or

                      (C) any trust or trusts described in paragraph (iii) below,

                      provided that the issued and outstanding shares of such corporation are free and clear of all claims, liens and encumbrances whatsoever and no person other than a Permitted Shareholder has any agreement or option or any right capable of becoming an agreement for the purchase of any of such shares and provided that the registered and beneficial shareholders of such corporation shall have executed and delivered to the other parties hereto an agreement substantially in the form annexed hereto as Schedule "6.2" and all share certificates of such corporation shall at all relevant times during the term of this Agreement have the legend set out in Section 19.1 endorsed thereon; or

              (iii) a trust which has no trustees or beneficiaries (vested, contingent or otherwise) other than that Shareholder and/or Principal and/or the spouse and/or issue of that Shareholder or Principal, as the case may be;

              and means with respect to a corporate Shareholder:

              (i) the Principal and/or the spouse and/or issue of the Principal of that Shareholder;

              (ii) a corporation which has no registered or beneficial shareholders other than the following (a "Permitted Shareholder" for the purposes of this second paragraph of this Section 1.1(hh)):

                      (A)    the Principal of that Shareholder; or

                      (B)    the spouse and/or issue of the Principal; or

                      (C) any trust or trusts described in paragraph (iii) below,

                      provided that the issued and outstanding shares of such corporation are free and clear of all claims, liens and encumbrances whatsoever and no person, other than a Permitted Shareholder, has any agreement or option or any right capable of becoming an agreement for the purchase of any of such shares and provided that the registered and beneficial shareholders of such corporation shall have agreed in writing with the parties hereto not to enter into an agreement or option to sell, transfer, assign, pledge, mortgage, charge, create a security interest in, hypothecate or otherwise dispose of, encumber or deal with, whether by will or otherwise, the shares of such corporation or permit such corporation to issue shares or grant options or rights in respect of the shares of such corporation except to any member of the Immediate Family of that Shareholder who shall have executed and delivered a similar agreement, without the prior written consent of the other Shareholders first had and obtained, and all share certificates of such corporation shall at all relevant times during the term of this Agreement have the legend set out in Section 19.1 hereof endorsed thereon; or

              (iii) a trust which has a majority of trustees who are the Principal of the Shareholder or the spouse and/or issue of such Principal and has no beneficiaries (vested, contingent or otherwise) other than the Principal of that Shareholder or the spouse and/or issue of such Principal, as the case may be;

       (ii) "INDEPENDENT DIRECTOR" - means an individual who is independent of management of the Corporation, and each and every one of the Strategic Partners, and is free from any interest in any business or other relationship which could, or could reasonably be perceived to, materially interfere with the individual's ability to act as a director of the Corporation with a view to the best interests of the Corporation, other than interests in relationships arising from shareholdings;

       (jj) "INITIAL PUBLIC OFFERING" - means the issue of shares (or securities convertible into or exchangeable for shares of the Corporation) by the Corporation pursuant to a final prospectus for which a receipt is issued by a securities commission or similar regulatory body in Canada, and/or pursuant to an effective registration statement filed with the United States Securities and Exchange Commission to enable the sale of such securities to members of the public, or the issue of any shares to the Shareholders by a corporation which is a reporting issuer in a Province of Canada or public company in any jurisdiction, pursuant to a reverse take-over bid, statutory amalgamation, statutory arrangement or similar transaction involving the Corporation and, in all cases, which results in a class of Common Shares (or the securities of a successor issuer) being listed and posted for trading on a recognised stock exchange in Canada or the United States or quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the Canadian Dealing Network Inc. ("CDN");

       (kk) "MANAGEMENT SHAREHOLDERS" - means, so long as they are Shareholders, those officers and senior employees of the Corporation or its Subsidiaries who become, or a member of whose Immediate Family become, Shareholders and parties hereto and who are designated as "Management Shareholders" by the Board of Directors for the purposes of this Agreement and, for greater certainty, excludes Greg Wolfond, the Founding Shareholder (including the members thereof), the Strategic Partners, the Non-Employee Directors and the Employee Shareholders;

       (ll) "MANAGEMENT TEAM" - means those officers or senior employees of the Corporation or its Subsidiaries who are designated as described in Section 5.1;

       (mm) "MATERIAL DECISION" - means any decision involving a matter contemplated by either: (I) Section 1.1(mm)(i) (a "Category 1 Material Decision"); (II) Sections 1.1(mm)(ii) to, and including, 1.1(mm)(xii) (individually, a "Category 2 Material Decision"); (III) Sections 1.1(mm)(xiii) to, and including, 1.1(mm)(xxiv) (individually, a "Category 3 Material Decision"); and (IV) Section 1.1(mm)(xxv) (a "Category 4 Material Decision"), as provided below:

                            CATEGORY 1 MATERIAL DECISION

              (i) the taking of any action which may lead to or result in a material change in the nature of the Business presently contemplated to be carried on by the Corporation, or in the discontinuance or termination of the Business of the Corporation;

                            CATEGORY 2 MATERIAL DECISIONS

              (ii) the redemption, purchase for cancellation, purchase or other acquisition for value by the Corporation, directly or indirectly, of any outstanding Common Shares, but excluding purchases of Common Shares contemplated or provided for pursuant to the terms of this Agreement;

              (iii) the amendment of the provisions of the Corporation's Constating Documents;

              (iv) any proposal to amalgamate or to effect a corporate reorganization, arrangement, continuation, liquidation, dissolution or winding-up of the Corporation or any other transaction pursuant to which all or substantially all of the assets of the Corporation would become the property of another person;

              (v) the conversion, exchange, reclassification, redesignation, subdivision or consolidation of the Common Shares or the amendment of the rights, privileges, restrictions and conditions attaching to any Common Shares or other change of or to any Common Shares;

              (vi) the declaration or payment or setting aside for payment of any dividends or any other distribution in respect of any equity securities of the Corporation (save and except for the payment of principal or interest with respect to convertible debt or similar obligations which constitute "equity" securities under GAAP);

              (vii) changing the size of the Board of Directors (except for: (I) decreases related to the loss of a Strategic Partner's entitlement to a nominee; or (II) increases related to the admission of a new Strategic Partner; or
                      (III) the minimum increases required, from time to time, as a consequence of the appointment of additional non-resident directors as a result of the admission of new Strategic Partners, to allow the Founding Shareholder to appoint additional Canadian-resident directors from the Management Team pursuant to Section 4.2(a)(i)(C) so that the Corporation remains in compliance with the provisions of the Act requiring a majority of Canadian-resident directors);

              (viii)  removing any Independent Director appointed pursuant to
                      Section 4.2(a)(i)(B);

              (ix) sale of any asset, otherwise than to an Affiliate or a Subsidiary of the Corporation, which includes intellectual property rights that are material to the core functionality of the Corporation's products or services;

              (x) the removal of Greg Wolfond as Chairman or CEO of the Corporation or any diminution of the nature or status of his responsibilities or authority to act as Chairman and CEO, or any change in his reporting relationship, from that enjoyed as at July 1, 1999;

              (xi) the subscription for or other agreement by the Corporation to hold, take, purchase or acquire shares in the capital of any other corporation for a subscription price in excess of US$5 million;

              (xii) the entering into of any exclusive licensing agreements by the Corporation with respect to the Business (excluding, however, exclusive licensing of technology that is commissioned or requested by or for a particular licensee or which is a work paid for outside of the Corporation's normal licensing arrangements);

                            CATEGORY 3 MATERIAL DECISIONS

              (xiii) effecting any acquisition having a transaction value (including all cash and non-cash consideration paid, liabilities assumed, the maximum present value of any deferred payment or earn-out obligations and any consideration payable under any related non-compete, consulting or management services or similar arrangements, excluding bona fide employment or management arrangements) equal to or greater than U.S.$10,000,000 or, in the event of transactions that might be viewed as linked or part of a related series of transactions, an aggregate of U.S.$20,000,000;

              (xiv) the subscription for or other agreement by the Corporation to hold, take, purchase or acquire shares in the capital of any other corporation for a subscription price that is less than or equal to US$5 million;

              (xv) the implementation of a decision to commercialize a category of access platforms for the Corporation's internet-based and e-commerce applications, other than the personal computer, mobile/wireless, set-top and gaming categories or the implementation of a decision to re-prioritise the Corporation's focus between categories of access platforms previously approved for commercialisation (for greater certainty, the undertaking of research and development activities with respect to potential new categories of access platforms shall NOT constitute a "Material Decision" provided that research and development activities, generally, are anticipated in the then current business plan);

              (xvi) except in the ordinary course of business, the entering into by the Corporation of a partnership or any arrangement for the sharing of profits, union of interests, joint venture or reciprocal concession arrangement with any person;

              (xvii) the establishment or amendment or modification of any employee stock plan (including the Stock Option Plan);

              (xviii) effecting any sale of assets of the Corporation having a transaction value equal to or greater than $250,000;

              (xix) approving any budgets or business plans of the Corporation;

              (xx) except in the ordinary course of business, the making, directly or indirectly, of loans or advances to, or investment in, or the giving of security for, or the guarantee of the indebtedness of, any person;

              (xxi) except in the ordinary course of business, the hypothecation, pledge, mortgage, charge or other encumbrance by the Corporation of the whole of its assets or any part thereof;

              (xxii) any investment of funds of the Corporation in, or any contract entered into by the Corporation with, any person who does not deal at arm's length with the officers of the Corporation as appointed by the Board of Directors (for greater certainty, excluding investments in or contracts with Subsidiaries of the Corporation);

              (xxiii) causing the Corporation to pursue and, if possible, complete an Initial Public Offering (other than as contemplated in Article 13 or Article 15);

              (xxiv) the borrowing of funds (whether or not on the security of the assets of the Corporation) in excess of U.S.$10,000,000; and

                             CATEGORY 4 MATERIAL DECISION

              (xxv) the proposed issuance of Common Shares to a new Strategic Partner in accordance with Section 4.2(e)(i);

       (nn) "NON-EMPLOYEE DIRECTORS" - means, so long as they are Shareholders, those individuals who are members of the Board of Directors and who become, or a member of whose Immediate Family become, Shareholders and parties hereto and, for greater certainty, excludes Greg Wolfond, the Management Shareholders and the Employee Shareholders;

       (oo)   "NOTICE" - has the meaning given to such term in Section 19.2;

       (pp) "OCTOBER 19, 1999 UNANIMOUS SHAREHOLDERS' AGREEMENT" - means that certain unanimous shareholders' agreement originally executed June 1, 1999 and amended and restated as of August 2, 1999 and as of October 19, 1999, among the Corporation, Blue Sky, 1319079, BMO, BAC, Citicorp, CSTC, Sonera, WFC, FTVI and FTV2, which agreement is further amended and restated by this Agreement;

       (qq) "OPTIONS" - means options to acquire Common Shares granted pursuant to the Stock Option Plan;

       (rr) "OSFI" - means the Office of the Superintendent of Financial Institutions or such replacement supervisory or administrative body or Governmental Authority as may be established pursuant to the Bank Act;

       (ss)   "PERMITTED TRANSFEREE" - means:

              (i) with respect to any Shareholder other than a Strategic Partner, a member of the Immediate Family of the Shareholder, provided that such member of the Immediate Family of the Shareholder is not a Competitor or a Competitor of BMO;

              (ii) with respect to the Founding Shareholder, any of its Affiliates or Subsidiaries, provided that such Affiliate or Subsidiary is not a Competitor or a Competitor of BMO;

              (iii) with respect to BMO or BAC, any of their respective Affiliates or Subsidiaries, provided that: (I) such Affiliate or Subsidiary, if not wholly-owned directly or indirectly by BMO or BAC, as the case may be, is not a Competitor; (II) in the case of BMO or any subsequent assignee of its interest, if the Affiliate or Subsidiary to which shares of the Corporation are being transferred is a non-Canadian entity, then if the Corporation or the Founding Shareholder objectively demonstrate at any time or from time to time after such transfer that, in the particular circumstances then applicable, BMO holding its interest in the Corporation through such non-Canadian entity would subject a particular transaction to foreign-investment review pursuant to Applicable Law in Canada or result in additional costs or significant impediments or significant loss of benefits to either the Corporation or the Founding Shareholder pursuant to applicable taxation or securities laws, then BMO will cause such shareholding to be transferred to a Canadian Affiliate or Subsidiary of BMO; and (III) in the case of BAC or any subsequent assignee of its interest, the Affiliate or Subsidiary to which shares of the Corporation are being transferred shall be a resident of Canada or the United States for purposes of applicable taxation and securities laws;

              (iv) with respect to CSTC or Sonera, any of their respective Affiliates or Subsidiaries, provided that:

                      (A) such Affiliate or Subsidiary, if not wholly-owned directly or indirectly by the transferor, is not a Competitor; and

                      (B) in the case of CSTC or any subsequent assignee of its interests, the Affiliate or Subsidiary to which shares of the Corporation are being transferred shall be a resident of Canada, the United States or the United Kingdom for the purposes of applicable taxation and securities laws; and

                      (C) in the case of Sonera or any subsequent assignee of its interests, the Affiliate or Subsidiary to which shares of the Corporation are being transferred shall be a resident of Canada, Finland, Belgium, Holland or the United Kingdom for the purposes of applicable taxation and securities laws;

              (v) with respect to WFC, any of its Affiliates or Subsidiaries, provided that:

                      (A) such Affiliate or Subsidiary, if not wholly-owned directly or indirectly by the transferor, is not a Competitor; and

                      (B) in the case of WFC or any subsequent assignee of its interest, the Affiliate or Subsidiary to which shares of the Corporation are being transferred shall be a resident of Canada or the United States for purposes of applicable taxation and securities laws;

              (vi)    with respect to FTV1 and FTV2;

                      (A) any of their respective Affiliates which is controlled by FTV1 or FTV2, as the case may be and excluding Affiliates that control FTV1 or FTV2, provided that such Affiliate is not a Competitor; or

                      (B) a liquidating trust for the benefit of the partners of the particular limited partnership, provided that the trustee(s) are not affiliated in any way with a Competitor and provided that the sole beneficiaries of such liquidating trust are the partners of the limited partnership being dissolved; and

              (vii) with respect to HSBC, any of its Affiliates or Subsidiaries, provided that:

                      (A) such Affiliate or Subsidiary, if not wholly-owned directly or indirectly by the transferor, is not a Competitor; and

                      (B) in the case of HSBC or any subsequent assignee of its interest, the Affiliate or Subsidiary to which shares of the Corporation are being transferred shall be a resident of Canada, the United States, Finland, Belgium, Holland, Hong Kong or the United Kingdom for purposes of applicable taxation and securities laws; and

       (tt) "PERSON" - means an individual, partnership, unincorporated association, organization, syndicate, corporation, trust and a trustee, executor, administrator or other legal or personal representative;

       (uu)   "PIGGYBACK REGISTRATION" - has the meaning given to such term in
              Section 13.2 and in Section 14.2;

       (vv) "PLACE OF CLOSING" - means the offices of the solicitors for the purchaser in the subject transaction or such other place as may be agreed to in writing by the vendor and the purchaser in the subject transaction;

       (ww) "PRINCIPAL" - means: (i) with respect to any Shareholder which is not an individual or a Strategic Partner or the Founding Shareholder, the employee, director or officer of the Corporation or its Subsidiaries who (together with his or her Immediate Family) controls the Shareholder; and (ii) with respect to those Affiliates and Subsidiaries of the following Shareholders to which securities of the Corporation are issued or transferred from time to time, the particular

              Shareholder of which the subscriber or transferee is the Affiliate or Subsidiary: the Founding Shareholder, BMO, BAC, CSTC, Sonera, WFC, FTV1, FTV2 and HSBC; and, for greater certainty, Citicorp is the Principal of CSTC;

       (xx) "PRIME BANK RATE" - the commercial lending rate of interest, expressed as an annual rate, which Bank of Montreal quotes in Toronto as the reference rate of interest from time to time (commonly known as "prime") for the purpose of determining the rate of interest that it charges to its commercial customers for loans in Canadian funds;

       (yy)   "SECURITIES ACT" - means the SECURITIES ACT (Ontario);

       (zz) "SHAREHOLDER" - means the Founding Shareholder, BMO, BAC, CSTC, Sonera, WFC, FTV1, FTV2 and HSBC, the Management Shareholders, Non-Employee Directors and the Employee Shareholders and any other person who becomes a shareholder of the Corporation and whose holding is permitted in accordance with the terms hereof, in each case so long as they are shareholders of the Corporation; and "SHAREHOLDERS" shall have a corresponding meaning;

       (aaa) "SHARES" or "SECURITIES" - means all shares, options (including without limitation the Options) warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation, unlimited liability company, partnership, limited partnership or equivalent entity, whether voting or non-voting or participating or non-participating, or any securities, bonds, notes, debentures or other evidences of indebtedness that are convertible into or exchangeable for any of the foregoing;

       (bbb) "STOCK OPTION PLAN" - means the stock option plan of the Corporation adopted as of September 15, 1997, as amended or replaced from time to time in accordance with the provisions hereof, which currently provides for the granting of options to acquire up to 1,000,000 Common Shares (subject to adjustment in accordance with the terms thereof), and in respect of which the Board of Directors has authorized an amendment or supplementary plan in respect of 250,000 equity shares;

       (ccc) "STRATEGIC PARTNER" - means, so long as they or any of their Permitted Transferees is a Shareholder, each of BMO, BAC, CSTC, Sonera, WFC, FTV, HSBC and such other persons as may become Shareholders from time to time in accordance with the provisions of Section 4.2(e) (not to exceed three of such additional Strategic Partners) provided that such other entity or organization has a significant customer base to which the products and/or services of the Business or any part thereof could be marketed or such entity or organization provides products and/or services which are within the scope of the Business or complementary thereto, all in the opinion of the Board of Directors, acting reasonably and in good faith having regard to the best interests of the Corporation;

       (ddd) "STRATEGIC PARTNER DEMAND REGISTRATION" - has the meaning ascribed to it in Section 14.1;

       (eee) "SUBSIDIARY" - means an incorporated body wherever or however incorporated (a "body corporate") that is a "SUBSIDIARY" of another body corporate. A body corporate shall be considered a subsidiary of another body corporate if, but only if:

              (i)     it is controlled (as defined in Section 1.1(c)(ii)) by:

                      (A)    that other body corporate, or

                      (B) that other body corporate and one or more bodies corporate each of which is controlled by that other body corporate, or

                      (C) two or more bodies corporate each of which is controlled by that other body corporate; or

              (ii) it is a subsidiary of a body corporate that is a subsidiary of that other body corporate;

       (fff) "TIME OF CLOSING" - means the time of day agreed to in writing by the vendor and the purchaser in the subject transaction on the date established for completing the subject transaction in accordance with the provisions of this Agreement; and

       (ggg) "VOTING SECURITIES" - means securities, other than debt securities, carrying a voting right to elect directors generally either under all circumstances or under stated circumstances that have occurred and are continuing.

1.2           CURRENCY.

              Unless otherwise provided for herein, all dollar amounts referred to or payments contemplated herein are stated in or shall be paid in Canadian funds (as the case may be). Payments contemplated herein shall be in cash or by certified cheque or bank draft drawn on a reputable financial institution or by wire transfer.

1.3           INTERPRETATION.

              The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

              The word "including" used in this Agreement means "including without limitation" and the word "includes" used in this Agreement means "includes, without limitation". Expressions such as "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions shall be construed as referring to this Agreement in its entirety and not only to the particular Article, Section, Subsection or clause in which such word or words appear. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections and clauses are to Articles, Sections, Subsections and clauses of this Agreement.

1.4           GOVERNING LAW/SUBMISSION TO JURISDICTION.

              This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (excluding any conflict of laws rule or principles that might refer such construction to the laws of another jurisdiction) and shall be treated, in all respects, as an Ontario contract. The parties hereto submit to the exclusive jurisdiction of the courts of the Province of Ontario. In any such dispute, subject to the provisions of Section 4.9, the parties shall act reasonably and in good faith with a view to having such dispute heard by a judge of the Commercial List of the Ontario Superior Court of Justice.

1.5           NUMBER AND GENDER.

              In this Agreement, the use of the singular number shall include the plural and vice versa, the use of gender shall include the masculine, feminine and neuter genders.

1.6           COMPUTATION OF TIME.

              When calculating the period of time within which or following which any act is required or permitted to be done, notice given or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next following business day.

1.7           STATUTORY REFERENCES.

              Unless otherwise indicated, any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto and all rules and regulations promulgated thereunder.

1.8           EFFECT ON MANAGEMENT.

              To the extent that this Agreement specifies that any matters may only be or shall solely be dealt with or approved by or shall solely require action by the Shareholders, the discretion and powers of the directors of the Corporation to manage and to supervise the management of the business and affairs of the Corporation with respect to such matters are correspondingly restricted.

1.9           RIGHTS AND OBLIGATIONS OF TRANSFEREES.

              If shares of the Corporation are transferred by a Shareholder to one or more Permitted Transferees, such transferee(s) together with the original Shareholder (should it or he retain any Common Shares), acting unanimously, shall be entitled to exercise all rights of such Shareholder hereunder, subject to the direction of the original Shareholder. For greater certainty, any provision of this Agreement referring to or contemplating shares held by, or the number of shares held by, a Shareholder shall (without duplication) be deemed to include a reference to shares held by, or the aggregate number of shares held by, the particular Shareholder and the members of its Immediate Family (or, in the case of BMO, BAC, CSTC, Sonera, WFC, FTV1,

FTV2 or HSBC, their respective Permitted Transferees), or in the case of the Founding Shareholder, all of its Permitted Transferees together with all of the members of the Founding Shareholder (and, to the extent applicable, their respective Permitted Transferees) in each case who are Shareholders, and for further certainty such aggregation shall apply for purposes of matters dealing with rights and obligations to vote, purchase or sell shares as contemplated herein.

1.10          SHARE REFERENCES.

              Any reference to shares of the Corporation means shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Agreement and any additional shares of the Corporation which may hereafter be created or issued; provided that in the event of a subdivision, redivision, reduction, combination or consolidation of the shares of the Corporation, then a reference to shares of the Corporation shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation.

1.11          SEVERABILITY.

              If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

1.12          TERMINATION.

              This Agreement shall terminate upon:

       (a) the written agreement of each of the Founding Shareholder, the Strategic Partners and, if such termination would reasonably be expected to have a material adverse effect on them, the Management Shareholders;

       (b) the dissolution or bankruptcy of the Corporation or the making by the Corporation of an assignment or the commencing of a proceeding by the Corporation under the provisions of the BANKRUPTCY AND INSOLVENCY ACT (Canada), the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) or any similar legislation related to bankruptcy, insolvency or other relief for debtors applicable in Canada, provided that the provisions of Article 17 of this Agreement shall survive any termination of this Agreement pursuant to this Section 1.12(b);

       (c) one person becoming the beneficial owner of all of the outstanding Common Shares and securities convertible into or exercisable for Common Shares, provided that the provisions of Article 17 shall survive any termination of this Agreement pursuant to this Section 1.12(c) resulting from a transaction pursuant to Article 8,
              Article 10 and Article 15; or

       (d)    an Initial Public Offering, provided that the provisions of
              Article 13, Article 14 and Article 17 of this Agreement shall survive any termination of this Agreement pursuant to this
              Section 1.12(d).

1.13          AMENDMENTS AND WAIVERS.

              This Agreement may be amended with the prior consent in writing, duly executed, of: (i) the Founding Shareholder; (ii) each of the Strategic Partners; and (iii) if such amendment would reasonably be expected to prejudice their rights hereunder, the Management Shareholders.

              Notwithstanding the immediately preceding paragraph, this Agreement may also be amended for the purposes of reflecting the admission of a new Strategic Partner as a Shareholder of the Corporation (for greater certainty, pursuant to Section 1.18 or where such admission has been duly approved in accordance with the provisions of Sections 4.2(d)(iv) and 4.2(e)).

              The settlement of the required amendments to this Agreement in this regard shall take place in accordance with the following provisions and shall require the written consent of those Strategic Partners and, if applicable, the Founding Shareholder, as shall have approved the admission of the incoming Strategic Partner, or in the case of Section 1.18, by the Founding Shareholder together with a majority in number of the Strategic Partners (in each case, collectively, the "Admitting Parties"), provided, however, that any amendments to this Agreement that are not Consequential Amendments (as defined below) shall require approval in accordance with the first paragraph of this Section 1.13.

              In this regard, amendments to this Agreement may be made: (i) to afford the new Strategic Partner with rights and subject it to obligations comparable in all material respects with those applicable generally to the existing Strategic Partners; or (ii) which are consequential to the admission of a new Strategic Partner; or (iii) to reflect then existing rights and obligations provided specifically for the benefit for (and subject to waiver by) a particular Strategic Partner (such as, for example, the ability to restrict transfers and issuances of Common Shares to competitors of the particular Strategic Partner). In addition, changes may be made at the request of the proposed new Strategic Partner which are non-material and which cannot reasonably be considered adverse to the interests of the Founding Shareholder and the existing Strategic Partners. The amendments contemplated by this paragraph are referred to, collectively, as the "Consequential Amendments".

              Any such Consequential Amendments to the Agreement shall be prepared by the Founding Shareholder and circulated in draft to each of the Strategic Partners for their review and comment and such parties shall work together and use all reasonable commercial efforts, acting reasonably and in good faith, to settle the form and substance of the amended and restated Agreement so that the final form thereof accommodating the entry of the new Strategic Partner can be delivered by the Founding Shareholder to each of the Strategic Partners and, if required, to the other Shareholders (other than Employee Shareholders) and the voting trustee for the Employee Shareholders for their execution by no later than the 15th business day after the circulation of the preliminary draft thereof. In the event that any such Shareholder (other than those Strategic Partners who have approved the admission of such new Strategic Partner) fails to sign and return to the Founding Shareholder the final form of amended and restated Shareholders' Agreement by no later than the 15th business day after the delivery thereof, then, without prejudice to any other rights which it may have, the Admitting Parties (or their designated representative) shall be deemed to have been irrevocably appointed by such Shareholders which shall not have signed and returned their Agreements as their attorney in that behalf in accordance with the POWERS OF ATTORNEY ACT (Ontario). The parties hereto acknowledge and agree that such power of attorney is a power coupled with an interest, given for consideration, and cannot be revoked without the consent of the other parties hereto. For greater certainty, the parties hereto acknowledge and agree that such power of attorney does not apply to and is not applicable to those Strategic Partners which approved the admission of the new Strategic Partner.

              With respect to any provision of this Agreement prohibiting the transfer or issuance of shares to a particular person in the circumstances solely because such person is a "Competitor of BMO", a written waiver from BMO shall be sufficient to permit the particular transaction and such waiver
shall be binding on the parties hereto.   Further, if at any time none of BMO
or its Affiliates or Subsidiaries are Shareholders, all references to "Competitor of BMO" herein shall be deleted and this Agreement shall be deemed to have been duly amended and restated to reflect such deletions.

1.14          ACCOUNTING AND AUDITING.

              Subject to the provision of Section 5.2, all accounting and financial records of the Corporation shall be prepared in accordance with GAAP applied consistently during the periods covered thereby. The accounting and financial records of the Corporation shall be kept in Canada. The Corporation also agrees to make available to any Governmental Authority entitled thereto, including OSFI, at all times, the accounting and financial records of the Corporation.

1.15          SHAREHOLDER REGULATORY REQUIREMENTS.

              The parties hereto desire to at all times comply in all respects with all Applicable Law, including the requirements of Applicable Law that apply specifically to a particular Shareholder as a result of the nature of its business or the governmental licenses or permits that it holds to carry on such business (for greater certainty and for purposes of illustrative example, including the Bank Act and the regulations thereunder as well as the applicable guidelines, recommendations and directions of OSFI, as these relate to BMO). Also, for greater certainty, the parties hereto shall cause the Corporation to carry on primary activities consistent with an "information services corporation" (within the meaning given to such term in the Bank Act) until such time as the characterisation of the Corporation as an "information services corporation" is no longer required as a prerequisite for any Shareholder, that is subject to the Bank Act, to hold the number of Common Shares that it holds directly or indirectly.

              In the event of: (i) a change in Applicable Law or the application thereof by the applicable Governmental Authority; or (ii) a change in the nature or geographic extent of the Corporation's business as then carried on or proposed to be carried on; or (iii) a change or proposed change in the identity of one or more of the Shareholders; or (iv) such other facts concerning the Corporation exist (including, without limitation, any proposed action on the part of the Corporation), in any case such that the Founding Shareholder, BMO, BAC, CSTC, Sonera, WFC, FTV1, FTV2 or HSBC would no longer be permitted, pursuant to Applicable Law, to maintain all or part of their respective shareholdings in the Corporation (directly or through their respective Affiliates or Subsidiaries), the Corporation and the affected Shareholder shall meet to consider whether the indicated Applicable Law would in fact apply to the proposed course of action, to consider the impact of such Applicable Law to the Corporation and to the affected Shareholder and to consider whether there are any reasonable alternatives to the proposed course of action available (and whether these can be implemented in a timely fashion having regard to the needs of the Corporation and the affected Shareholder).

              In this regard, the affected Shareholder shall be obligated to pursue in good faith, using commercially reasonable efforts and on a timely basis and at its sole expense, all reasonable alternatives and potential solutions available to it, including, without limitation: (i) restructuring the manner in which its interest in the Corporation is held; (ii) seeking to obtain all necessary licenses, permits, consents, notices, approvals, filings, certificates, registrations and/or authorizations of, by and/or with any Governmental Authority necessary and/or required to be obtained by, or issued or granted to, such Shareholder and seeking other regulatory approvals and/or guidance; and (iii) seeking the assistance of other members of its corporate group.

              If, notwithstanding the foregoing, the affected Shareholder determines, acting reasonably and in good faith and otherwise in accordance with this Section 1.15, that the action in question cannot be implemented in a manner that results in the affected Shareholder remaining in compliance with Applicable Law, then the Corporation shall not pursue the action in question unless and until the required regulatory approval is obtained or the action can otherwise be implemented in accordance with the requirements of Applicable Law.

              In this regard, the parties hereto covenant and agree to act in good faith in attempting to find a mutually acceptable solution (including, if applicable, making such additions or changes to the rights and obligations of the parties pursuant to this Agreement as shall result in an equitable treatment of all parties having regard to their relative rights and obligations as of the date hereof).

              Each Shareholder shall be solely responsible for monitoring legal developments specifically applicable to the operation of its business, interpreting Applicable Law, determining the requirements for compliance with such Applicable Law and identifying changes thereto. Further, each Shareholder covenants and agrees to respond, on a timely basis having regard to the Corporation's needs, to inquiries from the Corporation as to the ability of the Corporation to pursue a specified action in light of the requirements of Applicable Law as it relates to the particular Shareholder. In this regard such Shareholders shall, upon request by the Corporation, provide the Corporation with designated contact officers who possess or have direct access to the expertise and internal authority required for the purposes of this Section 1.15.

1.16          REFERENCES TO AGREEMENTS.

              Unless otherwise indicated, all references herein to any agreement or instrument mean such agreement or instrument as amended, modified, varied, restated or replaced from time to time with the written agreement of the parties thereto.

1.17          SPECIAL PROVISIONS RELATING TO THE FOUNDING SHAREHOLDER

       (a) EFFECT OF TERMINATION OF EMPLOYMENT OF GREG WOLFOND. Notwithstanding anything to the contrary in this Agreement, if the Strategic Partners elect to approve of Material Decision 1.1(mm)(x), or if the employment of Greg Wolfond as Chairman and Chief Executive Officer of the Corporation terminates as a result of his voluntary resignation or his death or otherwise, then the following provisions shall apply to the unique rights held by the Founding Shareholder:

              (i) the Founding Shareholder shall be entitled to nominate a member of the Board of Directors in accordance with
                      Section 4.2(a)(i)(A)(1), until the Founding Shareholder has disposed of all of its Common Shares;

              (ii) the Founding Shareholder shall CEASE to be entitled to nominate members of the Board of Directors in accordance with Section 4.2(a)(i)(C), and thereafter the Shareholders shall appoint such directors by a majority vote, provided that such directors shall be Independent Directors;

              (iii) Greg Wolfond shall CEASE to be entitled to exercise his authority to select the senior management team of the Corporation and its Subsidiaries and Affiliates, to set their compensation, or to be included in and to designate any member of the Compensation Committee, in each case as contemplated by and in accordance with
                      Section 5.1; and thereafter, the Board of Directors shall have all such authority;

              (iv) The Founding Shareholder shall CEASE to be entitled to select candidates for nomination as Independent Directors pursuant to Section 4.2(a)(i)(B), instead the candidates for nomination as Independent Directors shall be selected by a majority of the Strategic Partners;

              (v) Category 3 Material Decisions shall no longer be subject to the approval mechanism set out in Section 4.2(d)(iii), and thereafter, such Material Decisions shall be implemented with the approval by majority vote at a duly convened meeting of the Board of Directors and the written consent of Shareholders holding more than 50% of the issued and outstanding Common Shares, subject to proviso (B) of the last sentence of such
                      Section 4.2(d)(iii), which shall remain applicable;

              (vi) any reference to the Founding Shareholder in Section 4.2(e)(i) (bringing in a new Strategic Partner) shall be replaced by a reference to the Board of Directors; and

              (vii) as provided in Section 15.4 ("Termination of Employment of Greg Wolfond"), there shall be no restriction on the time before which the Founding Shareholder may pursue the sale of its shares, and there shall be no "drag along rights" for the Founding Shareholder or "tag along rights" for the benefit of the other Shareholders (pursuant to Article 8 or Article 10).

              All other rights hereunder of the Founding Shareholder and Greg Wolfond personally, including, without limitation: (a) the Founding Shareholder's right to vote the Common Shares held by Employee Shareholders; (b) the Founding Shareholder's right to pledge, transfer or otherwise deal with its Common Shares; and
              (c) the Founding Shareholder's rights as a Shareholder, including its pre-emptive rights and registration rights, shall remain unchanged.

       (b) FOUNDING SHAREHOLDER HOLDS LESS THAN 800,000 COMMON SHARES. Notwithstanding anything to the contrary in this Agreement, in the event that the Founding Shareholder and each Permitted Transferee thereof, ceases to hold at least 800,000 equity shares of the Corporation:

              (i) the right of the Founding Shareholder to vote the Common Shares of the Employee Shareholders provided for in Section 4.7 shall be terminated and each Shareholder shall be entitled to vote the shares registered in his/her name; and

              (ii) the Agreement shall be deemed to have been amended to provide that the amendments contemplated in Paragraph 1.17(a)(v) shall also apply.

       (c) FOUNDING SHAREHOLDER NO LONGER HOLDS ANY COMMON SHARES. Notwithstanding anything to the contrary in this Agreement, in the event that the Founding Shareholder and each Permitted Transferee thereof, ceases to hold any equity securities of the Corporation, all of the provisions hereof conferring unique rights upon the Founding Shareholder and/or Greg Wolfond personally, shall be deemed to be amended to delete such rights and any reference to the Founding Shareholder. However, for greater certainty, any rights that have accrued in favour of the Founding Shareholder or Greg Wolfond immediately prior to or upon such final disposition (for example, rights to reimbursement of expenses and rights to indemnification) and any rights in respect of a breach or non-compliance with the provisions hereof shall continue in favour of the Founding Shareholder and Greg Wolfond. In replacement for such Founding Shareholder powers, the Agreement shall be deemed to have been amended to provide that the amendments contemplated in Paragraph 1.17(a) shall also apply.

1.18 SPECIAL PROVISIONS RELATING TO THE RIGHTS ATTACHING TO THE COMMON SHARES SOLD BY THE FOUNDING SHAREHOLDER

              In the event that the Founding Shareholder sells any of the equity securities of the Corporation to a Person (including, for greater certainty, a Strategic Partner) that is not a member of the Founding Shareholder (the "Purchaser"), no unique rights of the Founding Shareholder, as provided in this Agreement, shall be conferred upon such Purchaser, except that the Founding Shareholder shall be entitled to assign its registration rights relating to the shares of the Corporation being sold (without prejudice to the registration rights attaching to the shares that the Founding Shareholder continues to hold), provided, however, that the Founding Shareholder Demand Registration rights may only be assigned in whole, and not in part, and the Founding Shareholder shall not retain any part of the Founding Shareholder Demand Registration rights once they have been assigned.

              The Purchaser shall, for the purposes hereof, be deemed to be, and shall otherwise be treated as, a Strategic Partner if it acquires at least 5% of the issued and outstanding Common Shares in the transaction or series of related transactions pursuant to which such Purchaser first becomes a Shareholder (inclusive of all of the Common Shares acquired from other Shareholders). For greater certainty, the Purchaser shall be treated as a new Strategic Partner for purposes of any right to nominate a director of the Corporation as such right exists on the date of the acquisition which makes the Purchaser a new Strategic Partner (I.E. as at August 2, 1999, the Purchaser shall be entitled to appoint a nominee to the Board of Directors if it holds no less than 10% of the issued and outstanding Common Shares). If the Purchaser does not acquire at least 5% of the issued and outstanding Common Shares, as contemplated above, then the Purchaser shall, for the purposes hereof, be treated as if it is a Management Shareholder.

1.19          SPECIAL PROVISIONS RELATING TO FTV

       (a) The parties hereto acknowledge and agree that for all purposes herein, FTV1 and FTV2 shall, collectively, be considered to be a single Strategic Partner and shall be jointly and severally liable for their compliance with the terms hereof.

       (b) For purposes of simplifying the administration of the Corporation and to enable the other Shareholders to deal with FTV1 and FTV2 collectively with respect to those provisions hereof contemplating or allowing for the approval, consent, waiver or other exercise of rights by FTV as a Strategic Partner, or by FTV1 or FTV2 in its capacity as a Shareholder or for purposes of the delivery of Notices to or by FTV (or either of FTV1 or FTV2):

              (i) each of FTV1 and FTV2 hereby appoints Financial Technology Management, L.L.C. as its voting trustee in respect of all of the Common Shares (the "Subject Shares") which are now owned by either FTV1 or FTV2 or are acquired by either of them from time to time hereafter. Financial Technology Management, L.L.C. shall be entitled, by its authorized representative, proxy or attorney to exercise all voting rights pertaining to the Subject Shares and to otherwise represent FTV (including the members thereof) in connection with initiating, taking part and consenting to any action of the Corporation or other matter concerning the Subject Shares contemplated hereunder or any matter for which the waiver, consent, approval or other action on the part of FTV (including any member thereof) is required or permitted or otherwise contemplated herein and shall be entitled, in its sole and unfettered discretion, to make all decisions relating to the business and affairs of the Corporation and to communicate to the other Shareholders its' decisions on behalf of FTV (including any member thereof);

              (ii) the Shareholders, other than FTV1 and FTV2, may rely on, and accept any decisions and/or instructions communicated verbally or in any other manner whatsoever by Financial Technology Management, L.L.C. on behalf of FTV, without further inquiry with FTV1 and FTV2;

              (iii) in furtherance of the foregoing, FTV1 and FTV2 shall from time to time and at all times during the term of this Agreement (including upon a replacement of their voting trustee as contemplated by Section 1.19(b)(iv)) put in place voting trusts and other arrangements as shall be reasonably requested by the Corporation, including the execution and delivery of appropriate instruments of proxy or powers of attorney, to enable or facilitate the exercise of any and all such powers given to the Financial Technology Management, L.L.C. under this Section 1.19 or otherwise for purposes of enabling the collective administration of the aggregate shareholding of FTV with respect to the Corporation, as contemplated herein; and

              (iv) FTV1 and FTV2 may collectively designate by notice in writing to the other Shareholders and the Corporation a replacement for Financial Technology Management, L.L.C. as its voting trustee and the other Shareholders and the Corporation shall be entitled to rely upon and accept any decisions and/or instructions communicated verbally or in any other manner whatsoever by such replacement (at any time after the effective date of such notice).

For purposes of any provision herein pursuant to which FTV is offered the right or is subjected to the obligation to subscribe for shares or other securities of the Corporation, the following provisions shall be applicable:

              (i) unless otherwise allocated among FTV1 and FTV2 by agreement between them prior to the time fixed for closing, they shall purchase and the Corporation shall issue or the Shareholder in question shall sell to FTV1 and FTV2, such shares or other securities at the relevant time in the ratio of 27.0122 to one; and

              (ii) for purposes of any provision of this Agreement referring to the number of shares or other securities of the Corporation held by FTV, the respective holdings of FTV1 and FTV2 (together with the holdings of their respective Permitted Transferees) shall be aggregated for purposes of such reference.

Notwithstanding anything to the contrary contained in this Agreement, all notices, consents, waivers, communications or other documents or instruments required or permitted by the terms hereof to be given by the Corporation or any other Shareholder to FTV1 and/or FTV2 shall be deemed to be properly given and binding on them if the Notice is given to Financial Technology

Management, L.L.C. (or any replacement voting trustee, as applicable) in accordance with Section 19.2. Any Notice to be given by one or more of FTV1 and FTV2 to the Corporation or to one or more of the other Shareholders shall be deemed to be properly given and binding on such Shareholder if the Notice is given by Financial Technology Management, L.L.C. on behalf of such Shareholder in accordance with Section 19.2.

1.20          SPECIAL PROVISIONS RELATING TO THE HSBC WARRANT

       (a) For the purposes of Article 6 (Restrictions on Transfers of Shares) and Article 7 (Restrictions on Indirect Transfers of the Corporation), any reference to HSBC's shares or securities of the Corporation shall be deemed to include the HSBC Warrant or the Common Shares issuable under the HSBC Warrant.

       (b) For the purposes of those provisions in this Agreement not contained in Article 6 and Article 7, any reference to HSBC's shares or securities of the Corporation shall be deemed not to include the HSBC Warrant or the Common Shares issuable under the HSBC Warrant unless and until the HSBC Warrant has been exercised and the underlying Common Shares thereunder have been issued to HSBC.

       (c) Notwithstanding any of the provisions of the HSBC Warrant, the parties hereto covenant and agree that any waiver of any term or provision of the HSBC Warrant or any amendment, supplement or other modification of or to the HSBC Warrant, shall only be made with the prior written consent of the Corporation and all of the Strategic Partners together with the Founding Shareholder and until such written consent is obtained, any such waiver, amendment, supplement or other modification shall be of no force or effect. Notwithstanding the general provisions of this Section 1.20(c), the decision to extend the term of the HSBC Warrant shall be a Category 3 Material Decision provided that: (i) if such term extends or could extend (including as a result of subsequent events) beyond the date which is 10 business days prior to the time or period in or under which BMO has the entitlement, or is entitled, to exercise its rights pursuant to Section 11.5 hereof (Special Provisions Relating to BMO's Pre-Emptive Right), then any such extension shall, in addition, require the implementation of binding contractual arrangements in favour of BMO which protect and maintain BMO's rights pursuant to Section 11.5 that would or could be prejudiced by such extension; and (ii) if such term extends beyond March 31, 2000 then any such extension shall require the prior written consent of the Founding Shareholder and all Strategic Partners. Any such extension shall not be effective and shall have no force or effect until such required arrangements are entered into or consent is obtained. The Corporation covenants and agrees that following the exercise of HSBC's rights under the HSBC Warrant, it shall give written notice in this regard forthwith to BMO.

                                     ARTICLE 2
                          TERMINATION OF PRIOR AGREEMENTS

2.1 AMENDMENT AND RESTATEMENT OF OCTOBER 19, 1999 UNANIMOUS SHAREHOLDERS' AGREEMENT/TERMINATION OF PRIOR AGREEMENTS.

              This Agreement amends and restates the October 19, 1999 Unanimous Shareholders' Agreement. All prior agreements among some or all of the parties hereto regarding the organization and affairs of the Corporation and/or the sale of any Shareholder's Common Shares or securities of the Corporation under certain circumstances, whether written or oral, are hereby terminated including, without limitation, the letter of intent between the Corporation, Blue Sky and BMO dated March 9, 1998, the letter of intent between the Corporation and Bank of America National Trust & Savings Association dated December 21, 1998, the Confidential Term Sheet among the Corporation, CSTC and Sonera dated June 24, 1999, the Confidential Term Sheet between the corporation and an Affiliate of WFC dated September 28, 1999, as well as the April 1998 Unanimous Shareholders' Agreement.

                                     ARTICLE 3
                                     WARRANTIES

3.1           SHAREHOLDERS.

              Each Shareholder warrants that, as at the date hereof, and acknowledges that the other Shareholders are relying upon such warranties in entering into this Agreement:

       (a) such Shareholder is the registered and beneficial owner of that number of issued and outstanding Common Shares or securities representing the right to acquire Common Shares as set out in Appendix "A" to this Agreement;

       (b) except as provided in this Agreement, the Common Shares legally and beneficially owned by such Shareholder are free and clear of all claims, liens, security interests and encumbrances whatsoever and, except as provided pursuant to the Stock Option Plan and, except as provided in this Agreement (including Appendix "A" hereto), such Shareholder has not entered into, or become bound by, any other agreement or option or right capable of becoming an agreement for the purchase of any shares;

       (c) except for BAC, CSTC, Sonera, WFC, FTV and HSBC such Shareholder is not a non-Canadian within the meaning of the INVESTMENT CANADA ACT (Canada); and

       (d) except for BAC, CSTC, Sonera, WFC, FTV and HSBC such Shareholder is not a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada).

              Each Shareholder covenants and agrees that if, in connection with the business of the Corporation, or in connection with a share transaction permitted by this Agreement, the Corporation or a Shareholder, acting reasonably, so requests, the Shareholders will deliver written updates of such representations (including with respect to BAC, CSTC, Sonera, WFC, FTV and HSBC as to their status under the INVESTMENT CANADA ACT, or any other statute).

              Citicorp hereby represents and warrants and acknowledges that the other Shareholders are relying upon such representation and warranty in entering into this Agreement, that as at the date hereof CSTC is an indirect wholly-owned Subsidiary and that Citicorp is contracting herein: (I) as the Principal of CSTC (and as the Principal of any other Affiliate of Subsidiary of Citicorp or CSTC to which shares of the Corporation may subsequently be issued or transferred); and (II) for the purposes contemplated in Article 18.

3.2           SHAREHOLDERS WHICH ARE CORPORATE OR OTHER ENTITIES.

              Each Shareholder which is not an individual further warrants that, at the date hereof, and acknowledges that the other Shareholders are relying upon such warranties in entering into this Agreement:

       (a) such Shareholder is a corporation duly incorporated, or partnership or other entity duly formed, and in any case validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in each jurisdiction in which it carries on business;

       (b) such Shareholder has all necessary power, authority and approval to enter into this Agreement and to perform its obligations hereunder;

       (c) all necessary action has been taken by such Shareholder to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder enforceable against it in accordance with its terms; and

       (d) neither the execution and delivery of this Agreement by such Shareholder, nor the performance of its obligations hereunder, will conflict with or result in the violation, contravention or breach of, or any default under, any of the terms or provisions of the constating documents or by-laws of such Shareholder or of any agreement, obligation, contract, commitment, law or regulation to which such Shareholder is a party or by which it is bound.

3.3           THE CORPORATION.

              The Corporation warrants and acknowledges that the Shareholders are relying upon such warranties in entering into this Agreement that, as at the date hereof:

       (a) the Common Shares and other securities of the Corporation listed in Appendix "A" hereto are the only issued and outstanding Common Shares or securities of the Corporation;

       (b) except for the Options and except as otherwise provided in this Agreement or the HSBC Warrant no person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued Common Shares or any other securities of the Corporation;

       (c) the Corporation has all necessary corporate power, authority and approval to enter into this Agreement and to perform its obligations hereunder;

       (d) all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and this Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms; and

       (e) neither the execution and delivery of this Agreement by the Corporation, nor the performance of its obligations hereunder, will conflict with or result in the violation, contravention or breach of, or any default under, any of the terms or provisions of the constating documents or by-laws of the Corporation or of any agreement, obligation, contract, commitment, law or regulation to which the Corporation is a party or by which it is bound.

3.4           QUALIFICATION OF REPRESENTATIONS AND WARRANTIES.

              Any representation or warranty made by a party hereto as to the enforceability of any agreement against such party is subject to the following qualifications:

       (a) specific performance, injunction and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and

       (b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other laws generally affecting enforceability of creditors' rights.

                                     ARTICLE 4
                               PROVISIONS FOR CONTROL

4.1           UNANIMOUS SHAREHOLDERS' AGREEMENT.

              It is the intention of the Shareholders that this Agreement operate, constitute and be construed as a "unanimous shareholders' agreement" for purposes of the Act, and the Shareholders agree that they shall be accorded, and be subject to, all rights and obligations attendant upon entering into such a "unanimous shareholders' agreement". Each of the Shareholders agrees to vote and act at all times as a shareholder of the Corporation, and in all respects to use its best efforts to take all such steps as may be reasonably within its power so as to cause the Corporation to act, in the manner contemplated by the provisions of this Agreement and to implement, to their full extent, the provisions of this Agreement and, to the extent permitted by Applicable Law, to cause its respective nominees as a director of the Corporation to so act. Each party hereby acknowledges that all acts taken by any director of the Corporation which accords with the intent of this Agreement shall be considered by the parties hereto to be acts undertaken in the best interests of the Corporation.

4.2           CORPORATE GOVERNANCE MATTERS.

              The Shareholders shall cause such meetings of the Corporation to be held, votes cast, resolutions passed, by-laws enacted, documents executed and all things and acts done to ensure the following continuing arrangements with respect to the operation and control of the Corporation:

       (a)    (i)     Prior to an Initial Public Offering, the affairs of the
                      Corporation shall be managed by a Board of Directors
                      (the size of which is currently 11, but is subject to change in the circumstances described in Section
                      1.1(mm)(vii), and otherwise in accordance with the provisions of Section 4.2(d)(ii)) which shall at all times consist of:

                      (A)    One nominee of each of:

                             (1) subject to the provisions of Section 1.17, the Founding Shareholder (regardless of the level of its shareholdings in the Corporation),

                             (2) those of the Strategic Partners as at August 2, 1999 which hold at the relevant time at least 4% of the issued and outstanding Common Shares, or 3% for those Strategic Partners as at August 2, 1999 who have never sold or otherwise disposed of any Common Shares (other than to a Permitted Transferee), and

                             (3) those of the Strategic Partners which became or become Strategic Partners after August 2, 1999 and which hold at the relevant time at least 10% of the issued and outstanding Common Shares;

                      (B) two directors selected by a majority of the Strategic Partners from a list of five potential candidates proposed in good faith by the Founding Shareholder on the basis that they would be Independent Directors; and

                      (C) the balance of the number of directors from time to time shall be selected by the Founding Shareholder from members of the Management Team.

                      For greater certainty, all of the Shareholders covenant and agree to vote their shares of the Corporation for the election of the nominees of each of the Strategic Partners and the Founding Shareholder as contemplated above.

              (ii) Should any vacancy occur on the Board of Directors, the Shareholders shall be given prompt notice of such event by the General Counsel of the Corporation, in accordance with the notice provisions herein, and such vacancy shall be filled forthwith by the appointment of a nominee or nominees by the Shareholder(s) who shall have appointed the former director who was not re-elected or whose resignation or removal caused the vacancy. Until such vacancy is filled, the Board of Directors shall not transact any business or exercise any of its powers or functions, save and except as may be necessary to appoint such new director(s) and/or preserve the business and assets of the Corporation. Provided that if a replacement director is not appointed as aforesaid within 15 days of the date of the General Counsel's notice of such vacancy occurring, thereafter the directors then in office shall be entitled to transact business and exercise all of the powers and functions of the Board of Directors and, further, for the purposes of this Agreement, the unanimous decision of the directors then in office shall constitute the unanimous decision of all of the directors of the Corporation until such time as the replacement director(s) is properly appointed and a decision of a majority (or specified supermajority) of the directors then in office shall constitute a majority (or specified supermajority) decision of all of the directors of the Corporation until such time as the replacement director(s) is properly appointed.

              (iii) For greater certainty and notwithstanding any provision of the By-laws of the Corporation to the contrary, no director or directors who are nominees of a Strategic Partner or of the Founding Shareholder, as the case may be (as provided in Section 4.2(a)(i)), may be removed from the Board of Directors except in compliance the provisions of Section 4.2(a)(i) or, if otherwise, with the consent of the Shareholder(s) which shall have so nominated them. Shareholder(s) shall replace the nominee(s) they are entitled to appoint if such nominees are no longer eligible to serve as a director pursuant to the Act or other Applicable Law. Provided, however, that if a Shareholder shall cease to be entitled to appoint one or more nominees who are then members of the Board of Directors, it shall forthwith cause the resignation or removal of such nominee(s) to which it is no longer entitled.

              (iv) The Corporation shall at all times comply with Section 118(3) of the Act, to the extent that such section is applicable to the Corporation, which requires that a majority of the directors of the Corporation shall be resident Canadians; and in furtherance thereof, each of the Founding Shareholder and BMO agrees that its nominee on the Board of Directors shall at all times be a resident Canadian. In the event that any of such nominees is no longer a resident Canadian, then the Founding Shareholder or BMO, as the case may be, shall forthwith cause its nominee on the Board of Directors to resign and nominate a director who is a resident Canadian. If the Founding Shareholder or BMO, as the case may be, does not appoint a resident Canadian as a replacement nominee director within 15 business days, the Shareholders shall be entitled to temporarily appoint a resident Canadian director, from a list of nominees tabled by the Founding Shareholder, until such time as the Founding Shareholder or BMO, as the case may be, nominates a resident Canadian as its representative on the Board of Directors and the Shareholders appoint such nominee to the Board of Directors.

       (b) The officers of the Corporation, until changed in accordance with Section 5.1, shall be:

                    Chairman of the Board and      Gregory Wolfond
                    Chief Executive Officer

                    President, General Counsel     Christopher Erickson
                    and Secretary

                    Chief Operating Officer &      Kerry McLellan
                    Executive Vice-President,
                    Strategy

                    Chief Technology Officer       Andre Boysen

                    Chief Financial Officer        Karen Basian

              and such additional officers as Greg Wolfond may determine from time to time in accordance with Section 5.1. Notwithstanding the foregoing, if an above-named officer resigns his office, a replacement shall be named in accordance with Section 5.1.

       (c) A quorum for meetings of the Board of Directors shall consist of 75% of the members of the Board. In the event that a quorum is not present at the time appointed for a meeting, or within such reasonable time thereafter as the directors present may determine, the meeting shall be adjourned to a fixed time and place (provided that at least 48 hours' notice (excluding Saturdays, Sundays and holidays) is given to all of the directors), and no further business shall be conducted at the adjourned meeting. At the reconvened meeting, the quorum shall be a majority of the number of directors.

       (d) Subject to the provisions of Section 1.15 hereof, the implementation of any matter that constitutes a Material Decision shall require the following approvals. For greater certainty, a proposed decision, action or transaction which constitutes (or parts of which constitute) a Material Decision for which more than one approval requirement is specified shall be governed by the more rigorous approval requirement; and a matter specifically authorized in a duly approved budget/business plan that, when implemented, would otherwise have constituted an additional Category 3 Material Decision, need not be re-approved:

              (i) for a CATEGORY 1 MATERIAL DECISION, (in each case, even if the matter is contemplated in an approved budget or business plan), approval by majority vote at a duly convened meeting of the Board of Directors and the written consent of Shareholders holding at least 90% of the issued and outstanding Common Shares of the Corporation;

              (ii) for CATEGORY 2 MATERIAL DECISIONS, (in each case, even if the matter is contemplated in an approved budget or business plan), approval by majority vote at a duly convened meeting of the Board of Directors and the written consent of Shareholders holding at least 66 2/3rd% of the issued and outstanding Common Shares, PROVIDED THAT:

                      (A) any Material Decision described in Section 1.1(mm)(ix) that is approved in accordance with this paragraph must also require that the proposed sale price of the relevant asset was no less than the price determined by an independent valuation performed by a valuator selected by the Board of Directors;

                      (B) the Material Decision described in Section 1.1(mm)(x) that is approved in accordance with this paragraph would trigger the events and rights described in Section 15.4; and

                      (C) the vote of a Strategic Partner which would, directly or indirectly, (including through its Affiliates and Associates) be the recipient of the license contemplated in Section 1.1(mm)(xii) shall not be counted for purposes of determining whether the required approval of that matter has been obtained;

              (iii) for CATEGORY 3 MATERIAL DECISIONS, approval by majority vote at a duly convened meeting of the Board of Directors and the written consent of Shareholders holding: (A) more than 50% of the issued and outstanding Common Shares (provided that the Founding Shareholder has voted its shares as part of such majority); or (B) 66 2/3rd% of the issued and outstanding Common Shares (if the Founding Shareholder has not voted its shares as part of such special majority). If the Founding Shareholder does not vote in favour of the proposed Material Decision, but the written consent of Shareholders holding more than 50% but less than 66 2/3rd% of the issued and outstanding Common Shares has been obtained, then the following procedure will be implemented: (A) a special committee of the Board of Directors of the Corporation (the "Special Committee") consisting of one of the directors appointed to the Board of Directors by the Founding Shareholder, the nominees on the Board of Directors appointed by the Strategic Partners, together with the Independent Directors, will be formed; (B) the Special Committee will consider the merits of the proposed Material Decision; and (C) if a majority of the members of the Special Committee vote to approve the proposed Material Decision, then the Material Decision will be implemented, notwithstanding the objection of the Founding Shareholder. Conversely, if less than a majority of the members of the Special Committee vote in favour of the proposed Material Decision, then the proposed Material Decision will not be implemented. NOTWITHSTANDING THE FOREGOING:

                      (A) subject to the provisions of Article 15, if the proposed decision is that contemplated by Section 1.1(mm)(xxiii) (an Initial Public Offering), then it shall be required that the Founding Shareholder be part of the requisite majority; and

                      (B) the approval of a Material Decision described in 1.1(mm)(xv) (access platforms) shall require that at least one Strategic Partner that is a financial institution votes in favour of such Material Decision; and

              (iv) for a CATEGORY 4 MATERIAL DECISION, approval by a majority vote at a duly convened meeting of the Board of Directors and the written consent of Shareholders holding at least 71% of the issued and outstanding Common Shares.

              The Founding Shareholder and each of the Strategic Partners covenants and agrees that if its consent (or a waiver of its rights herein) is requested, it will act without undue delay. Each of the Strategic Partners further covenants and agrees that any Permitted Transferee of its shares of the Corporation shall not bind its discretion with respect to the voting of its shares of the Corporation (or with respect to requests for consents and waivers by the Corporation) in favour of any third party (including, in particular, such third parties as may hold an interest in Permitted Transferees not wholly-owned (directly or indirectly) by the Strategic Partners, as the case may be).

       (e) The issuance of Common Shares or securities convertible into or exchangeable for Common Shares or any equity securities or any securities carrying rights, options or warrants to acquire such securities or Common Shares (except pursuant to the Stock Option
              Plan) shall require the following approvals and be subject to the following terms:

              (i) If the proposed subscriber for such proposed issuance is a new Strategic Partner, the necessary approvals shall have been obtained in accordance with Section 4.2(d)(iv) and the provisions of Article 11 hereof (Pre-emptive Rights) shall not be applicable (with the exception of Sections 11.5, 11.6 and 11.7, to the extent applicable in the circumstances). The Founding Shareholder shall be entitled to commence discussions with potential Strategic Partners on a preliminary basis in order to ascertain their interest in and the relative merits of, subscribing for an interest in the Corporation as a Strategic Partner. The Founding Shareholder shall, at the earliest moment practicable in the circumstances (bearing in mind the disruption to the Strategic Partners of premature discussions with them, on the one hand, and the needs of the Corporation to maintain confidentiality and avoid creating expectations on the part of the potential Strategic Partner which might not meet with the approval of the then existing Strategic Partners, on the other hand) make a formal presentation to the Board of Directors concerning the proposed transaction and, in particular, the reasons why the proposed Shareholder meets the definition of "Strategic Partner" herein and the relative advantages and disadvantages of accepting such investor as a Strategic Partner. After approval of the proposed transaction by the Board of Directors, the Founding Shareholder shall have a reasonable period of time during which to attempt to garner the required support. If the required written approvals are not obtained within 120 days of the Board of Directors' approval, any such transaction must be resubmitted to the Board of Directors for discussion and re-approval. The proposed new Strategic Partner shall be required to enter into this Agreement on substantially the same terms as are applicable to the then existing Strategic Partners and the preparation, settlement and execution of the amended and restated Agreement reflecting such new Strategic Partner shall be conducted in accordance with the procedures set out in Section 1.13 hereof; and

               (ii) If the proposed issuance is to any person other than a new Strategic Partner, such securities to be offered shall (unless the transaction is specified to be exempt from the application of Sections 11.1, 11.2, and 11.3 pursuant to Section 11.4) first be offered to the Founding Shareholder together with the then existing Strategic Partners on a PRO RATA basis in accordance with the provisions of Article 11. If the amount of capital desired to be raised by the Board of Directors has not been fully subscribed for by the Founding Shareholder and the then existing Strategic Partners (or any combination thereof) in accordance with the preceding sentence: (I) the subscribing Shareholders shall be offered the ability to subscribe for additional securities on the same terms (PRO RATA to their respective ownership of equity securities of the Corporation immediately prior to the proposed issuance), in one or more rounds as required until the Corporation's capital requirement is satisfied or the subscribing Shareholders are unwilling to subscribe for additional equity; and (II) then, and only then, will the Corporation be permitted to issue securities to the proposed third party subscriber (provided that the Corporation complies with the provisions of the second paragraph of Section 11.2 hereof, which shall be deemed to apply MUTATIS MUTANDIS), and then only to the extent of the balance of the funds required. Further, if the combined effect of any such share issuances results in the circumstances contemplated by Sections 11.5, 11.6 or 11.7, additional issuances of Common Shares shall be made to BMO and/or BAC and/or CSTC and/or Sonera and/or the Founding Shareholder, as the case may be, pursuant to and in accordance with the provisions of such Sections.

       (f) So long as at least one Strategic Partner is a Shareholder, the external accountants of the Corporation shall be any of one of the following accounting firms recognised as KPMG Inc., PricewaterhouseCoopers, Arthur Andersen, Deloitte & Touche or Ernst & Young, or any successor thereto.

       (g) Notwithstanding any by-law, resolution, determination, statutory rule or rule of procedure to the contrary, the chairman at any meeting of the Board of Directors or at any meeting of the Shareholders shall not be entitled to a second, extra or casting vote in the case of a tie vote at any such meeting.

       (h) Notwithstanding any provision to the contrary in the Constating Documents of the Corporation, any or all of the directors or Shareholders may participate in meetings of the Board of Directors, of a committee of the Board of Directors, or of the Shareholders by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other, simultaneously and instantaneously, and any director, committee member or Shareholder participating in such meeting by such means is deemed to be present at the meeting (except to the extent that the particular individual is participating by means of such telephone, electronic or other communication facilities solely for the purpose of objecting to the meeting being held on the basis that it has not been properly convened). The Shareholders shall, if requested by the Corporation, provide written proxies and arrange for a physical quorum to be present at a particular location, and/or circulate for execution written resolutions, if required for the business conducted at the meeting to comply with the Act or other Applicable Law.

       (i) No director who attends a meeting of the Board of Directors by means of such telephone, electronic or other communication facilities shall be permitted to, directly or indirectly, record, transcribe or otherwise reproduce or store such proceedings by any electronic or other means without the express, prior consent of all of the other directors attending such meeting, nor shall such director by any act or omission permit any other person to make such record, and any director who participates in the making of any such recording shall be deemed not to have acted honestly and in good faith with a view to the best interests of the Corporation. The provisions of this Section 4.2(i) shall apply MUTATIS MUTANDIS to meetings of the Shareholders.

       (j) The By-laws of the Corporation shall provide for written notice to be delivered to each member of the Board of Directors: (a) not less than ten business days before the time the meeting is to be held if the notice is mailed; or (b) not less than seven days before the time the meeting is to be held if the notice is given personally or is delivered or is sent by any means of transmitted or recorded communication, unless such notice is waived by the directors. The Board of Directors shall hold regularly scheduled meetings at the head office of the Corporation at least quarterly, for which advance written notice shall be required.

       (k) Independent Directors, directors that are members of the Management Team, and the nominee director of the Founding Shareholder shall be entitled to be reimbursed by the Corporation for their reasonable expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors (including travel, telephone, video conference and related expenses).

       (l) The Board of Directors may from time to time resolve to pay reasonable directors' fees, however only to Independent Directors.

       (m) The parties hereto acknowledge and agree that Common Shares or other equity or voting securities acquired pursuant to the exercise of Options granted under the Stock Option Plan (including for greater certainty any approved supplemental incentive compensation plan) shall be registered in the name of the Designated Representative (within the meaning given to such term in the Stock Option Plan) and held for safekeeping on his behalf by the Corporation's counsel, all as contemplated by the Stock Option Plan and, if applicable, any voting and deposit agreement entered into in connection therewith. Further, such Common Shares held on behalf of Employee Shareholders shall be subject to the provisions of Section 4.7 of this Agreement.

4.3           LIMITATIONS ON LIABILITY/SHAREHOLDER PERSONAL INTEREST.

              No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful misfeasance.

              It is expressly agreed that Shareholders are permitted to consider and pursue their own personal interests when acting as Shareholders, except as required by Applicable Law or as contemplated herein. Further, except as required by Applicable Law and except as may be contemplated in any contract, agreement or other commitment between the Shareholder and the Corporation (or any Affiliate or Subsidiary or Associate thereof), no Shareholder shall be personally liable for any debt, obligation or liability of the Corporation (including, without limitation, any transaction risk or liability arising from the Business or the business of any other Shareholder), except as may be imposed by Applicable Law, PROVIDED that this sentence is not intended to limit or restrict any obligation of, or undertaking given by, any Shareholder (or Affiliate or Subsidiary or Associate thereof) under any other contract, agreement or other commitment with the Corporation. No individual trustee, officer, director, stockholder, member, partner, employee or agent of any Shareholder, in his or her individual capacity as such, shall have any personal liability for any failure by such Shareholder to perform, satisfy or discharge any obligation or liability under this Agreement.

              The parties expressly acknowledge and agree that any person appointed to the Board of Directors by a Strategic Partner, or the Founding Shareholder, as the case may be, pursuant to Section 4.2(a) (a "Nominee") may be an employee or officer of such Shareholder(s) or one or more of the Affiliates thereof, or otherwise may not be independent from such persons.

              In the event that during any discussions with any member of the senior management of the Corporation or in connection with, for the purposes of, and/or concerning the business to be transacted at, a meeting of the Board of Directors, such Nominee is aware of information which may be relevant, pertinent or of interest to, the Business or to the Corporation (the "Subject Matter") which information (the "Conflicting Information"):

       (I)    if disclosed to the Corporation would result:

              (a) in a breach or contravention of a fiduciary duty owed by such Nominee to such Shareholder(s) or to one or more of the Affiliates thereof, or would otherwise result in such Nominee, or such Shareholder(s) or one or more of the Affiliates thereof, being in breach or contravention of, or in default under, Applicable Law; or

              (b) in a breach or contravention of, or default under, any term or provision of any agreement or commitment to which such Nominee, or such Shareholder(s) or one or more of Affiliates thereof, is a party or by which any such person(s) is bound which specifically prohibits such disclosure to be made; or

       (II) constitutes trade secrets, strategic information, know-how, marketing plans, client lists or other proprietary information of such Shareholder(s) or any of its Affiliates,

then such Nominee shall, if such Conflicting Information is immediately pertinent to the Subject Matter at the time of such discussion or meeting:
(i) disclose to such member of senior management of the Corporation in the case of such discussion, or to the Chairman or the President of the Corporation in the case of such meeting of the Board of Directors, the fact that he/she is aware of such Conflicting Information, and at such time describe in reasonable detail the general nature of such Conflicting Information (provided, for greater certainty, that such description need not contain any such detail which would result in a breach of the conflicting duty); and (ii) excuse himself/herself from such discussion, or, in the case of such meeting of the Board of Directors, from such meeting until such time that the remaining members of the Board of Directors at such meeting have fully and completely discussed the Subject Matter and have either reached a resolution regarding the same or have adjourned any further discussion of the Subject Matter until a future time and place, at which time the foregoing provisions shall again apply (and so on from time to time; provided, for greater certainty, that such Nominee may attend any such subsequent meeting of the Board of Directors for the purposes of establishing a quorum).

              If such Nominee satisfies the foregoing, each party hereto expressly waives and releases any and all claims, in any form, which it may have against such Nominee, such Shareholder and any of its Affiliates, whether based on common law (including, without limitation, the laws of equity) or statute, for such Nominee's failure to disclose the Conflicting Information. The parties hereto acknowledge that the Shareholder who nominated a Nominee to be a director of the Corporation holds the benefit of the waiver, release and authorization contained in this Section in trust for its own benefit and for the benefit of such Nominee and its Affiliates from time to time.

              The parties hereto further hereby acknowledge that each Nominee shall be required to enter into a form of confidentiality and non-disclosure agreement with the Corporation (in form and substance satisfactory to the Corporation, such Nominee and the Shareholder(s) who has appointed such Nominee, and their respective counsel, each acting reasonably and in good faith) which, in general, shall provide that such Nominee shall not, without the prior written consent of the Corporation, disclose to the Shareholder(s) who has appointed such Nominee and to any of the Affiliates and Subsidiaries thereof or to any of the other Shareholders or their Affiliates and Subsidiaries or to any of its and their officers, directors, employees, consultants, agents, advisors, accountants, lawyers, attorneys or other representatives, any Confidential Information revealed to such Nominee in his/her capacity, and during his/her tenure, as a director of the Corporation which the Corporation determines, acting in good faith, would, if disclosed to Competitors, place, or potentially place, the Corporation at a strategic or competitive disadvantage to any such Competitor, provided that the Corporation indicates to such Nominee that such information is Confidential Information which is not to be disclosed to the Shareholders or other persons.

              Provided, further, that the Nominee shall not be liable to the Corporation or the other parties hereto if he acts in good faith in discussing the information so obtained with representatives of, or advisors to, the Shareholder which shall have appointed him to the Board of Directors at any time prior to the Corporation indicating to such Nominee that such information so disclosed is Confidential Information and is not to be discussed with the Shareholders. After such indication is made by the Corporation, the Nominee will conduct himself in accordance with the Corporation's instructions in this regard and any Shareholder which shall have received such information shall, for greater certainty, be bound by the provisions of Section 17.2 hereof.

4.4           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              As required or permitted by the Act, the Corporation shall indemnify and save harmless every director or officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

       (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

       (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

4.5           INSURANCE.

              Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of any director or officer, as the Board of Directors may from time to time determine.

4.6           EFFECT OF ARTICLE 4.

              The provisions of this Article 4 shall be in addition to and not in substitution for any rights, immunities and protections to which every director or officer, every former director or officer, and every person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, is otherwise entitled.

4.7 CERTAIN MATTERS PERTAINING TO EMPLOYEE SHAREHOLDERS AND MANAGEMENT SHAREHOLDERS

              Prior to an Initial Public Offering, any Employee Shareholder shall vote or cause to be voted his Common Shares and any Common Shares held by a Shareholder of which he is the Principal or held by a member of the Immediate Family of such Employee Shareholder in the manner in which the Founding Shareholder votes its Common Shares (either in favour or against that particular matter) provided that any such vote:

       (a) does not cause such Employee Shareholder (and/or the Shareholder of which he is the Principal and/or his Immediate Family which is the Shareholder) to be treated disproportionately with regard to the Founding Shareholder in terms of the effect of such matter on such parties' shareholdings in the Corporation;

       (b) does not otherwise negatively impact or prejudice such Shareholder disproportionately relative to the Founding Shareholder; or

       (c)    is not illegal or against public policy.

              Prior to an Initial Public Offering, if any of the circumstances contemplated by Section 18 of the Stock Option Plan (or equivalent provisions of any supplementary incentive plan) become applicable, then the Board of Directors, with appropriate notice and in a fair and equitable manner, shall have the right and entitlement to cause the Employee Shareholders and the Management Shareholders to tender, sell or escrow their shares of the Corporation in the manner and on the terms contemplated by the provisions of such Section 18. All determinations of the Board pursuant to this Section 4.7 shall be conclusive and final.

4.8           CONFLICTS OF INTEREST.

              In the event that one or more of the nominees of the Founding Shareholder on the Board of Directors may be viewed as having a potential conflict of interest in a decision to be made by the Board of Directors as a result of being a member of, or related or connected to, a member of the Founding Shareholder, the parties hereby agree to cause such matter to be placed before the Shareholders for their approval at a duly constituted meeting of the Shareholders, notwithstanding that such matter would not ordinarily be a matter to be dealt with by the Shareholders.

4.9           RESOLUTION OF DISPUTES.

              The following procedure will be adhered to in all disputes arising under this Agreement which the parties cannot resolve informally. An aggrieved party shall notify the Corporation, the Strategic Partners, the Board of Directors, the Management Shareholders and the voting trustee for the Employee Shareholders in writing of the nature of the dispute, with as much detail as possible with respect thereto. The Corporation (on behalf of all of the parties hereto other than the aggrieved party), on the one hand, and the aggrieved party, on the other, shall each appoint a representative to meet (in person or by telephone) within seven days after the date of such written notification, to attempt to reach an agreement about the nature of the dispute and the corrective action to be taken by the respective parties.
 Similarly, if the Corporation is the aggrieved party, then it, on the one hand, and the particular Shareholder(s) in respect of which it has the dispute, on the other hand, shall appoint representatives to meet. If the respective representatives are unable to agree on corrective action, senior executives of the parties to the dispute having authority to resolve the dispute without the further consent of any other person shall meet or otherwise act to facilitate an agreement within 14 days of such written notification. If such senior executives cannot resolve the dispute or agree upon a written plan of corrective action to do so within seven days after their initial meeting or other action, or if the agreed-upon completion dates in the written plan of corrective action are exceeded, either party may request arbitration as provided for below. Except as otherwise specifically provided, neither party to the dispute shall initiate arbitration unless and until this dispute resolution procedure has been employed or waived.

              Either party to the dispute shall submit any dispute arising from or relating to this Agreement, including any failure to agree on a matter requiring agreement, and any claim based on or arising from an alleged tort (except improper use or disclosure of the Corporation's proprietary technology source code or as to ownership of the Corporation's intellectual property), to arbitration in accordance with the provisions of Schedule "4.9" hereto.

              No Shareholder shall have any right to obtain or seek an injunction or otherwise delay any Company Registration or Demand Registration as a result of any controversy that may arise with respect to the interpretation or implementation of Article 13 or Article 14. Provided, however, that the provisions of the immediately preceding sentence shall not preclude any Shareholder from claiming damages for breach of the provisions of this Agreement, provided that such Shareholder has otherwise complied with the provisions of this Section 4.9.

                                     ARTICLE 5
                              OPERATION AND FINANCING

5.1           COMPOSITION AND COMPENSATION OF MANAGEMENT TEAM

              For so long as Greg Wolfond holds the office of Chief Executive Officer of the Corporation, he shall have the sole discretion and authority to select the senior management team of the Corporation, and its Subsidiaries and its Affiliates, including, but not limited to, the Chief

Operating Officer, President, General Counsel, Secretary, Chief Technology Officer and Chief Financial Officer. Greg Wolfond also has the sole discretion and authority to propose the compensation of each of the individual members of such management teams, including but not limited to salaries, bonuses, stock option grants and other incentive compensation arrangements, provided that: (i) the aggregate compensation of such management teams shall not exceed the amount set in a budget approved in accordance with the provisions of this Agreement; (ii) any stock option grants or other incentive compensation arrangements involving the issuance of securities are granted pursuant to the Stock Option Plan or other arrangements approved in accordance with the terms hereof; and (iii) general remuneration levels for designated management levels shall be set by a Compensation Committee consisting of Greg Wolfond and two other directors (of which at least one must be a nominee of a Strategic Partner, and none shall be Management Directors) that are designated by him from time to time.

5.2           ACCOUNTANTS.

              The external accountants of the Corporation shall, at the fiscal year end of the Corporation, prepare financial statements for such fiscal year in accordance with GAAP (by no later than the 120th day after the end of a fiscal year), including a balance sheet, a statement of earnings and retained earnings and a statement of source and application of funds, together with an audit report thereon. Such financial statements shall also include a reconciliation to applicable United States accounting standards, as requested by any Strategic Partner, acting reasonably. Unless otherwise determined by the Board of Directors, but in any event so long as a Strategic Partner (or its respective Affiliates or Subsidiaries) is a Shareholder, an audit of the accounts of the Corporation shall be required. If the Board of Directors so determines, the parties hereto irrevocably direct the proper officers of the Corporation to sign formal waivers of any requirement for an audit on their behalf pursuant to Section 148 of the Act and/or to apply for any regulatory approvals or discretionary relief in relation thereto.

5.3           INTERIM FINANCIAL STATEMENTS.

              The Corporation shall, in addition to the annual financial statements contemplated by Section 5.2, prepare and distribute to the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors interim unaudited (but full accrual) financial statements for the first, second and third fiscal quarters of each fiscal year, on or prior to the day which is 45 days after the day on which the fiscal quarter ends. Such financial statements shall also include a reconciliation to applicable United States accounting standards, as requested by any Strategic Partner, acting reasonably. Management of the Corporation may, but shall not be obligated to, retain the external accountants of the Corporation to review or otherwise assist in the preparation of such interim financial statements.

                                     ARTICLE 6
                        RESTRICTIONS ON TRANSFERS OF SHARES

6.1           RESTRICTIONS ON TRANSFERS.

              Prior to an Initial Public Offering, each of the Shareholders covenants that he or it will not sell, assign, transfer, pledge, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of, encumber or deal with any of the shares legally or beneficially owned by him, except in accordance with the terms of this Agreement. The directors of the Corporation shall refuse to permit the recording of a transfer of any shares which may have been transferred otherwise than in accordance with the provisions of this Agreement or if, as a result of such transfer, the number of Shareholders of the Corporation (exclusive of persons who are in its employment and exclusive of persons who having been formerly in the employment of the Corporation were, while in that employment, and have continued after termination of their employment to be, shareholders of the Corporation) would exceed 50 (two or more persons who are the joint registered owners of one or more shares being registered as one shareholder).

6.2           PERMITTED TRANSFERS

              Notwithstanding Section 6.1 hereof, but subject to the provisions of Section 7.4(f) hereof, any or all of the Common Shares owned by any of the Shareholders may be transferred by the Shareholders to a Permitted Transferee of a Shareholder provided that such Permitted Transferee executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with and subject to the terms of this Agreement. Notwithstanding any such disposition, as between the disposing Shareholder and the other parties hereto the disposing Shareholder shall remain liable as principal debtor under all covenants on his part contained herein and the disposing Shareholder agrees to unconditionally guarantee to the other parties hereto the due performance by the acquiror of all obligations imposed upon him hereunder. The guarantee of the disposing Shareholder is unconditional and may be enforced against him without requiring the other parties hereto to first proceed against the acquiror or to proceed against or exhaust any security held or to pursue any other remedy whatsoever. The disposing Shareholder hereby authorizes the other parties hereto to renew, compromise, extend, accelerate or otherwise change the time for payment or any term relating to the performance of any such obligations or to otherwise amend any provision hereof and hereby waives presentment, protest, notice of protest, notice of dishonour, demand for performance and notice of acceptance of this guarantee by the other parties hereto.
Provided, however, that notwithstanding anything to the contrary contained in this Agreement, securities of the Corporation shall not be transferred if such transfer would result in the Corporation ceasing to be a "private company" (as defined in the Securities Act) or, if regulatory approval is required, until all such approvals are received.

6.3           PERMITTED TRANSFERS FOR FOUNDING SHAREHOLDER.

              Notwithstanding Section 6.1 hereof, any or all of the Common Shares or any partial interest owned by a member of the Founding Shareholder may be transferred by any member of the Founding Shareholder to a Permitted Transferee of any such Shareholder or to another member of the Founding Shareholder provided that any such Permitted Transferee or member of the Founding Shareholder is not a Competitor or a Competitor of BMO and executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with and subject to the terms of this Agreement. Notwithstanding any such disposition to a Permitted Transferee or to a member of the Founding Shareholder, as between the disposing Shareholder and the other parties hereto, the disposing Shareholder shall remain liable as principal debtor under all covenants on his part contained herein and the disposing Shareholder agrees to unconditionally guarantee to the other parties hereto the due performance by the acquiror of all obligations imposed upon him hereunder. The guarantee of the disposing Shareholder is unconditional and may be enforced against him without requiring the other parties hereto to first proceed against the acquiror or to proceed against or exhaust any security held or to pursue any other remedy whatsoever. The disposing Shareholder hereby authorizes the other parties hereto to renew, compromise, extend, accelerate or otherwise change the time for payment or any term relating to the performance of any such obligations or to otherwise amend any provision hereof and hereby waives presentment, protest, notice of protest, notice of dishonour, demand for performance and notice of acceptance of this guarantee by the other parties hereto. Provided, however, that notwithstanding anything to the contrary contained in this Section, securities of the Corporation shall not be transferred if such transfer would result in the Corporation ceasing to be a "private company" (as defined in the Securities
Act) or, if regulatory approval is required, until all such approvals are received.

6.4           PLEDGE OF COMMON SHARES BY FOUNDING SHAREHOLDER.

              Notwithstanding Section 6.1 hereof, the Common Shares owned by the Founding Shareholder may be pledged to fund BONA FIDE capital contributions or loans made to the Corporation, provided that prior to the creation of any such pledge the pledgee executes and delivers to the Corporation and to the other Shareholders a written agreement satisfactory to the Corporation which is addressed to the Corporation and the other Shareholders wherein the pledgee agrees to assume all of the obligations of the Founding Shareholder under this Agreement (including, without limitation, those contemplated by Section 8.3) as if it were the Founding Shareholder (with the exception of any matters, events, causes or liabilities pertaining to the period prior to the time the pledgee becomes a Shareholder following the exercise of any of its enforcement remedies in respect of any of the Common Shares under Applicable Law) and covenants and agrees to be bound by and subject to the terms, restrictions, provisions and conditions hereof, including such terms, provisions and conditions relating to the disposition of such Common Shares; and provided further that the pledgee is not a Competitor or a Competitor of BMO.

                                     ARTICLE 7
                              RESTRICTIONS ON INDIRECT
                       TRANSFERS OF SHARES OF THE CORPORATION

7.1           MANAGEMENT AND EMPLOYEE SHAREHOLDERS - RESTRICTIONS ON TRANSFER.

              Each Management Shareholder and Employee Shareholder covenants that, prior to an Initial Public Offering, so long as the member of their respective Immediate Family in respect of which they are the Principal is a Shareholder, they will not, and they will cause all members of their Immediate Family who have interests in such Shareholder not to, sell, assign, transfer, pledge, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of, encumber or deal with any securities of or interests in such Shareholder, except in accordance with the terms of this Agreement or except with the prior written unanimous consent of the Board of Directors.

7.2           MANAGEMENT AND EMPLOYEE SHAREHOLDERS - PERMITTED TRANSFERS.

              Prior to an Initial Public Offering, each Management Shareholder and Employee Shareholder covenants that, so long as the Shareholder of which he is the Principal is a Shareholder, no additional shares, or securities convertible into, or warrants or rights to acquire additional shares or securities of such Shareholder or other interests in such Shareholder will be issued or created without the prior written approval of the Board of Directors, save and except to such Principal or to any member of his Immediate Family (who is not a Competitor or a Competitor of BMO) in accordance with the provisions of this Agreement, provided that such Shareholder or member of his Immediate Family executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with and subject to the terms of this Agreement.
No such issuance shall, however, be permitted or be valid or effective until written notice thereof shall have been given by such Shareholder to the Corporation and, where shares are issued to any member of the Immediate Family of such Shareholder (who is not a Competitor or a Competitor of BMO), until the acquiror of those shares shall have entered into a written agreement with the parties hereto agreeing not to sell, assign, transfer, pledge, encumber, mortgage, charge, create a security interest in, hypothecate, enter into any agreement or option to or otherwise dispose of or deal with any of the said shares except to the Shareholder, the Principal or the Immediate Family of such Principal, provided that the provisions of this Article are complied with, MUTATIS MUTANDIS, by the acquiror thereof. Each Shareholder and Principal in question agrees to unconditionally guarantee to the other parties bound hereby the due performance by the acquiror of all of the obligations imposed upon him hereunder. The guarantee of such Shareholder and Principal is unconditional and may be enforced against either one or both of such Shareholder and Principal without requiring the other parties first to proceed against the acquiror or to proceed or exhaust any security held or to pursue any other remedy whatsoever. Each Shareholder and Principal hereby authorizes the other parties bound hereby to renew, compromise, extend, accelerate or otherwise change the time for payment or any term relating to the performance of any such obligations or to otherwise amend the provisions hereof and hereby waives presentment, protest, notice of protest, notice of dishonour, demand for performance and notice of acceptance of this guarantee by the other parties bound hereby.

7.3           MANAGEMENT AND EMPLOYEE SHAREHOLDERS - PROHIBITION TO AMALGAMATE,
              MERGE, ETC.

              Prior to an Initial Public Offering, each Management Shareholder and Employee Shareholder covenants that, so long as the Shareholder of which he is the Principal is a Shareholder, he shall not cause or permit such Shareholder to take part in any amalgamation, merger, reorganization or similar proceeding, the effect of which would result in the Principal in question and his Immediate Family owning less than 100% of the issued shares or other interests of the resulting Shareholder from time to time outstanding.

7.4 BMO, BAC, CSTC, SONERA, WFC, FTV AND HSBC - RESTRICTIONS ON TRANSFER AND PERMITTED TRANSFERS.

       (a)    The provisions of Section 7.1 and, except as provided in Section
              7.6 below, Sections 7.2 and 7.3 shall apply to BMO, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by BMO or to which shares of the Corporation shall be issued and in respect of which BMO is the Principal.

       (b)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 shall apply to BAC, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by BAC or to which shares of the Corporation shall be issued and in respect of which BAC is the Principal.

       (c)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 shall apply to Citicorp with respect to CSTC and to CSTC, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by CSTC or to which shares of the Corporation shall be issued and in respect of all of which Citicorp is the Principal.

       (d)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 shall apply to Sonera, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by Sonera or to which shares of the Corporation shall be issued and in respect of which Sonera is the Principal.

       (e)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 shall apply to WFC, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by WFC or to which shares of the Corporation shall be issued and in respect of which WFC is the Principal.

       (f)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 hereof shall apply MUTATIS MUTANDIS, to FTV1 and FTV2 with respect to their respective Permitted Transferees to which shares of the Corporation shall be transferred by FTV1 and FTV2 or to which shares of the Corporation shall be issued and in respect of which FTV is the Principal.

       (g)    The provisions of Section 7.1 and, except as provided in
              Section 7.6 below, Sections 7.2 and 7.3 shall apply to HSBC, MUTATIS MUTANDIS (including, for greater certainty, with references to "Immediate Family" changed to read "Permitted Transferees"), with respect to any Affiliates or Subsidiaries thereof to which shares of the Corporation shall be transferred by HSBC or to which shares of the Corporation shall be issued and in respect of which HSBC is the Principal.

       (h) For greater certainty, each of BMO, BAC, CSTC, Sonera, WFC, FTV and HSBC may cause their directly or indirectly held shareholding in the Corporation to be transferred among their respective Affiliates or Subsidiaries, as the case may be as contemplated herein, subject only to: (i) the assignee being a "Permitted Transferee"; (ii) the assignee executing and delivering to the Corporation the written acknowledgement contemplated by Schedule "6.2"; (iii) the assignor acknowledging that it remains liable hereunder; and (iv) the assignor and assignee covenanting in favour of the Corporation and the other Shareholders that if the assignee might at any time thereafter cease to be a "Permitted Transferee", the shares of the Corporation held by the assignee shall be transferred (in accordance with the provisions of this Agreement) to some other affiliated entity which is a "Permitted Transferee" and in respect of all of which the original Shareholder (i.e., BMO, BAC, CSTC, Sonera, WFC, FTV and HSBC) shall remain liable hereunder as Principal. For greater certainty, Citicorp shall, notwithstanding any such direct or indirect transfer, remain obligated as Principal of CSTC and of Permitted Transferees of CSTC as well.

7.5           FOUNDING SHAREHOLDER - RESTRICTIONS ON TRANSFER AND PERMITTED
              TRANSFERS.

              The provisions of Sections 7.1 and 7.2 and, except as provided in Section 7.6 below, Section 7.3 hereof shall apply, MUTATIS MUTANDIS, to each member of the Founding Shareholder with respect to their respective Affiliates and Subsidiaries. The members of the Founding Shareholder hereby acknowledge and agree that notwithstanding that there is no restriction on transfer of the shares of the Strategic Partners, the Founding Shareholder shall not permit a transfer of the outstanding shares of the companies forming part of the Founding Shareholder, except in compliance with the terms hereof as if such transfer was a direct transfer of the Common Shares held by the Founding Shareholder.

7.6 PERMISSIBLE INDIRECT TRANSFERS AND PERMISSIBLE AMALGAMATIONS FOR THE FOUNDING SHAREHOLDER AND THE STRATEGIC PARTNERS.

              For purposes of the application of Sections 7.2 and 7.3 to Sections 7.4 and 7.5, a permissible amalgamation or a permissible issuance or transfer of shares of an Affiliate or Subsidiary is one which results in the successor Shareholder remaining an Affiliate or Permitted Transferee of the Founding Shareholder or the Strategic Partner in question and in respect of which such party remains the "Principal".

                                     ARTICLE 8
                                 DRAG-ALONG RIGHTS

8.1           APPLICATION.

              The provisions of this Article 8 shall apply prior to an Initial Public Offering. Notwithstanding the foregoing, the Founding Shareholder may not exercise its right under this Article 8 at any time before August 2, 2001 (i.e., the provisions of this Article 8 will not, prior to such time, constitute an exception to the restrictions on transfer provided by Article 6), without the express consent of all the Strategic Partners then entitled to nominate a representative on the Board of Directors pursuant to Article 4.

8.2           RIGHT OF FIRST OFFER

              Notwithstanding the provisions of Article 6 but subject to the provisions of Section 8.1, in the event that the Founding Shareholder wishes to sell all or any part of its Common Shares, it may pursue such sale or sales provided that it observes the following rules and procedures (the "Right of First Offer"):

       (a) The Founding Shareholder may research the market for the shares that it proposes to sell in order to determine a fair market value for such shares and whether market conditions are optimal for such sale. In pursuing such investigation, the Founding Shareholder shall comply with the procedures stated in Section 15.2. The Founding Shareholder shall also be permitted to discuss its proposed sale and its opinions as to fair market value with the Strategic Partners and to gauge their views and interest in purchasing such shares. The Founding Shareholder need not obtain an offer from a third party prior to implementing the following procedures.

       (b) If, having completed its review, the Founding Shareholder decides to pursue such sale, it shall, by notice in writing (in this Section 8.2, the "Offer"), offer to sell such number of Common Shares desired to be sold (in this Section 8.2, the "Offered Shares"), to the Strategic Partners, (the "Eligible Strategic Partner(s)") at a specified price, which must be paid in cash (unless otherwise specified by the Founding Shareholder), and upon specified terms and conditions as set out in the Offer (in this Section 8.2, the "Offer Price"). The Offer shall be open for acceptance by written notice delivered to the Founding Shareholder for a period of 15 business days, or if participation in the transaction requires approval of the board of directors of any Strategic Partner, up to 30 business days (in this Section 8.2, the "Notice Period"). If the Offer is accepted by at least one of the Eligible Strategic Partners during the Notice Period, then the Founding Shareholder shall sell, and those of the Eligible Strategic Partners which accepted the Offer (in this Section 8.2, the "Purchaser(s)") shall purchase all, but not less than all, of the Offered Shares at the Offer Price. If more than one of the Eligible Strategic Partners has elected to purchase the Offered Shares, the Offered Shares shall be allocated among the Purchasers in proportion to their respective ownership of the Common Shares as at the date of delivery of the Offer, calculated based on the total number of Common Shares held by the Eligible Strategic Partners. If, before the expiry of the Notice Period, none of the Eligible Strategic Partners accept the Offer, then the Founding Shareholder shall be entitled to seek or receive an offer from any person dealing at arm's length with the Founding Shareholder for the purchase of all or part of the Common Shares so offered for sale.

8.3           RECEIPT OF THIRD PARTY WRITTEN OFFER.

              If the Founding Shareholder has complied with the provisions of
Section 8.2 and receives a BONA FIDE written offer (in this Article 8, the "Third Party Offer"), from any person dealing at arm's length with the Founding Shareholder (in this Article 8, the "Offeror"), to purchase all or any part of the Common Shares, which the Founding Shareholder wishes to accept, then, notwithstanding the provisions of Article 6, the Founding Shareholder shall have the right, but not the obligation, exercisable within 30 business days following receipt by it of the Third Party Offer, to: (i) sell such Common Shares pursuant to the Third Party Offer; and, at its option, (ii) to cause the other Shareholders (other than the Strategic
Partners and subject to Sections 8.4 and 8.5, as the case may be) to sell a PRO RATA number of Common Shares to the Offeror by delivering a written notice (in this Article 8, the "Notice") to the other Shareholders indicating that it wishes to accept the Third Party Offer (and, if applicable, the maximum number of shares of the Corporation that the Founding Shareholder proposes to sell), together with a copy of the Third Party Offer, and that it intends to exercise its drag-along rights hereunder. Notwithstanding the foregoing, the Founding Shareholder shall not be entitled to accept the Third Party Offer unless (a) the proposed purchase price per Common Share is equal to or greater than the Offer Price, as defined in Section 8.2; (b) the Third Party Offer is received by the Founding Shareholder within 120 days following the expiry of the Notice Period; and (c) the proposed purchase is completed within 60 days from the end of such 120 day period, failing which the provisions of Section 8.2 shall apply again, and so on from time to time.
The Strategic Partners shall be entitled to require the Founding Shareholder to provide sufficient information to them concerning such transaction for them to determine that the Founding Shareholder has complied with its obligations pursuant to Sections 8.2 and 8.3.

8.4           OFFER FOR ALL, OR ANY AND ALL, COMMON SHARES.

              In the event that the Third Party Offer is for the purchase of all (or any and all) of the Common Shares and the Founding Shareholder elects to exercise its drag-along rights by delivering the Notice to the other Shareholders within the aforementioned period, all of the Shareholders shall, subject to the provisions of this Article 8, do all things necessary and sign such documents as are required to cause the Third Party Offer to be accepted and: (i) as to the Common Shares held by the Strategic Partners and their respective Affiliates and Subsidiaries, such Shareholders shall have the right, but not the obligation, by written notice to the Corporation, the Offeror and the Founding Shareholder, within 25 business days following receipt of the Notice, to elect to sell all or part of their Common Shares under the Third Party Offer; and (ii) as to the other Shareholders, such Shareholders shall sell all of the Common Shares legally or beneficially owned by them to the Offeror. Provided, however, that if the Founding Shareholder tenders less than all of the Common Shares held by it to the Third Party Offer, the other Shareholders required or electing to sell, as the case may be, shall only be compelled to sell a PRO RATA portion of their Common Shares but shall remain entitled to choose to sell a greater number of Common Shares pursuant to the Third Party Offer. In the event a Shareholder does not fulfil his obligation to sell as provided for herein, such Shareholder hereby irrevocably appoints the Chief Executive Officer of the Corporation, from time to time, as his attorney, in accordance with the POWERS OF ATTORNEY ACT (Ontario), to execute all such documents and to do all such things as may be necessary to accept the Offer and to complete such transaction.

8.5           OFFER FOR LESS THAN ALL COMMON SHARES.

              In the event the Third Party Offer is to purchase less than all of the Common Shares, the Founding Shareholder shall have the right, but not the obligation, exercisable within 30 business days following receipt by it of the Third Party Offer to deliver a written notice to the other Shareholders indicating that it wishes to accept the Third Party Offer and, if elected by the Founding Shareholder, to cause all other Shareholders (other than the Strategic Partners and their respective Affiliates and Subsidiaries) to accept the Third Party Offer on a PRO RATA basis with the Founding Shareholder.

              The Strategic Partners shall have the right, but not the obligation, to participate in the Third Party Offer with the Founding Shareholder in the proposed transaction in accordance with the following provisions. Each Strategic Partner that desires to participate in such transaction may do so by delivery of written notice (in this Section 8.5, a "Tag Along Notice") to the Founding Shareholder indicating a desire to participate in the Third Party Offer and specifying a maximum number of shares desired to be sold, which shall not be greater than their pro-rata entitlement calculated in the manner set forth in the fourth paragraph of this Section 8.5, and indicating whether it desires to participate in the "Second Round" contemplated below on or prior to the date which is ten business days after the date of delivery of the Third Party Offer by the Founding Shareholder.

              All Shareholders participating in the transaction contemplated by the Third Party Offer shall participate simultaneously with and conditional upon the completion of the transaction of purchase and sale contemplated therein and for the same consideration per share and otherwise on the same terms and conditions as stated in the Third Party Offer.

              All of the Shareholders (including the Strategic Partners and the Founding Shareholder, but only to the extent of the maximum number of shares specified by them, respectively) who accept (either voluntarily or otherwise) the Third Party Offer shall thereupon be obligated to sell that number of one or more classes of shares of the Corporation held by them determined as follows: each Shareholder shall sell that number of shares of a particular class of shares of the Corporation which is the subject of the Third Party Offer as is equal to the product obtained by multiplying: (a) the number of shares of such class which is the subject of the Third Party Offer, by (b) a fraction, the numerator of which is the number of shares of such class held by the Shareholder and the denominator of which is the aggregate number of outstanding shares of such class, all determined as at the date of the Third Party Offer.

              In the event a Shareholder does not fulfil his obligation to sell as provided for herein, such Shareholder hereby irrevocably appoints the Chief Executive Officer of the Corporation, from time to time, as his attorney, in accordance with the POWERS OF ATTORNEY ACT (Ontario), to execute all such documents and to do all such things as may be necessary to accept the Third Party Offer and to complete such transaction. Furthermore, in such event, the provisions of Article 10 of this Agreement shall not apply.

              If the Third Party Offer contemplated by this Section 8.5 requires the delivery of a number of Common Shares in excess of the number of Common Shares to be sold as determined by the fourth paragraph of this Section 8.5 (such excess of Common Shares referred to in this Section 8.5 as the "Unallocated Shares"), the Founding Shareholder shall give notice to those Strategic Partners which have elected to participate in the Third Party Offer (the "Unallocated Share Notice"), specifying such excess number of Common Shares and the Strategic Partners who elected to participate in the Second Round (as defined below) and whether the Founding Shareholder desires to participate in the Second Round, and the following provisions shall apply:

       (a) Each of the Founding Shareholder and those of the Strategic Partners which shall have elected to participate in the Third Party Offer (in this Section 8.5, collectively, the "Sellers") and which shall have elected to participate in the Third Party Offer to the fullest extent of their PRO-RATA entitlement (i.e. they have not limited their participation to a number of shares less than they would have been entitled to sell pursuant to the application of the numerical formula outlined above) and, in the case of the Strategic Partners which have indicated an intention to participate in the "Second Round" (as defined below) in their tag-along notice (collectively with the Founding Shareholder if it desires to participate in the Second Round, the "Second Round Sellers"), shall be entitled, by delivery of written notice (the "Participation Notice") to the Founding Shareholder within five business days following the delivery of the Unallocated Share Notice indicating that a Second Round allocation is required, to sell additional shares to the Offeror (such process hereinafter in this Section 8.5 referred to as the "Second Round").

       (b) The Participation Notice shall specify a number of additional Common Shares that the particular Strategic Partner wishes to sell on the terms specified in the Third Party Offer.

       (c) The number of additional Common Shares that each of the Second Round Sellers shall sell pursuant to the Third Party Offer shall be determined as follows:

              (i) Each such Second Round Seller shall sell a number of additional Common Shares equal to the lesser of: (I) its PRO RATA share of the number of Unallocated Shares (calculated with reference to the relative holdings of equity shares of the Corporation as at the date of the Third Party Offer represented by the Second Round Sellers); and (II) the maximum number of shares specified in the applicable Participation Notice (or, in the case of the Founding Shareholder, since it does not deliver a Participating Notice, such maximum number of shares that it may determine);

              (ii) The remaining Unallocated Shares, if any, shall be allocated among those Second Round Sellers which shall not yet have been allocated the maximum number of shares that they desire to sell, by one or more repetitions of the Second Round procedures outlined above, until the first to occur of: (I) the full allocation of the Unallocated Shares; or (II) all Second Round Shareholders having been allocated the maximum number of Common Shares specified by them. In the latter case, any remaining Unallocated Shares may be sold by the Founding Shareholder, should it determine that the third party purchaser is unwilling to complete the transaction unless all Unallocated Shares are made available for sale.

8.6           TERMS OF SALE BY SHAREHOLDERS.

              In the event that the other Shareholders become obligated or elect (as the case may be) to sell all or part of their Common Shares pursuant to the operation of this Article 8, the completion of such transaction(s) shall be conditional upon the completion of the purchase and sale contemplated in the Third Party Offer and upon each such Shareholder selling such shares on the same terms and receiving the same consideration per share as the Founding Shareholder is receiving under the Third Party Offer. For greater certainty, on a sale of shares pursuant to this Article 8, each Shareholder selling shares shall provide the Offeror with such reasonable and customary covenants, representations and warranties relating to the shares being sold by the particular Shareholder as well as the nature and status of, and the substance of any default under, the contractual arrangements between the particular Shareholder and the Corporation or their respective Affiliates and Subsidiaries as shall be generally consistent with those equivalent representations, warranties and covenants given by the Founding Shareholder to the Offeror. Such representations, warranties and covenants shall be given on a several basis, and not jointly or jointly and severally.

8.7           APPLICABILITY OF TAG-ALONG RIGHTS.

              In the event a Third Party Offer is received by the Founding Shareholder and the Founding Shareholder elects to sell the Common Shares which are the subject matter of such Third Party Offer and does not elect to exercise its drag-along rights hereunder, the provisions of Article 10 shall apply.

8.8           SALES TO COMPETITORS.

              Notwithstanding any other provision of this Article 8, no sale of less than all of the then issued and outstanding shares of the Corporation shall be permitted to be made pursuant to this Article 8: (a) to a Competitor or a Competitor of BMO; and (b) unless the Offeror executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with the terms of this Agreement.

8.9           APPLICATION OF ARTICLE 8 TO STRATEGIC PARTNERS.

              For greater certainty, the Offeror shall have no right under this
Article 8 to require the Strategic Partners or any of their respective Permitted Transferees to sell any shares, including Common Shares, held by such Persons pursuant to any Third Party Offer. Also, for greater certainty, any sale of Common Shares pursuant to this Article 8 to any Strategic Partner shall be subject to the restrictions and limitations set forth in Section 1.17(b).

                                     ARTICLE 9
                      RIGHT OF FIRST REFUSAL ON SHARES HELD BY
                   MANAGEMENT SHAREHOLDERS, EMPLOYEE SHAREHOLDERS
                             AND NON-EMPLOYEE DIRECTORS

9.1           APPLICATION.

              The provisions of this Article 9 shall apply prior to an Initial Public Offering. For greater certainty, transactions of purchase and sale of the Purchased Shares contemplated by this Article 9 shall be permitted notwithstanding the provisions of Article 6 hereof.

9.2           OFFER TO FOUNDING SHAREHOLDER AND THE STRATEGIC PARTNERS.

              If any Shareholder other than the Founding Shareholder and the Strategic Partners (hereinafter in this Article 9 referred to as the "Offeror") receives a BONA FIDE cash offer (hereinafter in this Article 9 called the "Offer") from a Management Shareholder, Non-Employee Director or Employee Shareholder to purchase all, or any part of, the Common Shares beneficially owned by him, which is acceptable to him, he shall, by notice in writing (hereinafter in this Article 9 called the "Second Offer"), offer to sell such Common Shares (hereinafter in this Article 9 called the "Purchased Shares") to the Founding Shareholder and to the Strategic Partners at the same price, which must be paid in cash, and upon the same terms and conditions as are contained in the Offer. Such notice shall be accompanied by a true copy of the Offer and an affidavit of the Offeror attesting whether, and if so to what extent, there are commissions or other similar fees that may be or may become due and payable to any broker, agent or other intermediary in connection with the sale of the Purchased Shares pursuant to the Offer and, if applicable, stating the amount thereof. The Second Offer shall not be revocable except with the written consent of the Founding Shareholder and the Strategic Partners and shall be open for acceptance by written notice delivered by the Founding Shareholder, and/or one or more of the Strategic Partners, as the case may be, for a period of 15 business days from the date upon which the Second Offer was given to the Founding Shareholder and the Strategic Partners by the Offeror. Notwithstanding anything to the contrary herein contained, the terms and conditions contained in the Second Offer shall be amended so that there shall be deducted from the purchase price for the Purchased Shares payable pursuant to the Offer the amount of any commission or other similar fee that would otherwise have been payable to any broker, agent or other intermediary in connection with the sale of the Purchased Shares pursuant to the Offer.

9.3           PURCHASE OF SHARES BY FOUNDING SHAREHOLDER AND THE STRATEGIC
              PARTNERS.

              If the Second Offer is accepted by at least one of the Founding Shareholder and/or the Strategic Partners, as the case may be, then the Offeror (hereinafter in this Article 9 called the "Vendor") shall sell, and those of the Founding Shareholder and the Strategic Partners which shall have accepted the Second Offer, as the case may be, (hereinafter in this Article 9, the "Purchaser(s)"), shall purchase, all, and not less than all, of the Purchased Shares (if more than one of the Strategic Partners and the Founding Shareholder have elected to purchase, the Purchased Shares shall be allocated PRO RATA to their respective beneficial ownership of Common Shares as at the date of delivery of the Second Offer) upon the terms and conditions contained in the Second Offer. Unless otherwise agreed by them, the members of the Founding Shareholder shall purchase the Purchased Shares to be purchased by them pro rata to their respective beneficial ownership of Common Shares at the date of delivery of the Second Offer.

9.4           SALE PURSUANT TO ORIGINAL OFFER.

              If, during the time limited therefor, none of the Founding Shareholder and the Strategic Partners, as the case may be, shall have accepted the Second Offer, then the Offeror shall be entitled to sell the Purchased Shares in accordance with the Offer. The Board of Directors before consenting to the transfer of the Purchased Shares shall be entitled to require proof that the sale took place in accordance with the Offer (except as to the date of closing which, subject to the provisions of Section 9.5 hereof, may be varied). The directors of the

Corporation shall refuse to permit the recording of the transfer of the Purchased Shares which may have been sold otherwise than in accordance with the provisions of this Agreement.

9.5           REVIVAL OF RIGHT OF FIRST REFUSAL.

              If a sale of the Purchased Shares pursuant to the Offer is not completed within 60 days from the delivery of the Second Offer to the Founding Shareholder and the Strategic Partners, as aforementioned, no sale of the Purchased Shares pursuant to the Offer shall be made without again complying with the terms of this Article 9, and so on from time to time.

9.6           CLOSING.

              The closing of the transaction of purchase and sale pursuant to the Second Offer shall take place at the Place of Closing at the Time of Closing on the date (hereinafter in this Article 9 called the "Date of Closing") which is 15 days after the acceptance of the Second Offer by the Founding Shareholder and the Strategic Partners, as the case may be.

9.7           PROHIBITED SALES.

              Notwithstanding any other provision of this Article 9, no sale of Common Shares shall be permitted to be made pursuant to this Article 9:

       (a) if such sale and subsequent transfer would result in the Corporation ceasing to be a "private company" (as defined in the Securities Act) or, if regulatory approval is required, until all such approvals are received;

       (b)    to a Competitor or a Competitor of BMO; and

       (c) unless the Purchaser executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with and subject to the terms of this Agreement.

                                     ARTICLE 10
                                  TAG-ALONG RIGHTS

10.1          APPLICATION.

              The provisions of this Article 10 shall apply prior to an Initial Public Offering, but shall not apply: (i) to a sale by the Founding Shareholder in the circumstances contemplated by Article 8 (except pursuant to Section 8.7), because the "tag-along rights" contemplated by Section 8.5 will apply; or
(ii) in the circumstances contemplated by Article 15 of this Agreement.

10.2          TAG-ALONG RIGHT.

              Notwithstanding the provisions of Article 6, but subject to the provisions of Sections 8.1, 8.2 and Section 10.3, the Founding Shareholder or any member of the Founding Shareholder shall have the right to sell Common Shares to any arm's length third party which is not a Competitor or a Competitor of BMO, provided that such arm's length third party (in this Article, the "Offeror") executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "6.2" and satisfactory to the Corporation that such transfer is in accordance with and subject to the terms of this Agreement and provided further that if the Founding Shareholder or any member of the Founding Shareholder proposes to sell all or any portion of its Common Shares pursuant to this Section 10.2, the proposed vendor shall, at least 25 business days prior to the date specified for completion of the transaction of purchase and sale (in this Article 10, the "Offer"), give written notice (in this Article 10, called a "Disposition Notice") to the other Shareholder(s), exclusive of the Employee Shareholders, (in this Article 10, the "Remaining Shareholder(s)") stating the nature and terms of the proposed transaction, the maximum and/or minimum (as applicable) number of shares of a particular class desired or required by the proposed purchaser and the consideration for such sale in reasonable detail together with a statement of the maximum number of shares that the Founding Shareholder proposes to sell and stating that each Remaining Shareholder has (and the Remaining Shareholder(s) shall then have) the option to participate with the Founding Shareholder in the transaction contemplated by the Offer in accordance with the following provisions.

              Each Remaining Shareholder that desires to participate in the Offer may do so by delivery of written notice (in this Article 10, a "Tag-Along Notice") to the Founding Shareholder indicating a desire to participate in the Offer and specifying a maximum number of shares desired to be sold, and indicating whether it desires to participate in the "Second Round" contemplated below, on or prior to the date which is ten business days after the date of delivery of the Disposition Notice by the Founding Shareholder. All Shareholders (including the Founding Shareholder) participating in the Offer (in this Article 10, the "Sellers") shall participate simultaneously with and conditional upon the completion of the transaction of purchase and sale contemplated in the Offer and for the same consideration per share and otherwise on the same terms and conditions as stated in the Offer.

              Each Seller shall initially be entitled (and obligated) to sell up to such number of shares of a particular class as is determined based on their respective PRO RATA ownership of equity shares of the Corporation in accordance with the following calculation, not to exceed the maximum number of shares of the particular class specified in their Tag-Along Notice.

              For the purposes of the immediately preceding paragraph, the PRO RATA SALE entitlement of a particular Seller shall be calculated as follows. Each Seller shall be allocated that number of shares of a particular class of shares of the Corporation which is the subject of the Offer as is equal to the product obtained by multiplying: (a) the number of shares of such class which is the subject of the Offer by (b) a fraction, the numerator of which is the number of shares of such class held by the Seller and the denominator of which is the aggregate number of outstanding shares of such class, all determined as at the date of the Offer. In the event a Seller does not fulfil its obligation to sell as provided for herein, such Shareholder hereby irrevocably appoints the Chief Executive Officer of the Corporation, from time to time, as its attorney, in accordance with the POWERS OF ATTORNEY ACT (Ontario), to execute all such documents and to do all such things as may be necessary to accept the Offer and to complete such transaction.

              If the Offer contemplated by this Article 10 requires the delivery of a number of shares in excess of the number of shares to be sold as determined by the immediately preceding paragraph (such excess number of shares referred to in this Section 10.2 as the "Unallocated Shares"), the Founding Shareholder shall give notice to those Sellers which have elected to participate in the transaction contemplated by the Offer (in this Section, the "Unallocated Share Notice"), specifying such excess number of Common Shares and those Strategic Partners who elect to participate in the Second Round (as defined below) and whether the Founding Shareholder desires to participate in the Second Round. The following provisions shall apply to the Unallocated Shares:

       (a) Each of the Sellers which shall have elected to participate in the Offer to the fullest extent of their PRO RATA entitlement (I.E. they have not limited their participation to a number of shares less than they would have been entitled to sell pursuant to the application of the numerical formula outlined above), as outlined above, and which have (other than the Founding Shareholder) indicated an intention to participate in the "Second Round" (as defined below) in their Tag-Along Notice (inclusive of the Founding Shareholder should it elect to participate in the Second Round, collectively referred to as the "Second Round Sellers") shall be entitled, by delivery of written notice (the "Participation Notice") to the Founding Shareholder within five business days following the delivery of the Unallocated Share Notice, to sell additional shares to the Offeror (such process hereinafter in this Section 10.2 referred to as the "Second Round").

       (b) The Participation Notice shall specify a number of additional shares of each class that the particular Second Round Seller wishes to sell on the terms specified in the Offer.

       (c) The number of additional shares that the Founding Shareholder (should it so desire to participate in the Second Round) and each other Second Round Seller that shall have delivered a Participation Notice shall sell pursuant to the Offer shall be determined as follows:

              (i) Each such Second Round Seller shall sell a number of additional shares equal to the lesser of: (I) its PRO RATA share of the number of Unallocated Shares (calculated with reference to the relative holdings of equity shares of the Corporation as at the date of the Offer representing the Second Round Sellers); and (II) the maximum number of shares specified in the applicable Participation Notice (or, in the case of the Founding Shareholder, since it does not deliver a Participation Notice, such maximum number of shares that it may determine);

              (ii) The remaining Unallocated Shares, if any, shall be allocated among those Second Round Sellers which shall not yet have been allocated the maximum number of shares that they desire to sell, by one or more repetitions of the Second Round procedures outlined above, until the first to occur of: (I) the full allocation of the Unallocated Shares; or (II) all Second Round Shareholders having been allocated the maximum number of shares specified by them. In the latter case, any remaining Unallocated Shares may be sold by the Founding Shareholder, should it determine that the Offeror is unwilling to complete the transaction unless all Unallocated Shares are made available for sale.

10.3          EFFECT OF EXERCISE OF TAG-ALONG RIGHT.

              For greater certainty, if a Remaining Shareholder gives a Tag-Along Notice, then:

       (a) he or it shall be obligated to sell the shares specified in his Tag-Along Notice (and Participation Notice, if applicable) upon the terms specified in the Offer to the proposed purchaser under the Offer, conditional upon and contemporaneously with the completion of the transaction of purchase and sale contemplated in the Offer; and

       (b) the Founding Shareholder agrees with the Remaining Shareholder(s) that it shall not sell any of its shares under such Offer unless payment for the shares of each of the Remaining Shareholders who gave a Tag-Along Notice (and Participation Notice, if applicable) which are to be included in such sale is made in accordance with the terms of the Offer.

10.4          TERMS OF SALE BY SHAREHOLDERS

              On any sale of shares pursuant to this Article 10, each Shareholder selling shares shall provide the third party purchaser under the Offer with such reasonable and customary covenants, representations and warranties relating to the shares being sold by the particular Shareholder as well as the nature and status of, and the substance of any default under, the contractual arrangements between the particular Shareholder and the Corporation or their respective Affiliates and Subsidiaries as shall be generally consistent with the covenants, representations and warranties given by the Founding Shareholder to such third party subscriber. Such representations, warranties and covenants shall be given on a several basis, and not jointly or jointly and severally.

                                     ARTICLE 11
                                 PRE-EMPTIVE RIGHTS

11.1          PRE-EMPTIVE RIGHT.

              Subject to the provisions of this Agreement, if the Corporation desires to issue any Common Shares or securities convertible into or exchangeable for Common Shares or any other equity securities or other securities carrying rights, options or warrants to acquire such securities or shares (in this Article 11, the "Offered Securities"), it shall offer, by written notice (in this Article 11, an "Offer") to each of the Founding Shareholder and the Strategic Partners (in this Article 11, an "Offeree") the number and type of securities (in this Article 11, the "Offered Securities") which the Corporation desires to issue (the "Proposed Issuance") and the cash price which the Corporation desires to receive per Offered Security (in this Article 11, the "Offered Price").

11.2          OFFER TO THE FOUNDING SHAREHOLDER AND THE STRATEGIC PARTNERS.

              The number of Offered Securities which shall be offered to each of the Founding Shareholder and the Strategic Partners, as the case may be, for purchase at the Offered Price shall be the number of Offered Securities which, if purchased by the particular Shareholder, would maintain its proportionate equity ownership interest in the Corporation as at the date of the Offer (calculated on a fully-diluted basis). The Offer shall set out the aggregate number of Common Shares, securities convertible into or exchangeable for Common Shares, or any other equity securities carrying rights, options or warrants to acquire such securities or shares outstanding at the close of business on the date of the Offer and the number of Offered Securities available for purchase by the Offeree, shall limit the time within which the Offer may be accepted (which time shall not be less than 20 business days from the date of the Offer) and shall limit the time within which any purchase resulting from acceptance of the Offer must be completed (which time shall not be less than 35 business days nor more than 60 business days after the date of the Offer) and shall fix the time, date and place for completion of any purchase resulting from acceptance of the Offer.

              If an Offeree does not accept the Offer, or accepts it in respect of less than its prescribed share of the Offered Securities: (i) the unclaimed Offered Securities shall be first offered, for a period of 15 business days, in the same relative proportions as the initial allocations referred to above, to those of the Founding Shareholder and the Strategic Partners who shall have subscribed for the full amount of the Offered Securities to which they were entitled; and (ii) the balance of the unclaimed Offered Securities may then be offered to such third-party persons (acting at arm's length with the Founding Shareholder and the Strategic Partners and provided that any such third-party person is not directly, or indirectly through its Affiliates and Subsidiaries, a Competitor or a Competitor of BMO) as may be determined by the Board of Directors at prices and on terms no less favourable to the Corporation than the Offer; provided, however, that such third-party persons become subject to the Shareholders' Agreement (including, without limitation, by delivering a written acknowledgement substantially in the form annexed hereto as Schedule "11.4") on terms substantially equivalent to the rights and obligations of the Management Shareholders (i.e. they should not be afforded the governance powers of the Strategic Partners). The provisions of Section 1.13 shall apply to the amendment and restatement of the Shareholders' Agreement to reflect such additional Shareholder, MUTATIS MUTANDIS. Any such issuances to such third party subscriber shall be completed within 60 days of the determination of the number of securities to be offered to the third party subscriber, failing which the provisions of Sections 11.1 and 11.2 shall again apply thereto and so on from time to time.

11.3          PURCHASE BY OFFEREE.

              If the Offeree accepts the Offer in accordance with the terms hereof, it shall be bound to purchase, take up and pay for, and the Corporation shall be bound to issue, the Offered Securities to be purchased by the Offeree in accordance with the foregoing provisions hereof, and the Corporation shall promptly advise the Offeree of the number of the Offered Securities to be purchased by the Offeree, whereupon the Corporation shall be obliged to deliver to the Offeree at the time, date and place set out in the Offer, certificates representing the Offered Securities registered in the Offeree's name in a number equal to the number of the Offered

Securities to be purchased by it against payment made in full in cash of the aggregate consideration therefor. Unless otherwise agreed by them, the members of the Founding Shareholder shall purchase the Offered Securities to be purchased by them PRO RATA to their respective beneficial ownership of Common Shares at the date of delivery of the Offer.

11.4          APPLICATION.

              The provisions of this Article 11 shall apply only prior to an Initial Public Offering and, except as provided in Sections 11.5, 11.6 and 11.7, shall not apply in respect of any of the following:

       (a) Offered Securities declared and/or paid by the Corporation as dividends or distributions on its outstanding securities;

       (b) Offered Securities of the Corporation issued as consideration for the purchase by the Corporation of property (whether tangible or intangible) in an arm's length transaction, provided that the person to whom securities of the Corporation are so issued executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "11.4";

       (c) Offered Securities issued or granted by the Corporation in the ordinary and normal course of business to any eligible person pursuant to the Stock Option Plan (including the issuance of Common Shares or other equity securities upon the exercise of stock options issued thereunder) (including, in each case, the issuance of Common Shares pursuant to the exercise of the subscription options or commitments contemplated therein), provided that such person, if not already a party hereto, executes and delivers to the Corporation a written acknowledgement substantially in the form annexed hereto as Schedule "11.4", as amended to reflect the status of the subscriber as a Non-Employee Director, Management Shareholder, Employee Shareholder or Strategic Partner (subject to Section 1.13), as the case may be;

       (d) Offered Securities issued to another Shareholder pursuant to the exercise of their subscription right contemplated in Sections 11.1, 11.2, 11.5, 11.6 or 11.7;

       (e) securities of the Corporation issued upon the exchange or conversion of exchangeable or convertible securities of the Corporation or upon the exercise of rights, options or warrants of the Corporation (collectively, "Convertible Securities"), in each case in respect of which the provisions of this Article 11 applied at the time of the issuance of such Convertible Securities; and

       (f)    Offered Securities issued to a new Strategic Partner.

11.5          SPECIAL PROVISIONS RELATING TO BMO'S PRE-EMPTIVE RIGHT.

BASIC PRE-EMPTIVE RIGHT

              BMO shall have the benefit of the pre-emptive right contemplated by Sections 11.1 and 11.2 (the "Basic Pre-emptive Right") (subject to the provisions of Section 11.4) during the period commencing on the date hereof and terminating on the earliest to occur of: (i) an Initial Public Offering; and
(ii) the date (in this Section 11.5, the "Termination Date") which is the later of the BMO Secondary Anniversary and the termination of the BMO Continuing Alliance. The Basic Pre-emptive Right shall apply notwithstanding any dilution in the equity ownership interest in the Corporation maintained by BMO from time to time.

AMENDED BASIC PRE-EMPTIVE RIGHT

              From and after the Termination Date (but, for greater certainty, only prior to an Initial Public Offering), BMO shall continue to benefit from the provisions of Sections 11.1 and 11.2; however, such provisions shall, for purposes of BMO's rights thereunder, be subject to the following amendments (such amended subscription rights are hereby referred to as the "Amended Basic Pre-emptive Right"):

              (i) the right of BMO to subscribe for securities of the Corporation shall be triggered only by the issuance of equity shares of the Corporation (whether directly or upon the conversion, exchange or exercise of Convertible Securities constituting such equity shares) which would result in a dilution of BMO's holdings of Common Shares below 11.6% of the number of issued and outstanding equity shares of the Corporation;

              (ii) the number of Common Shares which BMO would be entitled to purchase shall be such number of Common Shares not to exceed that number which would result in BMO holding 11.6% of the total number of issued and outstanding equity shares after the subject transaction is completed;

              (iii)   the Common Shares purchased by BMO pursuant to this
                      Section 11.5 shall be issued at the price per Common Share (the "Designated Price") that the Common Shares are issued or subscribed for pursuant to the subject transaction (if applicable) unless the subject transaction is the exchange, conversion or exercise of a Convertible Security to which the provisions of Sections
                      11.1 and 11.2 hereof applied at the time of issuance thereof; in which case the Designated Price shall be the fair market value of the Common Shares at such time, as determined by the Board of Directors acting reasonably;

              (iv) the Amended Basic Pre-emptive Right shall apply with respect to a Proposed Issuance contemplated by Section
                      11.1 notwithstanding the provisions of Sections 11.4(d),
                      (e) and (f) (however, for greater certainty, the Amended Basic Pre-emptive Right shall not apply in the circumstances contemplated by Sections 11.4(a), (b) and
                      (c)); and

              (v) the Amended Basic Pre-emptive Right shall terminate and shall thereafter cease and be of no further effect if BMO does not purchase the maximum number of Common Shares purchasable by it so as to maintain a proportional holding of 11.6% of the number of issued and outstanding equity shares of the Corporation.

SUPPLEMENTAL SUBSCRIPTION RIGHT

              During the term of the BMO Continuing Alliance (but prior to an Initial Public Offering), without duplication of the Basic Pre-emptive Right or the Amended Basic Pre-emptive Right, BMO shall have an additional right to subscribe for Common Shares of the Corporation (the "Supplemental Subscription Right"). The Supplemental Subscription Right shall apply so as to enable BMO to maintain a holding of 11.6% of the then issued and outstanding equity shares of the Corporation during the BMO Continuing Alliance (the Amended Basic Pre-emptive Right has the same effect thereafter). Pursuant to the Supplemental Subscription Right: (i) if the Corporation issues Offered Securities; and (ii) if applicable, BMO subscribes for the maximum number of Offered Securities available to it in accordance with the provisions of Sections 11.1 and 11.2; and
(iii) the result of such transaction(s) (if applicable, in conjunction with other issuances pursuant to Sections 11.1, 11.2, 11.6 and 11.7) is that BMO's relative shareholding is diluted below 11.6% of the number of issued and outstanding equity shares of the Corporation, then BMO shall be entitled, by delivery of written notice to the Corporation by no later than 15th business day after notice of the issuance of the Offered Securities in question is delivered by the Corporation to BMO, to acquire that number of Common Shares of the Corporation which is sufficient to maintain BMO's relative shareholding at 11.6% of the number of issued and outstanding equity shares of the Corporation for a subscription price per share equal to the Designated Price.

              BMO's Supplemental Subscription Right shall apply notwithstanding the provisions of Sections 11.4(d), (e) and (f) but shall not apply in the circumstances contemplated by Sections 11.4(a), (b) and (c).

BOARD REPRESENTATION PRE-EMPTIVE RIGHT

              In addition to (but without duplication of) BMO's Basic Pre-emptive Right, Amended Basic Pre-emptive Right and Supplemental Subscription Right, if, at any time prior to an Initial Public Offering, as a result of any issuance of equity shares by the Corporation (including pursuant to ANY of the events that would otherwise be excluded by Section 11.4), BMO would cease to be entitled to nominate a member of the Board of Directors in accordance with
Article 4 hereof (i.e., BMO would cease to hold at least 4% (or 3%, as the case may be) of the issued and outstanding Common Shares), then BMO shall have the right to subscribe (the "Board Representation Pre-emptive Right"), during such reasonable period of time, not to exceed 30 days, thereafter as the Board of Directors shall prescribe, for such number of Common Shares sufficient to enable it to retain its right of nomination, at a price per Common Share equal to the Designated Price.

              The Board Representation Pre-emptive Right shall terminate and be of no further effect if at any time BMO ceases to be entitled to nominate a member of the Board of Directors in accordance with the provisions of Article 4 and fails to exercise its Board Representation Pre-emptive Right so as to retain its board nominee.

EFFECT OF MERGERS AND SIMILAR TRANSACTIONS

              BMO acknowledges and agrees that its rights under this Section 11.5, described under the headings "Amended Basic Pre-emptive Right" and "Supplemental Subscription Right", shall terminate immediately upon the completion of the merger of BMO and one or more entities which together result in a person with more than 2 times the assets of BMO immediately prior to such transaction, or series of transactions which effect such merger, provided however, that such termination of rights shall not apply to, and shall not be applicable in the context of, the merger of BMO as aforesaid with any bank listed in Schedule I of the Bank Act as at August 2, 1999.

CALCULATING PERCENTAGE OWNERSHIP

              For the purposes of determining BMO's subscription entitlement from time to time pursuant to this Section 11.5, as described under the headings "Amended Basic Pre-emptive Right" and "Supplemental Subscription Right", BMO's percentage holding of equity shares of the Corporation (both before and after the pre-emptive right is exercised) shall be calculated by excluding from the issued and outstanding capital of the Corporation the aggregate number of Common Shares previously issued in the circumstances contemplated by Sections 11.4(a), 11.4(b), and 11.4(c). For greater certainty, shares of the Corporation issued pursuant to the Stock Option Plan shall not attract pre-emptive rights (other than the Board Representation Pre-emptive Rights) and, for purposes of this
Article 11 only, such shares shall not be recognized for purposes of calculating relative shareholding either before or after the transaction.

11.6          SPECIAL PROVISIONS RELATING TO BAC'S PRE-EMPTIVE RIGHT.

BASIC PRE-EMPTIVE RIGHT

              BAC shall have the benefit of the Basic Pre-emptive Right contemplated by Sections 11.1 and 11.2 at all times until the earliest of: (i) an Initial Public Offering; and (ii) the date (the "BAC Termination Date") which is the later of: (a) February 1, 2001; and (b) the termination of the Continuing Alliance (as defined in the BAC Technology License Agreement - hereinafter referred to as the "BAC Continuing Alliance"). BAC's Basic Pre-emptive Right shall apply regardless of its relative ownership of shares of the Corporation.

AMENDED BASIC PRE-EMPTIVE RIGHT

              From and after the BAC Termination Date but prior to an Initial Public Offering, provided that BAC shall have purchased the BAC Option Shares BAC shall, in lieu of its Basic Pre-emptive Right, have the benefit of an Amended Basic Pre-emptive Right on the same terms and conditions as apply to BMO pursuant to Section 11.5, MUTATIS MUTANDIS, except that the proportional holding that BAC shall be entitled to maintain shall be only 8.5% of the issued and outstanding equity shares of the Corporation.

SUPPLEMENTAL SUBSCRIPTION RIGHT

              During the term of the BAC Continuing Alliance (but prior to an Initial Public Offering), provided that BAC shall have purchased the BAC Option Shares, without duplication of the Basic Pre-emptive Right or the Amended Basic Pre-emptive Right, BAC shall have a Supplemental Subscription Right on the same terms and conditions as apply to BMO pursuant to Section 11.5, MUTATIS MUTANDIS, except that BAC shall be entitled to maintain a holding of only 8.5% of the issued and outstanding equity shares of the Corporation.

BOARD REPRESENTATION PRE-EMPTIVE RIGHT

              In addition to (but without duplication of) BAC's Basic Pre-emptive Right, Amended Basic Pre-emptive Right and Supplemental Subscription Right, if, at any time prior to an Initial Public Offering, as a result of any issuance of equity shares by the Corporation (including pursuant to ANY of the events that would otherwise be excluded by Section 11.4), BAC would cease to be entitled to nominate a member of the Board of Directors in accordance with
Article 4 hereof (i.e. BAC would cease to hold at least 4% (or 3%, as the case may be) of the issued and outstanding Common Shares), then BAC shall have a Board Representation Pre-emptive Right on the same terms and conditions as apply to BMO pursuant to Section 11.5, MUTATIS MUTANDIS.

              The Board Representation Pre-emptive Right shall terminate and be of no further effect if at any time BAC ceases to be entitled to nominate a member of the Board of Directors in accordance with the provisions of Article 4 and fails to exercise its Board Representation Pre-emptive Right so as to retain its board nominee.

EFFECT OF MERGERS AND SIMILAR TRANSACTIONS

              The provisions of Section 11.5 "Effect of Mergers and Similar Transaction" shall apply to BAC MUTATIS MUTANDIS, without regard to the exception relating to mergers with a bank listed in Schedule I of the Bank Act.

CALCULATING PERCENTAGE OWNERSHIP

              For the purposes of determining BAC's subscription entitlement from time to time pursuant to this Section 11.6, as described under the headings "Amended Basic Pre-emptive Right" and "Supplemental Subscription Right", BAC's percentage holding of equity shares of the Corporation (both before and after the pre-emptive right is exercised) shall be calculated by excluding from the issued and outstanding capital of the Corporation the aggregate number of Common Shares previously issued in the circumstances contemplated by Sections 11.4(a), 11.4(b), and 11.4(c). For greater certainty, shares of the Corporation, issued pursuant to the Stock Option Plan shall not attract pre-emptive rights (other than the Board Representation Pre-emptive Rights) and, for purposes of this
Article 11 only, such shares shall not be recognized for purposes of calculating relative shareholding either before or after the transaction.

11.7 SPECIAL PROVISIONS RELATING TO THE FOUNDING SHAREHOLDER'S, CSTC'S AND SONERA'S PRE-EMPTIVE RIGHTS

BASIC PRE-EMPTIVE RIGHT

              Each of the Founding Shareholder, CSTC and Sonera shall be entitled to an equivalent Basic Pre-emptive Right pursuant to the provisions of Sections 11.1 and 11.2 hereof at all times prior to an Initial Public Offering and regardless of the level to which their respective ownership of equity shares of the Corporation has declined.

SUPPLEMENTAL SUBSCRIPTION RIGHT

              At all times prior to an Initial Public Offering, each of the Founding Shareholder, CSTC and Sonera shall have a Supplemental Subscription Right on the terms and conditions applicable to the Supplemental Subscription Right to which BMO is entitled pursuant to Section 11.5 hereof, MUTATIS MUTANDIS; provided, however, that the respective relative ownership levels of equity shares of the Corporation to which such Supplemental Subscription Rights shall apply shall be as follows:

              (i)     the Founding Shareholder: 18.7%;

              (ii)    CSTC: 15%; and

              (iii)   Sonera: 15%.

BOARD REPRESENTATION PRE-EMPTIVE RIGHT

              In addition to (but without duplication of) their respective Basic Pre-emptive Right, Amended Basic Pre-emptive Right and Supplemental Subscription Right, if, at any time prior to an Initial Public Offering, as a result of any issuance of equity shares by the Corporation (including pursuant to ANY of the events that would otherwise be excluded by Section 11.4), either CSTC or Sonera would cease to be entitled to nominate a member of the Board of Directors in accordance with Article 4 hereof, (i.e., CSTC or Sonera would cease to hold at least 4% (or 3%, as the case may be) of the issued and outstanding Common Shares) then such Shareholder shall have a Board Representation Pre-emptive Right on the same terms and conditions as apply to BMO pursuant to Section 11.5, MUTATIS MUTANDIS. For greater certainty, the Founding Shareholder does not have a "Board Representation Pre-emptive Right" as it is entitled to nominate a director until it no longer holds any Common Shares, as provided in
Section 1.17.

              The Board Representation Pre-emptive Right shall terminate and be of no further effect if at any time the particular Shareholder ceases to be entitled to nominate a member of the Board of Directors in accordance with the provisions of Article 4 and fails to exercise its Board Representation Pre-emptive Right so as to retain its board nominee.

EFFECT OF MERGERS AND SIMILAR TRANSACTIONS

              The provisions of Section 11.5 "Effect of Mergers and Similar Transaction" shall apply to the Founding Shareholder, Citicorp (with respect to CSTC's pre-emptive rights) and Sonera, MUTATIS MUTANDIS; provided, however, that: (i) such provision shall be read without reference to the exception relating to mergers with a bank listed in Schedule I of the Bank Act; and (ii) in the case of Citicorp/CSTC, the relevant merger threshold shall be calculated with respect to the assets of Citigroup Inc.

CALCULATING PERCENTAGE OWNERSHIP

              For the purposes of determining the Founding Shareholder's, CSTC's and Sonera's subscription entitlement from time to time pursuant to this Section 11.7, as described under the headings "Amended Basic Pre-emptive Right" and "Supplemental Subscription Right", the Founding Shareholder's, Citicorp's and Sonera's percentage holding (directly or indirectly) of equity shares of the Corporation (both before and after the pre-emptive right is exercised) shall be calculated by excluding from the issued and outstanding capital of the Corporation the aggregate number of Common Shares previously issued in the circumstances contemplated by Sections 11.4(a), 11.4(b), and 11.4(c). For greater certainty, shares of the Corporation, issued pursuant to the Stock Option Plan shall not attract pre-emptive rights (other than the Board Representation Pre-emptive Rights) and, for purposes of this Article 11 only, such shares shall not be recognized for purposes of calculating relative shareholding either before or after the transaction.

11.8          SUBSCRIPTION REPRESENTATIONS

              The Corporation shall be entitled, in connection with any subscription for securities of the Corporation pursuant to Article 11, to require the subscribing Shareholder to provide to the Corporation, in writing, customary and typical representations as to the subscribing Shareholder acting as principal, its investment intent and such other matters as may be required by applicable securities laws.

11.9          EFFECT OF SHARE SALES ON SPECIAL PRE-EMPTIVE RIGHTS

              The references in Sections 11.5, 11.6 and 11.7 to the numerically-specified relative shareholdings that each of BMO, BAC, CSTC, Sonera and the Founding Shareholder are entitled to maintain pursuant to their respective rights under the headings "Amended Basic Subscription Rights" and "Supplemental Subscription Rights" (as applicable) shall be deemed to be adjusted downward to the actual relative shareholding of any such Shareholder in the event that such shareholder ever sells Common Shares, such adjustment to be calculated immediately after the sale in question and to apply perpetually thereafter.

                                     ARTICLE 12
                         CALL RIGHT CONCERNING MANAGEMENT,
                  NON-EMPLOYEE DIRECTORS AND EMPLOYEE SHAREHOLDERS

12.1          CALL RIGHT.

              Prior to an Initial Public Offering, if a Management Shareholder, a Non-Employee Director or an Employee Shareholder (in this Section, the "Departing Employee") shall for any reason cease to be an employee of, or consultant to the Corporation and/or its Affiliates, the Corporation (in this Section 12.1 called the "Purchaser") shall at any time thereafter be entitled to send a notice in writing to the Departing Employee requiring the sale of all of the shares of the Corporation beneficially owned by the Departing Employee and any member of his Immediate Family (in this Section 12.1, the "Purchased Shares") and on receipt of such notice, the Departing Employee and his Immediate Family (collectively, in this Section 12.1, the "Vendor") shall sell to the Purchaser and the Purchaser shall purchase for cancellation from the Vendor the Purchased Shares, upon the terms and conditions hereinafter set forth. If the Corporation shall be prohibited pursuant to any contract or by Applicable Law (not entered into with a view to affording the Founding Shareholder and the Strategic Partners the right to exercise the Corporation's purchase rights pursuant to this
Section 12.1) to which it is a party or by which it is bound or pursuant to the Act or Applicable Law from purchasing shares in its capital, or would otherwise pursuant to such contractual arrangements be prohibited from completing such transaction, the Founding Shareholder and the Strategic Partners shall be entitled, but not obligated, to exercise the Corporation's purchase rights pursuant to this Section 12.1 (and if more than one of such Shareholders elect to participate they shall purchase on a basis pro rata to their respective beneficial ownership of Common Shares as at the date of delivery of such notice). The members of the Founding Shareholder shall purchase the Purchased Shares to be purchased by them pro rata to their respective beneficial ownership of Common Shares at the date of delivery of the Second Offer. The Corporation or the purchasing Shareholder(s), as the case may be, which is to purchase the Purchased Shares is referred to hereafter as the "Purchaser".

12.2          CALCULATION OF PURCHASE PRICE.

              For the purposes of any transaction of purchase and sale contemplated by this Article 12, the purchase price for the Purchased Shares shall be the fair market value thereof determined effective as at the Date of Closing of the transaction in question by the Board of Directors in good faith and in consultation with professional advisers taking into consideration such factors such as goodwill, cash flow, book value and recent or anticipated material changes in the affairs of the Corporation. The parties hereto acknowledge that the Board of Directors shall initially determine fair market value as being the greater of 1 times sales or 1.5 times book value and the parties hereto further acknowledge that such determination by the Board of Directors shall, for the purposes of this Agreement, be final and binding and no appeal shall lie therefrom.

12.3          CLOSING.

              The closing of the transaction of purchase and sale herein contemplated shall take place at the Place of Closing at the Time of Closing on the date (in this Article 12, the "Date of Closing") which is the later of
(i) the date which is 15 days after receipt by the Departing Employee of the notice contemplated in Section 12.1; and (ii) the date which is 15 days after the purchase price for the Purchased Shares is finally determined in accordance with the provisions of this Article 12.

                                     ARTICLE 13
                      FOUNDING SHAREHOLDER REGISTRATION RIGHTS

13.1          DEMAND REGISTRATION.

       (a) At any time after the earlier of: (I) the day which is nine months after an Initial Public Offering; and (II) June 1, 2004, the Founding Shareholder may (notwithstanding the provisions of Article 4 hereof) request in writing (a "Founding Shareholder Registration Request") that the Corporation qualify a prospectus for, or effect the registration of, all or a part of the securities of the Corporation owned by such Shareholder(s) under the securities laws of one or more of the Provinces of Canada and/or the United States. Provided, however, that no Founding Shareholder Registration Request may be delivered after the fourth anniversary of the Corporation's Initial Public Offering. Provided, further, that if the inclusion in such offering of shares to be issued by the Corporation would result in such offering being the Corporation's Initial Public Offering, then the Corporation may include such number of shares in the offering as is considered advisable by the Board of Directors and the priority rules of Section 4(a) of Schedule "13.1" shall be applicable to the offering. The Founding Shareholder may effect only two Founding Shareholder Demand Registrations (exclusive of any such Founding Shareholder Demand Registration which results in the Corporation's Initial Public Offering).

       (b) Upon receipt of a Founding Shareholder Registration Request, the Corporation shall: (i) as soon as practicable, but in any event within five business days after receipt of such request, give written notice of such request to the Strategic Partners, the Management Shareholders and the Non-Employee Directors; and (ii) thereafter use all reasonable efforts to effect such qualification or registration, including therein securities with respect to which the Corporation has received written requests for inclusion therein from such other Shareholders (pursuant to their Piggyback Registration rights under Article 14) within 30 days after the receipt of the Corporation's notice, all in accordance with and subject to the provisions of Schedule "13.1". (All registrations pursuant to this Section 13.1 are referred to herein as "Founding Shareholder Demand Registrations".)

13.2          PIGGYBACK REGISTRATION.

              Whenever the Corporation proposes (other than pursuant to a Founding Shareholder Demand Registration) to effect a Company Registration, the Corporation will, no later than five business days after the decision is made to proceed or receipt of a Registration Request (as defined in Schedule "13.1") by another holder of securities, give written notice to the Founding Shareholder of its intention to effect such a registration, and such notice shall offer the Founding Shareholder the opportunity to qualify or register (on the same terms and conditions) such number of securities owned by such Shareholder(s), as such Shareholder(s) may request (in this Article 13, a "Piggyback Registration"). The Corporation will include in such Company Registration securities with respect to which the Corporation has received a written request for the inclusion therein from the Founding Shareholder within 30 days after the receipt of the Corporation's notice, all in accordance with and subject to the provisions of Schedule "13.1".

              Notwithstanding the foregoing, the obligations described in this
Section 13.2 shall not apply to a Company Registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated under U.S. Securities Laws (as defined in Schedule 13.1) in the future, or a registration relating solely to a transaction covered by Rule 145 under the 1933 Act registered on Form S-4 or similar form which may be promulgated in the future.

13.3          EXPIRY OF REGISTRATION RIGHTS.

              Notwithstanding any of the foregoing provisions, the Corporation shall not be required to effect a Founding Shareholder Demand Registration or include in a Piggyback Registration securities which the Founding Shareholder has requested be included therein: (I) if the request of the Founding Shareholder is made at any time after the date which is four years from the Corporation's Initial Public Offering; or (II) if: (i) such securities have ceased to be "restricted securities" pursuant to Rule 144 of the 1933 Act and have become freely tradable upon the expiration of any otherwise applicable hold period under Canadian securities laws (or any similar provision under applicable securities laws); and (ii) an offering of such securities would not be deemed to constitute a "distribution" within the meaning of clause (c) of Subsection 1(1) of the Securities Act (or equivalent provisions of Canadian securities laws); and (iii) the Founding Shareholder holds less than 5% of the issued and outstanding equity shares of the Corporation at the date of the request.

13.4          SHORT-FORM PROSPECTUS REGISTRATIONS

              In addition, the Founding Shareholder may request the registration or qualification of its Common Shares or other equity shares of the Corporation pursuant to a Short-Form Offering, as defined in and in accordance with and subject to the terms of Section 3 of Schedule "13.1".

                                     ARTICLE 14
               REGISTRATION RIGHTS OF STRATEGIC PARTNERS, MANAGEMENT
                      SHAREHOLDERS AND NON-EMPLOYEE DIRECTORS

14.1          DEMAND REGISTRATION RIGHTS OF STRATEGIC PARTNERS

       (a) Subject to the provisions of Article 15, at any time after the day which is nine months after an Initial Public Offering, the Strategic Partners, acting collectively as described below, may (notwithstanding the provisions of Article 4 hereof) request in writing (a "Strategic Partner Registration Request") the Corporation to qualify a prospectus for, or effect the registration of, all or a part of the Common Shares or other equity shares of the Corporation owned by such Shareholder(s)
              (on a PRO RATA basis to those Strategic Partners who wish to participate in such qualification or registration or on such other proportional basis as such Strategic Partners may otherwise agree) under the securities laws of one or more of the provinces of Canada and/or of the United States. Subject to the preceding sentence, the exercise of any such collective demand registration rights (the "Strategic Partner Demand Registration") shall be implemented, governed by and otherwise subject to the direction of those members of such group of Strategic Partners which collectively holds a majority of the Common Shares owned by all Strategic Partners. Provided, however, that no Strategic Partner Registration Request may be delivered after the fourth anniversary of the Corporation's Initial Public Offering. The Strategic Partners may effect only two Strategic Partner Demand Registrations (exclusive of their rights pursuant to Article 15 to cause an Initial Public Offering).

       (b) After the Initial Public Offering, any person which acquires from the then existing Strategic Partners in a particular transaction (or series of related transactions) at least 5% of the outstanding Common Shares shall be entitled to participate in the group Strategic Partner Demand Registration rights, the group Short Form Offering Registration rights and the Piggyback Registration rights contemplated by this Article 14 as if it were a Strategic Partner.

       (c) Upon receipt of a Strategic Partner Registration Request, the Corporation shall: (i) as soon as practicable, but in any event within five business days after receipt of such request, give written notice of such request to the Founding Shareholder, the Management Shareholders and the Non-Employee Directors; and
              (ii) thereafter use all reasonable efforts to effect such qualification or registration, including therein securities with respect to which the Corporation has received written request for inclusion therein from such other Shareholders (pursuant to their Piggyback Registration rights under Article 13 and Article 14 hereof) within 30 days after the receipt of the Corporation's notice, all in accordance with and subject to the provisions of Schedule "13.1". (All registrations pursuant to this Section 14.1 are referred to herein as "Strategic Partner Demand Registrations").

14.2 PIGGYBACK REGISTRATION RIGHTS OF STRATEGIC PARTNERS, MANAGEMENT SHAREHOLDERS AND NON-EMPLOYEE DIRECTORS

              Whenever the Corporation proposes to effect a Company Registration, the Corporation will, no later than five business days after the decision is made to proceed or receipt of a Registration Request by another holder of securities, give written notice to the Strategic Partners, the Management Shareholders and the Non-Employee Directors of its intention to effect such a registration, and such notice shall offer such Shareholders (exclusive of the Strategic Partners where such Company Registration results from a Strategic Partner Demand Registration) the opportunity to qualify or register (on the same terms and conditions) all or part of their Common Shares, subject to the provisions of this Article 14 and Schedule "13.1". The

Corporation will include in such Company Registration securities with respect to which the Corporation has received written requests for the inclusion therein from such Shareholders (complying with the provisions of this Article
14) within 30 days after the receipt of the Corporation's notice, all in accordance with and subject to the provisions of Schedule "13.1".

              Notwithstanding the foregoing, the obligations described in this Section 14.2 shall not apply to a Company Registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated under U.S. Securities Laws (as defined in Schedule 13.1) in the future, or a Registration relating solely to a transaction covered by Rule 145 under the 1933 Act registered on Form S-4 or similar form which may be promulgated in the future.

14.3          EXPIRY OF REGISTRATION RIGHTS.

              Notwithstanding any of the foregoing provisions, the Corporation shall not be required to include securities in a Demand Registration or Piggyback Registration which a Strategic Partner, a Management Shareholder or a Non-Employee Director has requested be included therein: (I) if such request is made at any time after the day which four years after the Corporation's Initial Public Offering; or (II) if: (i) such securities have ceased to be "restricted securities" pursuant to Rule 144 of the 1933 Act with respect to such Shareholder and have become freely tradable upon the expiration of any otherwise applicable hold period under Canadian securities laws (or any similar provision under applicable securities laws);
(ii) an offering of such securities would not be deemed to constitute a "distribution" within the meaning of clause (c) of Subsection 1(1) of the Securities Act (or equivalent provisions of Canadian securities laws); and
(iii) the Shareholder in question then holds less than 5% of the issued and outstanding equity shares of the Corporation.

14.4          SHORT-FORM OFFERING REGISTRATIONS

              In addition, the Strategic Partners, acting collectively as contemplated in Section 14.1(a), may request the registration or qualification of their Common Shares or other equity shares of the Corporation pursuant to a Short-Form Offering as defined in and in accordance with and subject to the terms of Section 3 of Schedule "13.1".

                                     ARTICLE 15
                                    EXIT OPTIONS

15.1          STRATEGIC PARTNERS' ABILITY TO CAUSE AN INITIAL PUBLIC OFFERING.

              If an Initial Public Offering has not occurred by June 1, 2004, then, provided that a written notice invoking this Section 15.1 addressed to the Corporation and signed by such number of Strategic Partners as is required to represent a majority of the issued and outstanding Common Shares and other equity securities of the Corporation, is delivered to the Corporation, the Strategic Partners, the Management Shareholders and the Non-Employee Directors, then the Strategic Partners which shall have executed such notice (the "Exiting Partners"), acting jointly and with mutual consent, shall be entitled, on behalf of the Corporation, to enter into discussions with one or more securities dealers of recognised standing in Canada and/or the United States with a view to obtaining a written representation (in this Article 15, a "Representation") addressed to such Exiting Partners and to the Corporation stating that such securities dealer(s) is highly confident that it could at that time form and lead a syndicate of underwriters to complete an Initial Public Offering which would give rise to gross proceeds from the offering (inclusive of proceeds to the Corporation and the Shareholders) in excess of US$20 million. For greater certainty, the allocation of available investor demand in the offering between the shares that the Corporation desires to issue and sell, on the one hand, and the shares which the Shareholders entitled to Piggyback Registration rights desire to sell, on the other hand, shall be determined in accordance with the priority rules of Section 4(a) of Schedule "13.1". In the event that such a Representation is obtained, then the Corporation will, in co-operation with the Strategic Partners and the Founding Shareholder, forthwith take all reasonable steps to implement and give effect to an Initial Public Offering as contemplated by the Representation. In this regard, the Strategic Partners shall form a steering committee to act as a point of contact for the Corporation to facilitate the co-operative process by which the Corporation will conduct itself in pursuing the Initial Public Offering initiated by the Exiting Partners. Management of the Corporation will be directed to ensure that such steering committee is consulted and kept informed on a regular basis.

15.2          SOLICITATION OF OFFERS FOR ALL OUTSTANDING COMMON SHARES.

              In the event that the Exiting Partners are unable to obtain a Representation after having made such reasonable inquiries and having taken such reasonable steps to obtain same in the United States and/or Canada, then the Exiting Partners shall be permitted to solicit offers for the purchase of all of the issued and outstanding Common Shares from third parties who are at arm's length to the Strategic Partners and who are not, directly or indirectly, Competitors (in this Article 15, a "Third Party"). However, if the Exiting Partners together with any additional Strategic Partners (also considered to be included as "Exiting Partners") deliver to the Corporation, the Strategic Partners, the Management Shareholders and the Non-Employee Directors a further written notice addressed to the Corporation invoking this
Section 15.2 and signed by such number of Strategic Partners which represent 66 2/3rd% of the issued and outstanding Common Shares and other equity securities of the Corporation, then the Exiting Partners shall be entitled to solicit offers from Third Parties that are Competitors (provided that such third parties are at arm's length with the Strategic Partners).

              If the Exiting Partners receive a bona fide written cash offer (in this Article 15, the "Offer") from a Third Party to purchase all of the outstanding Common Shares and other equity securities of the Corporation, which the Exiting Partners wish to accept, the Exiting Partners shall deliver written notice of the Offer, together with a true copy thereof, to the Corporation and to each of the other Shareholders indicating that they wish to accept the Offer (or in the event of Offers which the Exiting Partners do not wish to accept, they shall only deliver notice and a copy of the Offer). The Founding Shareholder and the Strategic Partner, if any, which shall have disagreed with the proposed course of action by the Exiting Partners(s) shall have 20 business days from the receipt of the notice from the Exiting Partners to decide whether to sell all of their Common Shares and other equity securities of the Corporation to the Third Party pursuant to the Offer together with the Exiting Partners or to purchase all of the Common Shares and other equity securities of the Corporation of the Exiting Partners for the same price per share and otherwise on the same terms (as between the Founding Shareholder and the Strategic Partner(s) which shall not be an Exiting Partner, such purchases shall take place on a several basis PRO RATA to their respective ownership of Common Shares and other equity securities of the Corporation). The Founding Shareholder and the non-Exiting Strategic Partner(s) shall make their decision known by written notice to the Strategic Partners and each of the other Shareholders and to the Corporation delivered on or prior to the 20th business day following receipt of the Exiting Partners' notice, failing which the Founding Shareholder and the non-Exiting Strategic Partner(s) shall be deemed to have elected to sell to the Third Party. If the Founding Shareholder together with the non-Exiting Strategic Partner(s) elect or are deemed to have elected to sell to the Third Party, then all Shareholders shall do all things necessary and sign such documents as are required to cause the Offer to be accepted and to cause all of the outstanding Common Shares and other equity securities of the Corporation, to be sold to the Third Party in accordance with the terms of the Offer (and to cause the acceleration of the vesting and expiry dates of all outstanding Options pursuant to the Stock Option Plan so that the holders thereof can and shall be compelled to tender to the Offer in the same manner). If any Shareholder fails to tender his or her Common Shares and other equity securities of the Corporation, they shall be deemed to have irrevocably appointed the Chief Executive Officer of the Corporation as their lawful attorney in accordance with the POWERS OF ATTORNEY ACT (Ontario) to execute all such documents and to do all such things as may be necessary to cause the Offer to be accepted and to complete such transaction.

              If the Founding Shareholder and/or the non-Exiting Strategic Partner(s) shall have elected to purchase the shares of the Exiting Partners, then the Offer shall not be accepted and instead the Exiting Partners and their respective Affiliates and Subsidiaries which are then Shareholders (in this Article, collectively called the "Vendor") shall sell to the Founding Shareholder together with, if applicable, the non-Exiting Strategic Partner(s) (in this Article, collectively called the "Purchaser") and the Purchaser shall purchase from the Vendor all of the Vendor's Common Shares and other equity securities of the Corporation, (in this Article, the "Purchased Shares") for the cash price per share set out in the Offer and such transaction of purchase and sale shall take place at the Place of Closing at the Time of Closing on the date (in this Article, the "Date of Closing") which is 20 days following the delivery of the written notice by the Purchaser electing to purchase the Vendor's shares. If both the Founding Shareholder and one or more non-Exiting Strategic Partner(s) elect to purchase Common Shares, the Exiting Partners shall sell to them on a several basis in proportion to the Purchaser's relative holdings of Common Shares and other equity securities of the Corporation.

15.3          STRATEGIC PARTNER OFFER TO FOUNDING SHAREHOLDER AND OTHER
              STRATEGIC PARTNERS.

              The provisions of this Section 15.3 shall apply prior to an Initial Public Offering. In the event that a Strategic Partner wishes to sell all, but not less than all, of its Common Shares (in this Section 15.3, the "Exiting Strategic Partner"), it shall, by notice in writing (in this Section 15.3, the "Offer"), offer to sell such Common Shares (in this Section 15.3, collectively the "Offered Shares"), to the Founding Shareholder and the other Strategic Partners (in this Section 15.3, the "Offerees") at a specified price, which must be paid in cash (in this Section 15.3, the "Offer Price"). The Offer shall be open for acceptance by written notice (in this Section 15.3, the "Notice") delivered to the Exiting Strategic Partner specifying a number of Common Shares desired to be purchased (which number shall not exceed the number of Common Shares which is equal to the product obtained when: (1) the number of Common Shares to be sold by the Exiting Strategic Partner is multiplied by (2) a fraction the numerator of which is the number of

Common Shares held by the particular Offeree at the date of Offer and the denominator of which is the aggregate number of Common Shares held by all of the Offerees as at the date of the Offer) for a period of 15 business days after receipt by the Offerees of the Offer (in this Section 15.3, the "Notice Period"). In the event that, prior to the expiry of the Notice Period, no Offeree specifies that it wishes to purchase any of the Exiting Strategic Partner's Common Shares, the Exiting Strategic Partner shall not be permitted to sell any of its Common Shares under this Section 15.3 pursuant to the Offer. If the Offer is accepted by at least one of the Offerees on or before the expiry of the Notice Period (in this Section 15.3, the "First Purchaser(s)"), then the Exiting Strategic Partner shall, by notice in writing (in this Section 15.3, the "Second Offer"), offer those Common Shares which have not yet been accepted by the Offeree(s) under the Offer (in this Section 15.3, the "Remaining Common Shares"), to the First Purchaser(s) only, at the same Offer Price. The Second Offer shall be open for acceptance by written notice (in this Section 15.3, the "Second Notice") delivered to the Exiting Strategic Partner for a period of 15 business days after receipt by the First Purchaser(s) of the Second Offer (in this Section 15.3, the "Second Notice Period"). Notwithstanding anything herein to the contrary, the terms and conditions of the Second Offer shall be amended so that any Offeree may purchase more than its PRO RATA portion of the Remaining Common Shares. If, under the Second Offer, an Offeree wishes to purchase more than its PRO RATA portion of the Remaining Common Shares, it shall state, in its acceptance of the Second Offer, the number of Remaining Common Shares it so wishes to purchase. In the event that, on or before the expiry of the Second Notice Period, the Offerees under the Second Offer specify that they wish to purchase, in the aggregate, all or more than all of the Exiting Strategic Partner's Remaining Common Shares (in this Section 15.3, the "Second Purchaser(s)"), then each Second Purchaser shall purchase its PRO RATA portion of the Remaining Common Shares (based on the number of Common Shares owned by the Second Purchasers as at the date of the Offer). The purchase by the Purchaser(s) and the Second Purchaser(s) of the Exiting Strategic Partner's Common Shares shall take place at the Place of Closing at the Time of Closing on the date (in this Section 15.3, the "Date of Closing") which is 20 days following the delivery of the later of the Notice or Second Notice, if required, to the Exiting Strategic Partner. Notwithstanding the foregoing, in the event that, on or before the expiry of the Second Notice Period, the Offerees do not specify that they wish to purchase, in the aggregate, all of the Exiting Strategic Partner's Common Shares, then the Exiting Strategic Partner shall not be permitted to sell any of its Common Shares under this Section 15.3. Each Strategic Partner may only initiate the provisions of this Section 15.3 once in any period of six consecutive months.

15.4          TERMINATION OF EMPLOYMENT OF GREG WOLFOND

              In the event that the Material Decision contemplated by Section 1.1(mm)(x) is implemented (or if Greg Wolfond resigns from the office of Chairman and Chief Executive Officer for health reasons or dies), then, notwithstanding anything to the contrary in this Agreement, the Founding Shareholder shall thereafter have the right, but not the obligation, to pursue the marketing and sale of all or part of its shares of the Corporation in accordance with the Right of First Offer Procedures contemplated in Sections 8.2 and 8.3. The balance of Article 8 shall not apply. For example, there shall be no restriction on the time before which such sales can occur, and there shall be no "drag along rights" for the Founding Shareholder or "tag along rights" for the benefit of the other Shareholders (pursuant to Article 8 or Article 10).

However, the Founding Shareholder shall be prohibited from selling any of such Common Shares to a Competitor of BMO.

15.5          GENERAL RULES, RIGHTS AND OBLIGATIONS PERTAINING TO EXIT OPTIONS.

              With respect to the ability of the Founding Shareholder to solicit offers from time to time for all or a portion of the outstanding Common Shares of the Corporation in accordance with Articles 8, 10 and 13 hereof, and for the purposes of the rights of the Founding Shareholder and the Strategic Partners pursuant to this Article 15, each of the parties hereto acknowledges and agrees and consents to the following arrangements:

       (a) The soliciting Shareholder shall, provided that it acts in good faith with a view to protecting the interests of the Corporation, not be liable (and its agents and nominees similarly not liable) for breach of duty of confidentiality or other rights in favour of the Corporation or the other Shareholders as a result of such solicitations, provided that appropriate confidentiality undertakings and other reasonably prudent measures are put in place.

       (b) The Corporation shall provide reasonable assistance at its cost to facilitate such solicitations, provided that appropriate confidentiality undertakings and other reasonably prudent measures are put in place. Such assistance by the Corporation shall include the provision of information and documentation reasonably necessary to obtain bona fide offers for the purchase of the business of the Corporation as a going concern in a timely fashion, which sale may be by way of all or substantially all of the outstanding shares or sale of all or substantially all of the property, assets and undertaking of the Corporation.

       (c) With respect to the pursuit of an Initial Public Offering as a result of the Founding Shareholder exercising its rights pursuant to Article 13 or pursuant to the exercise of the rights of the Strategic Partners under this Article 15, the Corporation and the Shareholders shall act reasonably and in good faith with a view to assisting the implementation and completion of such a transaction and covenant and agree to enter into such undertakings, to deliver such representations and to place such shares into regulatory or contractual escrows as may be reasonably required in the circumstances. Each of the Shareholders hereby constitutes and appoints the Chief Executive Officer of the Corporation from time to time as his lawful attorney in fact pursuant to the POWERS OF ATTORNEY ACT (Ontario) in connection with the taking of such steps and the signing of all applicable documentation. If, notwithstanding the foregoing, an Initial Public Offering cannot be implemented or proceeded with as a result of the refusal of one or more Shareholders to agree, consent, perform a step or deliver a document or otherwise or if any other impediment shall arise with respect to the completion of such a transaction, the parties hereto shall cause the Corporation to pursue, in a reasonable manner, an alternative transaction pursuant to which all or substantially all of the property, assets and undertaking of the Corporation are distributed to a Subsidiary of the Corporation and shares of such Subsidiary are qualified for distribution pursuant to the Initial Public Offering.

       (d) In connection with any such exit options, all reasonable expenses of or incidental to such transaction shall be borne by the Corporation (provided that reasonable notification of significant expenditures is given to the Corporation and its consent is obtained) unless prohibited by Applicable Law, including the policies and rules of securities regulators. Each of the parties hereto covenants and agrees to act reasonably and in good faith with a view to co-ordinating all activities in respect of exit options with a view to minimising expenses, avoiding duplicate effort and avoiding conflicting or inconsistent marketing and business strategies.

                                     ARTICLE 16
                              GENERAL SALE PROVISIONS

16.1          APPLICATION.

              Except as may otherwise be provided in this Agreement, the provisions of this Article 16 shall apply to any purchase for cancellation of Common Shares or the purchase by any Shareholder of the shares of any other Shareholder pursuant to the provisions of Articles 8, 9, 10, 12 or 15, MUTATIS MUTANDIS.

              Notwithstanding the foregoing:

              (i)      the provisions of Section 16.3(a) shall only apply to a
                      Strategic Partner selling all of its remaining shares of the Corporation; and

              (ii) the provisions of Section 16.3(d) and Section 16.3(f) shall only apply to transactions pursuant to Article 9 or
                      Article 12.

16.2          DEFINED TERMS.

              For the purpose of this Article 16, the terms "Vendor", "Date of Closing" and "Purchased Shares" or similar phrases shall have the meanings attributed thereto in Articles 8, 9, 10, 12 or 15 hereof, as the case may be, and the term "Purchaser" shall mean the Corporation or the Shareholder(s) who are purchasing the Purchased Shares, as the case may be.

16.3          CLOSING.

              At the Time of Closing, the Vendor shall:

       (a) if requested by the Corporation, deliver to the Corporation signed resignations of the Vendor, its Principal and his nominees, if any, as directors, officers and employees of the Corporation, as the case may be;

       (b) assign and transfer to the Purchaser the Purchased Shares being purchased and shall deliver the required share certificate(s) duly endorsed for transfer;

       (c) do all other things required in order to deliver good and marketable title to the Purchased Shares to the Purchaser free and clear of any claims, liens and encumbrances whatsoever including, without limitation, the delivery of any governmental releases and declarations of transmission.
              Provided that if, at the Time of Closing, the Purchased Shares are not free and clear of all claims, liens and encumbrances whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase the Purchased Shares subject to such claims, liens and encumbrances. In that event, the Purchaser shall, at the Time of Closing, assume all obligations and liabilities with respect to such claims, liens and encumbrances and the purchase price payable by the Purchaser for the Purchased Shares shall be satisfied, in whole or in part, as the case may be, by such assumption;

       (d) if all the shares of the Corporation held by the Vendor are being sold, deliver to the Corporation and each of its directors a release by each of the Vendor, its Principal, and his nominees, if any, of all his claims against the Corporation and each of its officers and directors with respect to any matter or thing up to and including the Time of Closing which the Vendor, its Principal or any such nominee knew or reasonably ought to have known as of the Time of Closing in his capacity as a director, officer, shareholder, employee or creditor of the Corporation or as a party to this Agreement, as the case may be, except for (i) any claims relating to indebtedness owing to or by the Corporation, (ii) any claims for termination pay or damages in lieu of notice of termination (unless otherwise specifically provided for in any written employment or consulting agreement entered into by the Vendor and the Corporation), (iii) any claims for accrued and unpaid salary, expenses, pension or other employee benefits,
              (iv) any claims relating to a written contract to which the Corporation or any of its officers or directors and the Vendor are parties which shall survive the sale of the shares of the Corporation held by the Vendor, or (v) any claims which might arise out of the transactions of purchase and sale herein contemplated (provided, however, that the Vendor, its Principal and their nominees shall continue to be entitled to the benefit of Sections 4.3, 4.4 and 4.5 hereof, notwithstanding such sale of shares);

       (e) either provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not then a "non-resident" of Canada within the meaning of the INCOME TAX ACT (Canada) or provide the Purchaser with a certificate pursuant to Subsection 116(2) of the INCOME TAX ACT (Canada) with a certificate limit in an amount not less than the purchase price for the Purchased Shares; provided that if such evidence or certificate is not forthcoming, the Purchaser shall be entitled to make the payment of tax required under the INCOME TAX ACT (Canada) and to deduct such payment from the purchase price for the Purchased Shares; and

       (f) if all the shares of the Corporation held by the Vendor are being sold, deliver to the other Shareholders, their Principals and nominees, if any and the other parties hereto (other than the Corporation) (collectively, the "Releasees") a release which shall be executed and delivered by the Vendor and its Principal, and each of his nominees, if any (collectively, the "Releasors") in his capacity as a director, officer and shareholder of the Corporation in respect of all of his claims against each Releasee in their capacity as a shareholder, director or officer of the Corporation, which the Releasors knew or reasonably ought to have known in their capacities as aforesaid, except for any claims which might arise out of the transaction of purchase and sale herein contemplated or any claims concerning indebtedness or obligations owing to the Vendor or its Principal or nominees pursuant to this Agreement (including Section 16.4).

16.4          INDEMNITIES.

              If all the shares of the Corporation held by the Vendor are being sold and, at the Time of Closing, the Vendor, or any person for or on behalf of the Vendor (inclusive of its Principals and nominees), shall have any guarantees, securities or covenants lodged with any person to secure any indebtedness, liability or obligation of the Corporation, and/or the other Shareholder(s), their Principals and nominees, in connection with the Corporation then the other Shareholder(s) and the Corporation shall use their reasonable best efforts to deliver up or cause to be delivered up to the Vendor or cancel or cause to be cancelled such guarantees, securities and covenants at the Time of Closing. If, notwithstanding such reasonable best efforts, the delivery up or cancellation of any such guarantee, security or covenant is not obtained, the remaining Shareholder(s) (other than the Management Shareholders, the Non-Employee Directors and the Employee Shareholders, and the members of their Immediate Family who are then Shareholders) and the Corporation shall deliver to the Vendor and, if applicable, to the person who shall have provided such guarantee, security or covenant, an indemnity in writing, in form reasonably satisfactory to counsel for the Vendor, indemnifying them against any and all claims, demands, costs, expenses, damages, liabilities and suits, which may be or which shall have been paid, suffered or incurred by them with respect to the said guarantee, security or covenant.

16.5          REPAYMENT OF INDEBTEDNESS BY CORPORATION.

              If all the shares of the Corporation held by the Vendor are being sold and, at the Time of Closing, the Corporation is indebted to the Vendor in an amount recorded on the books of the Corporation and verified by the accountants of the Corporation, the Corporation shall, subject to any rights of set-off, repay such amount to the Vendor at the Time of Closing.

16.6          REPAYMENT OF INDEBTEDNESS BY VENDOR.

              If all the shares of the Corporation held by the Vendor are being sold and, at the Time of Closing, the Vendor is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the accountants of the Corporation: (i) if the Corporation is the Purchaser, the Corporation shall have the right to set-off such amount from the purchase price for the Purchased Shares and from the amount of the indebtedness, if any, of the Corporation to the Vendor, provided that if such indebtedness exceeds the aggregate of the said purchase price for the Purchased Shares and the amount of the indebtedness of the Corporation to the Vendor, the Vendor shall pay such excess to the Corporation at the Time of Closing; and (ii) if one or more Shareholder(s) is the Purchaser, the Vendor shall pay such indebtedness to the Corporation at the Time of Closing.

16.7          POWER OF ATTORNEY.

              If, at the Time of Closing, the Vendor fails to complete the subject transaction of purchase and sale, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the purchase price payable to the Vendor at the Time of Closing (net of such amounts as may be payable to the Corporation pursuant to this Article 16, in respect of which the Vendor irrevocably directs the Purchaser to make payment to the Corporation) to the credit of the Vendor in the main branch of the Corporation's bankers in the City of Toronto, to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the subject transaction and the Vendor hereby irrevocably appoints the Purchaser his attorney in that behalf in accordance with the POWERS OF ATTORNEY ACT (Ontario). The parties hereto acknowledge and agree that such power of attorney is a power coupled with an interest, given for consideration, and cannot be revoked without the consent of the other parties hereto.

16.8          NO JOINT LIABILITY FOR PURCHASERS.

              For greater certainty, the parties hereto, acknowledge and agree that, where there is more than one Purchaser, the Purchasers in any transaction of purchase and sale contemplated in this Agreement are not jointly liable for the payment of the purchase price for the Purchased Shares and, if applicable, any indebtedness being purchased hereunder, or for the covenants being given hereunder to the Vendor (unless they themselves breached or acquiesced in the breach) but are only liable for their proportionate share of the said purchase price.

                                     ARTICLE 17
                               RESTRICTIVE COVENANTS

17.1          MANAGEMENT, NON-EMPLOYEE DIRECTORS AND EMPLOYEE SHAREHOLDERS.

       (a) Each Management Shareholder, Non-Employee Director and Employee Shareholder and each Principal thereof shall not, while he or any member of his Immediate Family (collectively, the "Departing Shareholder") is a Shareholder of the Corporation or holds shares of a Shareholder of the Corporation, as the case may be, directly or indirectly, either individually or in partnership or in conjunction in any way with any person or persons, whether as principal, agent, consultant, shareholder, guarantor, creditor or in any other manner whatsoever:

              (i) solicit, interfere with or endeavour to entice away from the Corporation or its Affiliates, accept any business from or the patronage of or render any service to, sell to or contract or attempt to contract with any person, firm or corporation who was a client, customer or supplier of the Corporation, its Affiliates or Associates or a prospective client, customer or supplier of the Corporation, its Affiliates or Associates with whom the Corporation, its Affiliates or Associates have or have had any dealing during the 12-month period immediately preceding the date upon which the Departing Shareholder ceases to be a Shareholder of the Corporation (to the extent that such business, patronage, service, or contract is competitive with the

                      Business of the Corporation and its Subsidiaries or any additional businesses from time to time carried on by the Corporation and its Subsidiaries, collectively, a "Competitive Business");

              (ii) offer employment to or endeavour to entice away from the Corporation or its Subsidiaries or Affiliates, any person employed (or retained as a consultant) by the Corporation or its Subsidiaries or Affiliates at the date of his ceasing to be a Shareholder, or who was so employed or retained at any time during the previous one-year period or interfere in any way with the employment relationship between any such employee (or consultant) and the Corporation, its Affiliates or Subsidiaries; or

              (iii) engage in, carry on or otherwise be concerned with or have any interest in, or advise, lend money to, guarantee the debts or obligations of, permit his name, or any part thereof, to be used or employed by any person, firm, association, syndicate or corporation engaged in or concerned with or having any interest in a business (in any form) competitive to the Business carried on in any country where the Corporation and its Affiliates or Subsidiaries have sold or licensed products or services during the 12-month period immediately preceding the Departing Shareholder ceasing to be a Shareholder of the Corporation.

       (b) The Shareholders have or will have specific knowledge of the affairs of the Corporation, its Affiliates and Subsidiaries and their business. Therefore, the Shareholders hereby acknowledge and agree that all covenants, provisions and restrictions contained in this Section 17.1 are reasonable and valid in the circumstances of this Agreement, and all defences to the strict enforcement thereof by the Corporation (and its Affiliates and Subsidiaries, in respect of which the Corporation is contracting herein as agent) are hereby waived.

If the provisions of this Section 17.1 are ever adjudicated to exceed the limitations on time or geographic scope permitted by Applicable Law, then such provisions shall be deemed reformed to the maximum time or geographic scope permitted by Applicable Law. For greater certainty, this Section 17.1 shall not be applicable to the Founding Shareholder, the Strategic Partners or their respective Subsidiaries or Affiliates.

17.2          CONFIDENTIAL INFORMATION.

       (a) The Shareholders and Principals acknowledge that in the course of being, or associated with, a Shareholder, the Shareholders will have access to and will be entrusted with Confidential Information.

       (b) The Shareholders and Principals acknowledge and agree that the Confidential Information is the exclusive property of the Corporation and its Affiliates and Subsidiaries. Except as may be required as a Shareholder and subject to Applicable Law, and except as permitted hereunder, each Shareholder and Principal covenants and agrees that it will not disclose (directly or indirectly), any of the Confidential Information to any person, other than to its directors, officers, employees, agents or professional advisors that have a need to know such information, nor shall the Shareholder or Principal use or exploit (directly or indirectly), such information for any purpose other than for the benefit of the Corporation, nor will it disclose for any purpose other than for the benefit of the Corporation the private affairs of the Corporation and its Affiliates and Subsidiaries or any other information which it may acquire during its tenure as a Shareholder with respect to the business and affairs of the Corporation and its Affiliates and Subsidiaries.

       (c) Notwithstanding all of the foregoing, a Shareholder shall be entitled to disclose such Confidential Information if such disclosure is required pursuant to Applicable Law or pursuant to a subpoena, order, recommendation or direction issued by a court, arbitrator or any Governmental Authority (including OSFI), provided that the Shareholder shall first have:

              (i)     properly notified the Corporation;

              (ii) consulted with the Corporation, at the Corporation's sole expense, on the advisability of taking steps to resist such requirements; and

              (iii) if the disclosure is required or deemed advisable, co-operate with the Corporation, at the Corporation's sole expense, in an attempt to obtain an order or other assurance that such information will be accorded confidential treatment.

       (d) Nothing in this Section 17.2 or in Section 17.3 shall be construed as limiting or impairing in any way any of the rights of the Corporation and its Affiliates and Subsidiaries whether at law, in equity or otherwise against the Shareholder with respect to the disclosure, use or exploitation in any manner whatsoever to any person or for any purpose, as the case may be, of any of the Confidential Information. Provided that, for greater certainty, the Shareholders shall be entitled to consult with their professional advisors and agents for purposes of obtaining advice with respect to the Corporation or for purposes of performing duties to the Corporation provided that the disclosing Shareholder directs such professional advisors or agents as the case may be to hold such information in confidence and the Shareholder agrees to indemnify the Corporation in the event of breach of confidence by such persons.

       (e)    For greater certainty, nothing in this Section 17.2 or in Section
              17.3 shall be construed as limiting or impairing in any way any of the rights which may have been granted to the Strategic Partners by the Corporation from time to time under a license or licenses to use the software and operating systems developed by the Corporation when such use is in accordance with the terms of such license or licenses.

17.3 NON-SOLICITATION OBLIGATION OF STRATEGIC PARTNERS AND THE FOUNDING SHAREHOLDER.

              Each Strategic Partner and the Founding Shareholder covenants and agrees that, while it is a Shareholder and for the one year period immediately following it ceasing to be a Shareholder, either directly or indirectly through Affiliates or Subsidiaries, it shall not, directly or indirectly, either individually or in partnership or in conjunction in any way with any person or persons, whether as principal, agent, consultant, shareholder, guarantor, creditor or in any other manner whatsoever offer employment to or endeavour to entice away from the Corporation or its Subsidiaries or Affiliates, any person employed (or retained as a consultant) by the Corporation or its Subsidiaries or Affiliates as at the date of such Strategic Partner or Founding Shareholder ceasing to be a Shareholder, or who was so employed or retained at any time during the previous one-year period or interfere in any way with the relationship between any such employee (or consultant) and the Corporation, its Affiliates or Subsidiaries. Provided, however, that the provisions of this
Section 17.3 shall not apply to newspaper and other generally available or disseminated recruiting activities conducted by a Strategic Partner or the Founding Shareholder; provided that they do not expressly address or direct any such recruiting activities at the employees or consultants of the Corporation (or of the Subsidiaries or Affiliates thereof). The Strategic Partners and the Founding Shareholder have or will have specific knowledge of the affairs of the Corporation, its Affiliates and Subsidiaries and their business. Therefore, such Shareholders hereby acknowledge and agree that all covenants, provisions and restrictions contained in this Section 17.3 are reasonable and valid in the circumstances of this Agreement, and all defences to the strict enforcement thereof by the Corporation (and its Affiliates and Subsidiaries, in respect to which the Corporation is contracting herein as agent) on the basis that such covenants, provisions and restrictions are not reasonable or valid or otherwise against public policy are hereby waived. Notwithstanding the foregoing, the parties hereto covenant and agree that the restrictive covenants set forth in this Section 17.3 apply only to the business group(s) within the affiliated organization of each Strategic Partner that work directly with the Corporation, and do not apply generally to any Strategic Partner, its Affiliates and Subsidiaries and in the case of FTV, shall apply only to FTV and shall not apply to its unitholders or to any entity in which FTV holds an equity investment.

17.4          ACKNOWLEDGEMENT OF REASONABLENESS.

              The covenants in Sections 17.1, 17.2 and 17.3 are given by the Shareholder and Principal acknowledging that the Corporation and its Affiliates and Subsidiaries carry on, or will carry on, business initially throughout North America, that he will have significant responsibilities in connection with the Corporation and its Business and affairs, and that he either has or will have specific knowledge of the private affairs and business of the Corporation and its Affiliates and Subsidiaries. Therefore, the parties hereby agree that all restrictions contained in Sections 17.1, 17.2 and 17.3 are reasonable, necessary and fundamental to the protection of the Corporation, its Affiliates and Subsidiaries and their businesses and that a breach by the Shareholder would result in immediate and irreparable damages to the Corporation that could not adequately be compensated for by monetary award. Accordingly, it is expressly agreed by each Shareholder and its respective Principal, if any, that, in addition to all other remedies available to it, the Corporation shall be entitled to the immediate remedy of an interim, interlocutory and permanent injunction as well as an accounting of all profits arising out of any breach by the Shareholder or the Principal or nominees thereof.

17.5          SURVIVAL.

              The provisions of this Article 17 shall survive the termination of this Agreement.

                                     ARTICLE 18
                                     GUARANTEE

18.1          GUARANTEE OF PRINCIPAL.

              Each Principal hereby unconditionally guarantees that the Shareholder of which he is the Principal will duly and punctually observe and perform all of the covenants and obligations on its part to be observed and performed pursuant to the provisions of this Agreement or pursuant to any instrument or agreement delivered pursuant to or contemplated by this Agreement and hereby undertakes and agrees to indemnify and save harmless the Corporation and the other Shareholders and Principals from and against all liability, harm, loss, costs, charges, damages and expenses of any nature whatsoever (including legal fees on a solicitor and client basis) occasioned by any act or default of the Shareholder of which he is the Principal contrary to such covenants and obligations or which may be incurred, suffered or sustained by reason of any failure to observe and perform all or any of such covenants and obligations.

18.2          NATURE OF GUARANTEE.

              This guarantee shall be continuing, unconditional and irrevocable and a fresh cause of action shall be deemed to arise in respect of each such default. Without limiting the generality of the foregoing, the obligations of each Principal hereunder shall not be released, discharged, impaired or in any way affected by any extensions of time, indulgences or modifications granted by any party in favour of another, to enforce any of the terms or provisions of this Agreement (or by any amendment of the terms of this Agreement) or by the bankruptcy, insolvency, dissolution, amalgamation, winding-up or reorganization of the Corporation, or the Shareholder of which he is the Principal or by any other act or proceeding in relation to the Corporation, the Shareholder of which he is the Principal or this Agreement whereby the Principal might otherwise be released or exonerated, and each Principal hereby waives any right to require the Shareholders and Principals to exercise or exhaust any action or recourse against any other party before requiring performance by such Principal pursuant to this guarantee.

18.3          GRANT OF EXTENSIONS, ETC.

              The other parties hereto may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Shareholder of which the Principal is the Principal as they may see fit and may apply all monies received from such Shareholder or others, or from securities, upon such part of the Shareholder's liability as they may think best, without prejudice to or in any way limiting or lessening the liability of the Principal in question under this guarantee.

18.4          NOT BOUND TO EXHAUST RECOURSES.

              The other parties hereto shall not be bound to exhaust their recourses against the Shareholder of which the Principal is the Principal or the securities they may hold or to value such securities before requiring payment or performance from the Principal in question.

                                  ARTICLE 19
                         GENERAL CONTRACT PROVISIONS

19.1          SHARE CERTIFICATE LEGEND.

              All share certificates of the Corporation shall have the following legend endorsed thereon forthwith after the execution of this Agreement and from time to time thereafter:

              "The transfer of Common Shares represented by this certificate is subject to a unanimous shareholders' agreement dated October 26, 1999, as amended, supplemented, restated, replaced or otherwise modified from time to time, made between 724 Solutions Inc. and all of its shareholders."

19.2          NOTICES.

              All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

       (a)    to the Founding Shareholder at:

                      c/o Blue Sky Capital Corporation
                      4101 Yonge Street
                      Suite 702
                      Toronto, Ontario
                      M2P 1N6

                      Attention:   Greg Wolfond

                      Telecopier:  (416) 226-4456

       (b)    to BMO at:

                      Bank of Montreal
                      55 Bloor Street West, 3rd Floor
                      Toronto, Ontario
                      M4W 3N5

                      Attention:   Lloyd Darlington
                                   Chief Technology Officer

                      Telecopier:  (416) 927-2594

              with a copy to:

                      Bank of Montreal
                      Law Department
                      21st Floor
                      First Canadian Place
                      Toronto, Ontario
                      M5X 1A1

                      Attention:   Vice-President, Law

                      Telecopier:  (416) 867-7191

       (c)    to Bank of America at:

                      Bank of America
                      Interactive Banking Division Administration #10308 425 First Street
                      San Francisco, CA 94105

                      Attention:   Michael A. Devico, Executive Vice President

                      Telecopier:  (415) 278-7888
              with a copy to:

                      Bank of America
                      Office of the General Counsel
                      Bank of America Corporate Center
                      100 North Tryon Street
                      NC1-007-56-11
                      Charlotte, North Carolina
                      28255

                      Attention:   Gerald P. Hurst, Associate General Counsel

                      Telecopier:  (704) 386-6453

       (d)    to CSTC and Citicorp at:

                      Citicorp Strategic Technology Corporation
                      c/o Citicorp
                      909 Third Avenue
                      15th Floor
                      New York, N.Y.
                      10043  U.S.A.

                      Attention:   William Carson and Alan Young

                      Telecopier:  (212) 559-5250 and
                                   (212) 793-3051


              with a copy to:

                      Citigroup Inc.
                      Corporate Law Department
                      425 Park Avenue
                      New York, N.Y.
                      10043  U.S.A.

                      Attention:   Stephen Dietz and Anita Romero

                      Telecopier:  (212) 793-7600

       (e)    to Sonera at:

                      Sonera Corporation
                      P. O. Box 106, FIN-00051 Sonera
                      Teollisuuskatu 15
                      FIN-00510
                      Helsinki, Finland

                      Attention:   Paul Gardner

                      Telecopier:  +358 (0) 2040 64661

       (f)    to WFC at:

                      444 Market Street
                      San Francisco, CA
                      17th Floor
                      San Francisco, CA
                      U.S.A. 94111

                      Attention:   George Fehlhaber

                      Telecopier:  (415) 975-7861

       (g)    with a copy to WFC at:

                      633 Folsom Street
                      San Francisco, CA
                      7th Floor
                      San Francisco, CA
                      U.S.A. 94107

                      Attention:   Robert White

                      Telecopier:  (415) 975-7861

       (h)    to FTV at:

                      Financial Technology Ventures, L.P.
                      Financial Technology Ventures (Q), L.P.
                      601 California Street
                      22nd Floor
                      San Francisco, California
                      U.S.A.  94108

                      Attention:   Richard Garman

                      Telecopier:  (415) 229-3005

       (i)    to HSBC at:

                      HSBC Investment Bank plc
                      Vinters Place
                      68 Upper Thames Street
                      London, England
                      EC4V 3BJ

                      Attention:   Tim Pennington

                      Telecopier:  011 44 20 7 336 3344

              with a copy to:

                      HSBC Securities (Canada) Inc.
                      Box 67, Suite 5300
                      Toronto Dominion Centre
                      Toronto Dominion Bank Tower
                      Toronto, Ontario
                      M5K 1E7

                      Attention:   Craig Cook

                      Telecopier:  (416) 369-9498

       (j) to the Management Shareholders: at their respective addresses listed in the records of the Corporation;

       (k) to the Non-Employee Directors: at their respective addresses listed in the records of the Corporation;

       (l) to the Employee Shareholders: at their respective addresses listed the records of the Corporation;

       (m)    to the Corporation at:

                      724 Solutions Inc.
                      4101 Yonge Street
                      Suite 702
                      Toronto, Ontario
                      M2P 1N6

                      Attention:   Christopher Erickson, President

                      Telecopier:  (416) 226-4456

              with a copy to:

                      Goodman Phillips & Vineberg
                      250 Yonge Street
                      Suite 2400
                      Toronto, Ontario
                      M5B 2M6

                      Attention:   Brian Ludmer

                      Telecopier:  (416) 979-1234

or at such other address as may be given by such person to the other parties hereto in writing from time to time. If any party bound hereby or any Permitted Transferee of shares hereunder shall not have given the parties hereto notice setting forth an address for the giving of Notices, the Notice for such person shall be deemed to have been properly given if given in accordance with the terms hereof as if given to the transferor(s) of such shares.

              All such Notices shall be deemed to have been received when delivered or transmitted (or, if not delivered or transmitted during regular business hours in Toronto on a business day, then on the next succeeding business day) or, if mailed, 72 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 72 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted, all Notices shall be given by personal delivery or by facsimile transmission.

19.3          DEEMED ADEQUATE NOTICE.

       (a) Notwithstanding anything to the contrary contained in this Agreement, any Notice to be given by one or more members of the Founding Shareholder to the other Shareholders or the Corporation shall be deemed to be properly given and binding if the Notice is given on behalf of the members of the Founding Shareholder by a duly appointed representative of the Founding Shareholder. For greater certainty, it is acknowledged by all parties to this Agreement that this mechanism is to facilitate the giving of Notices and the members of the Founding Shareholder are not jointly and severally liable for any obligations incurred by other members of the Founding Shareholder unless expressly provided by this Agreement.

       (b) Notwithstanding anything to the contrary contained in this Agreement, any notice to be delivered to or consent to be provided by the Employee Shareholders shall be satisfied by delivery of notice to the Designated Representative (as contemplated by the Stock Option Plan) or by the attaining of the appropriate approval or consent or election from the Designated Representative on behalf of such Employee Shareholders (subject to the provisions of Section 4.7 hereof).

19.4          FURTHER ACTS.

              The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

19.5          TIME.

              Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

19.6          ENTIRE AGREEMENT.

              This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein, amending and restating the October 19, 1999 Unanimous Shareholders' Agreement, and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except as contemplated by Section 1.13 hereof or otherwise with the written consent of the parties hereto. The Schedules referred to herein are incorporated herein by reference and form part of this Agreement.

19.7          COUNTERPARTS.

              This Agreement may be signed in counterparts (and sent by fax) and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument and, notwithstanding their respective dates of execution, shall be deemed to be executed as of October 26, 1999.

19.8          ENUREMENT.

              This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

19.9          LANGUAGE.

              The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English. Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise.

DATED as of the 26th day of October, 1999.

724 SOLUTIONS INC.

PER:         /s/ Gregory Wolfand
       -----------------------------

BLUE SKY CAPITAL CORPORATION             119079 ONTARIO INC.

PER:        /s/ Gregory Wolfand          PER:      /s/ Gregory Wolfand
       ------------------------------           --------------------------


PER:   ______________________________    PER:   __________________________


BANK OF MONTREAL                         BANK OF AMERICA CORPORATION

PER:  [illegible]                        PER:   [illegible]
      ------------------------------            --------------------------


                                         PER:   __________________________

CITICORP STRATEGIC                       CITICORP
TECHNOLOGY CORPORATION

PER:  /s/ William F. Carson              PER:   /s/ William F. Carson
      ------------------------------            --------------------------
          William F. Carson                         William F. Carson

PER:   ______________________________    PER:   __________________________

 SONERA CORPORATION                      WFC HOLDINGS CORPORATION


 PER:         [illegible]                PER:          [illegible]
        ------------------------------          ---------------------------
                                         NAME:
                                         TITLE:
 PER:   _____________________________


 FINANCIAL TECHNOLOGY                    FINANCIAL TECHNOLOGY VENTURES, L.P.,
 VENTURES (Q), L.P.,                     A DELAWARE LIMITED PARTNERSHIP
 A DELAWARE LIMITED PARTNERSHIP

 BY:                                     BY:

 FINANCIAL TECHNOLOGY                    FINANCIAL TECHNOLOGY
 MANAGEMENT, L.L.C.,                     MANAGEMENT, L.L.C.,
 A DELAWARE LIMITED LIABILITY COMPANY    A DELAWARE LIMITED LIABILITY COMPANY

 BY:    /s/ ROBERT HURET                 BY:    /s/  ROBERT HURET
        ------------------------------          -----------------------------
 NAME:  ROBERT HURET                     NAME:  ROBERT HURET
 TITLE: MANAGING MEMBER                  TITLE: MANAGING MEMBER


 HSBC INVESTMENT BANK PLC.




 PER:          [illegible]
       -------------------------------


 PER:  _______________________________

                                 SCHEDULE "1.1(f)"
                             DEFINITION OF ARM'S LENGTH

1.     ARM'S LENGTH - For the purposes of this Agreement:

       (a) "related persons" (as defined below) shall be deemed NOT to deal with each other at arm's length; and

       (b) it is a question of fact whether persons not related to each other were at a particular time dealing with each other at arm's length.

2. DEFINITION OF "RELATED PERSONS" - For the purpose of this Schedule, "related persons", or persons related to each other, are

       (a)    individuals connected by blood relationship, marriage or adoption;

       (b)    a corporation and

              (i) a person who controls the corporation, if it is "controlled" (as defined below) by one person,

              (ii) a person who is a member of "related group" (as defined below) that controls the corporation, or

              (iii) any person related to a person described in subparagraph (i) or (ii), and

       (c)    any two corporations

              (i) if they are controlled by the same person or group of persons,

              (ii) if each of the corporations is controlled by one person and the person who controls one of the corporations is related to the person who controls the other corporation,

              (iii) if one of the corporations is controlled by one person and that person is related to any member of a related group that controls the other corporation,

              (iv) if one of the corporations is controlled by one person and that person is related to each member of an unrelated group that controls the other corporation,

              (v) if any member of a related group that controls one of the corporations is related to each member of an unrelated group that controls the other corporation, or

       (d) if each member of an unrelated group that controls one of the corporations is related to at least one member of an unrelated group that controls the other corporation.

3. CORPORATIONS RELATED THROUGH A THIRD CORPORATION - Where two corporations are related to the same corporation, be deemed to be related to each other

4. RELATION WHERE AMALGAMATION OR MERGER - Where there has been an amalgamation or merger of two or more corporations and the new corporation formed as a result of the amalgamation or merger and any predecessor corporation would have been related immediately before the amalgamation or merger if the new corporation were in existence at that time, and if the persons who were the shareholders of the new corporation immediately after the amalgamation or merger were the shareholders of the new corporation at that time, the new corporation and any such predecessor corporation shall be deemed to have been related persons.

5. AMALGAMATION OF RELATED CORPORATIONS - Where there has been an amalgamation or merger of 2 or more corporations each of which was related (otherwise than because of a right referred to in paragraph (5)(b)) to each other immediately before the amalgamation or merger, the new corporation formed as a result of the amalgamation or merger and each of the predecessor corporation is deemed to have been related to each other.

6.     DEFINITIONS CONCERNING GROUPS - In this Schedule,

       "RELATED GROUP" means a group of persons each member of which is related to every other member of the group;

       "UNRELATED GROUP" means a group of persons that is not a related group.

7.     CONTROL BY RELATED GROUPS, OPTIONS, ETC. - For the purposes of this
       Schedule,

       (a) where a related group is in a position to control a corporation, it shall be deemed to be a related group that controls the corporation, whether or not it is part of a larger group by which the corporation is in fact controlled;

       (b) where at any time a person has a right under a contract, in equity or otherwise, either immediately or in the future and either absolutely or contingently:

              (i) to, or to acquire, shares of the capital stock of a corporation or to control the voting rights of such shares, the person shall, except where the right is not exercisable at that time because the exercise thereof is contingent on the death, bankruptcy or permanent disability of an individual, be deemed to have the same position in relation to the control of the corporation as if the person owned the shares at that time,

              (ii) to cause a corporation to redeem, acquire or cancel any shares of its capital stock owned by other shareholders of the corporation, the person shall, except where the right is not exercisable at that time because the exercise thereof is contingent on the death, bankruptcy or permanent disability of an individual, be deemed to have the same position in relation to the control of the corporation as if the shares were so redeemed, acquired or cancelled by the corporation at that time,

              (iii) to, or to acquire or control, voting rights in respect of shares of the capital stock of a corporation, the person is, except where the right is not exercisable at that time because its exercise is contingent on the death, bankruptcy or permanent disability of an individual, deemed to have the same position in relation to the control of the corporation as if the person could exercise the voting rights at that time, or

              (iv) to cause the reduction of voting rights in respect of shares owned by other shareholders, of the capital stock of a corporation, the person is, except where the right is not exercisable at that time because its exercise is contingent on the death, bankruptcy or permanent disability of an individual, deemed to have the same position in relation to the control of the corporation as if the voting rights were so reduced at that time; and

       (c) where a person owns shares in two or more corporations, the person shall as shareholder of one of the corporations be deemed to be related to himself, herself or itself as shareholder of each of the other corporations.

8. BLOOD RELATIONSHIP, ETC. - For the purposes of this Schedule, persons are connected by

       (a) blood relationship if one is the child or other descendant of the other or one is the brother or sister of the other;

       (b) marriage if one is married to the other or to a person who is so connected by blood relationship to the other; and

       (c) adoption if one has been adopted, either legally or in fact, as the child of the other or as the child of a person who is so connected by blood relationship (otherwise than as a brother or sister) to the other.

9. EXTENDED MEANING OF "CHILD" - In this Schedule, words referring to a child of a person include:

       (a) a person of whom the individual is the natural parent, whether the person was born within or outside marriage;

       (b) a person who is wholly dependent on the individual for support and of whom the individual has, or immediately before the person attained the age of 19 years had, in law or in fact, the custody and control;

       (c)    a child of the individual's spouse;

       (d)    an adopted child of the individual; and

       (e)    a spouse of a child of the individual.

10.    RELATIONSHIPS - In this Schedule, words referring to

       (a)    a parent of an individual include a person

              (i)     whose child the individual is,

              (ii)    whose child the individual had previously been, or

              (iii)   who is a parent of the individual's spouse;

       (b)    a brother of an individual includes a person who is

              (i)     the brother of the individual's spouse, or

              (ii)    the spouse of the individual's sister;

       (c)    a sister of an individual includes a person who is

              (i)     the sister of the individual's spouse, or

              (ii)    the spouse of the individual's brother;

       (d)    a grandparent of an individual includes a person who is

              (i) the grandfather or grandmother of the individual's spouse, or

              (ii) the spouse of the individual's grandfather or grandmother;

       (e) an aunt or great-aunt of an individual includes the spouse of the individual's uncle or great-uncle, as the case may be;

       (f) an uncle or great-uncle of an individual includes the spouse of the individual's aunt or great-aunt, as the case may be; and

       (g) a niece or nephew of an individual includes the niece or nephew, as the case may be, of the individual's spouse.

11. CONTROL IN FACT - For the purposes of this Schedule, where the expression "controlled, directly or indirectly in any manner whatever," is used, a corporation shall be considered to be so controlled by another corporation, person or group of persons (in this Section referred to as the "controller") at any time where, at that time, the controller has any direct or indirect influence that, if exercised, would result in control in fact of the corporation, except that, where the corporation and the controller are dealing with each other at arm's length and the influence is derived from a franchise, licence, lease, distribution, supply or management agreement or other similar agreement or arrangement, the main purpose of which is to govern the relationship between the corporation and the controller regarding the manner in which a business carried on by the corporation is to be conducted, the corporation shall not be considered to be controlled, directly or indirectly in any manner whatever, by the controller by reason only of that agreement or arrangement.

12. EXCEPTION TO CONTROL IN FACT - For the purposes of this Schedule, where a corporation (in this subsection referred to as the "controlled corporation") would, but for this subsection, be regarded as having been controlled or controlled, directly or indirectly in any manner whatever, by a person or partnership (in this subsection referred to as the "controller") at a particular time and it is established that

       (a) there was in effect at the particular time an agreement or arrangement enforceable according to the terms thereof, under which, on the satisfaction of a condition or the happening of an event that it is reasonable to expect will be satisfied or happen, the controlled corporation will

              (i) cease to be controlled, or controlled, directly or indirectly in any manner whatever, as the case may be, by the controller, and

              (ii) be or become controlled, or controlled, directly or indirectly in any manner whatever, as the case may be, by a person or group of persons, with whom or with each of the members of which, as the case may be, the controller was at the particular time dealing at arm's length, and

       (b) the purpose for which the controlled corporation was at the particular time so controlled, or controlled, directly or indirectly in any manner whatever, as the case may be, was the safeguarding of rights or interests of the controller in respect of:

              (i) any indebtedness owing to the controller the whole or any part of the principal amount of which was outstanding at the particular time, or

              (ii) any shares of the capital stock of the controlled corporation that were owned by the controller at the particular time and that were, under the agreement or arrangement, to be redeemed by the controlled corporation or purchased by the person or group of persons referred to in subparagraph 12(a)(ii), the controlled corporation is deemed not to have been controlled by the controller at the particular time.

                                 SCHEDULE "1.1(gg)"


SERIAL NO: W-1                                              WARRANT TO PURCHASE
                                                          333,334 COMMON SHARES


                   WARRANT TO PURCHASE 333,334 COMMON SHARES OF
                              724 SOLUTIONS INC.
                       AT U.S. $15.00 PER COMMON SHARE

     THIS IS TO CERTIFY THAT, for value received, HSBC Investment Bank plc. (the "Holder") is entitled to purchase from 724 Solutions Inc., a corporation amalgamated under the laws of the Province of Ontario (the "Company"), at any time or from time to time after the Commencement Date (as defined in the Terms and Conditions attached hereto) and prior to 4:00 p.m. (Toronto time) on the Expiry Date (as defined in such Terms and Conditions) at its offices at 4101 Yonge Street, Suite 702, Toronto, Ontario, Canada, M2P 1N6, 333,334 common shares in the capital of the Company ("Common Shares") at a purchase price of U.S. $15.00 per Common Share, upon and in accordance with the Terms and Conditions attached hereto.

     IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer in that behalf as of the 26th day of October, 1999.

                                       724 SOLUTIONS INC.
                                       Per:___________________________________
                                           Name: Karen Basian
                                           Title: Chief Financial Officer

NOTE: THIS SHARE PURCHASE WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE THE EXPIRY DATE PROVIDED FOR IN PARAGRAPH 3.2 OF THE TERMS AND CONDITIONS ATTACHED HERETO.

ARTICLE 1 - TERMS AND CONDITIONS

1.1  EXERCISE OF WARRANT

     Subject to the provisions of Article 3 hereof, to exercise this Warrant ("Warrant"), the Holder shall deliver to the Company at its aforementioned office:

     (a)  mthis Warrant;

     (b) a written notice, in substantially the form of the subscription notice attached as an exhibit hereto (the "Subscription Notice") of the Holder's election to exercise this Warrant in whole;

     (c) cash, a certified cheque, money order or wire payable to the Company in the amount of the purchase price of the Common Shares so purchased; and

     (d) evidence reasonably satisfactory to the Company that the Warrant is being exercised by the Holder.

     The Company shall, as soon as practicable and in any event within 14 days thereafter, execute and deliver or cause to be delivered a certificate representing the aggregate number of Common Shares specified in the Subscription Notice. The share certificates so delivered shall be issued in the name of the Holder or its affiliate, subject to the terms and provisions of that certain amended and restated Shareholders' Agreement dated October 26, 1999 among 724 and its shareholders (the "U.S.A."). Such certificates shall be deemed to have been issued and the Holder, or other person designated, shall be deemed for all purposes to have become the holder of record of the Common Shares as of the date of receipt by the Company of the Subscription Notice and purchase price thereof. For greater certainty, any person designated by the Holder to be the holder of record of the Common Shares issued upon the exercise of rights of the Holder hereunder must be a Permitted Transferee of the Holder (as such term is defined in the U.S.A.).

1.2  COMMON SHARES PURCHASABLE

     The number of Common Shares purchasable under this Warrant shall be 333,334 Common Shares.

     The Common Shares issued upon the exercise of this Warrant shall, upon payment in full therefor being made, be validly issued as fully paid and non-assessable.

1.3  NO PARTIAL EXERCISE

     If the Holder elects to exercise this Warrant, the Holder must exercise the Warrant in full by electing to purchase not less than 333,334 Common Shares in accordance with these Terms and Conditions.

1.4  STOCK SPLITS

     In the event of any subdivision, redivision or change of the Common Shares of the Company into a greater number of Common Shares at any time while this Warrant is outstanding, the Company shall thereafter deliver, at the time of purchase of the Common Shares pursuant to the terms of the Warrant, in lieu of the number of Common Shares in respect of which the right to purchase is then being exercised, such greater number of Common Shares of the Company as would result from said subdivision, redivision or change had the right of purchase been exercised before such subdivision, redivision or change.

1.5  STOCK CONSOLIDATIONS

     In the event of any consolidation of the Common Shares of the Company into a lesser number of Common Shares at any time while this Warrant is outstanding, the Company shall thereafter deliver and the Holder shall accept, at the time of purchase of the Common Shares pursuant to the terms of the Warrant, in lieu of the number of Common Shares in respect of which the right to purchase is then being exercised, such lesser number of Common Shares of the Company as would result from such consolidation had the right of purchase been exercised before such consolidation.

1.6  RECLASSIFICATIONS

     In the event of any reclassification of the Common Shares of the Company resulting from, but not being limited to, the payment of a stock dividend other than dividends in the ordinary course, a capital reorganization or amalgamation of the Company with another corporation, at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of Common Shares pursuant to the terms of the Warrant the number of Common Shares of the Company or of the appropriate class or classes resulting from such reclassification as the Holder would have been entitled to receive in lieu of the number of Common Shares in respect of which the right of purchase is then being exercised, such number and class of securities as would have been issued to the Holder upon such reclassification had the right of purchase been exercised before such reclassification.

1.7  PRICE ADJUSTMENT

     (a) If an event occurs which would require an adjustment or readjustment as prescribed in sections 1.4 to 1.6 (inclusive) hereof, the purchase price per Common Share or per security of another class shall be adjusted so that the total purchase price of all shares or securities which may be purchased pursuant to this Warrant would equal the total purchase price of the Common Shares which have been purchased pursuant to this Warrant prior to the occurrence of such event.

     (b) All rights and readjustments prescribed in sections 1.4 to 1.6 (inclusive) hereof shall be cumulative.

ARTICLE 2 - MISCELLANEOUS PROVISIONS

2.1  TRANSFER

     This Warrant may not be transferred, assigned or a security interest granted therein. This Warrant may be exercised only by the named Holder on the face page of the Warrant. Notwithstanding the foregoing, this Warrant may be transferred to an affiliate of Holder to the extent and in the manner permitted by the U.S.A.

2.2  REGULATORY REQUIREMENTS

     If the exercise of, existence of, or any terms or conditions of this Warrant would conflict with any applicable regulatory requirements pertaining to any public offering of the Company's securities, (including a refusal of the United States Securities and Exchange Commission, The Toronto Stock Exchange or the NASDAQ to permit the timely completion of such public offering or the listing of such securities) then the Holder agrees to work with the Company and such regulator in good faith to resolve the concerns raised, including, as and if required, by amending any terms or conditions of this Warrant so as to permit such offering or listing to be completed on a timely basis. Nothing in this section shall require the Holder to amend the purchase price or the number of Common Shares purchasable under this Warrant. The Company further agrees to use its best efforts to resolve any such concerns with such regulator through means other than by amending the terms or conditions of this Warrant.

ARTICLE 3 - TERM OF THE WARRANT

3.1  COMMENCEMENT OF EXERCISE RIGHTS

     All rights of subscription under this Warrant shall apply only from and, subject to Section 3.2 hereof, after the date on which a technology license agreement or a letter of intent with respect thereto has been entered into, upon mutually acceptable terms, between the Company and the Holder (or its affiliate) pursuant to which the Holder (or its affiliate) will license, or agree to license, the Company's banking and brokerage technology applications. For greater certainty, neither the Company nor HSBC shall be obligated to compromise its economic or other requirements concerning such technology license agreement, notwithstanding that this Warrant may be "in the money".

3.2  EXPIRY OF RIGHTS

     Unless otherwise agreed to in writing by the Company pursuant to section
1.20 of the U.S.A., after 4:00 p.m. (Toronto time) on December 31, 1999 (the "Expiry Date") all rights under this Warrant shall wholly cease and determine and this Warrant shall be wholly void and of no value or effect.

ARTICLE 4 - GENERAL CONTRACT PROVISIONS

4.1  ENTIRE AGREEMENT

     This Warrant and the subscription agreement entered into between the Company and the Holder dated as of the date hereof pursuant to which the Company issued this Warrant, contains the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

4.2  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.3  WAIVER AND AMENDMENT

     Subject to the provisions of the U.S.A., any term or provision of this Warrant may be waived at any time by the party entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder and the Company, except that any waiver of any term or condition, or any amendment or supplementation of this Warrant, must be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not, in any way, affect or limit or act as a waiver of the parties' rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

4.4  FILING OF WARRANT

     A copy of this Warrant shall be filed in the minute book and among the records of the Company.

4.5  LOSS, DESTRUCTION, ETC. OF WARRANT

     Upon receipt of evidence satisfactory to the Company of loss, theft, mutilation or destruction of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation, upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant of like tenor in lieu of such lost, stolen, mutilated or destroyed Warrant.

                                     EXHIBIT
                               SUBSCRIPTION NOTICE
                              SHARE PURCHASE WARRANT
                                724 SOLUTIONS INC.

     The undersigned holder of a Share Purchase Warrant issued by 724 Solutions Inc. (the "Company") dated as of October 26, 1999 (the "Warrant"), hereby elects to purchase Common Shares of the Company (the "Purchased Common Shares") at the subscription price and upon the terms and conditions provided therein. The undersigned has returned the Warrant to the Company, and has tendered cash, a certified cheque or a money order in the amount of US$5,000,000.00 payable to the Company or wired such amount to the Company in respect of the Purchased Common Shares and hereby instructs the Company to issue the certificate representing the Common Shares in the name of the undersigned at the address below.

DATED the ____________ day of ____________________________ 1999.


                                       _______________________________________
                                       (signature of holder)

                                       _______________________________________
                                       Name of Holder (please print)

                                       Address
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________

                                   SCHEDULE "4.9"

                               ARBITRATION PROCEDURES
                               ----------------------

1.0 DISPUTES COVERED BY THESE RULES. The disputes to be covered by the provisions of these Rules of Procedures (the "Rules") are those disputes referred to in Section 4.9 of the Agreement to which this Schedule "4.9" is attached and which arise out of or relate to or are in connection with any of the formation, interpretation, application, operation, and enforcement of the Agreement.

1.1 EXCLUSIVE JURISDICTION. Subject to the provisions of Section 1.4 (Governing Law) of the Agreement, it shall be a condition precedent to the bringing of any legal proceedings with respect to any dispute arising out of, or relating to, or in connection with, any of the formation, interpretation, application, operation and enforcement of the Agreement and provided that the settlement procedures set forth in Section 4.9 of the Agreement has been pursued, that the settlement procedure provided for in these Rules shall have been followed and completed.

1.2    APPOINTMENT OF ARBITRATION BOARD

(a) If any party to the Agreement (a "Party") wishes to have any matter under this Agreement arbitrated in accordance with the provisions of this Agreement, it shall give notice ("Arbitration Notice") to the other Parties specifying particulars of the matter or matters in dispute and proposing the name of its nominee.

(b) Arbitration shall be carried out by an Arbitration Board of three persons. If the Parties agree in writing, the Arbitration Board may be composed of a single arbitrator.

(c) Each side to the dispute being arbitrated in accordance with these procedures, shall select an independent arbitrator as selected in accordance with paragraph (d), and then each of the two arbitrators shall select a third independent arbitrator. If the two arbitrators cannot agree to a mutually acceptable third independent arbitrator, who is willing to act, within 15 days of the giving of the Arbitration Notice, either Party may request an Ontario court of competent jurisdiction to do so. Any Party may request that such court, before making such appointment, consult with the President of the Computer Law Association as to the identity of suitable nominees as Arbitration Board.

(d) No member of the Arbitration Board may be a director, officer, an employee or shareholder of any Party or of any affiliate or associate of such Party or any associate of any such director, officer, employee or shareholder or any other person who has a direct financial interest in such Party or in any associate or affiliate of such Party or of a director, officer, employee, or shareholder of such Party or who has a direct financial interest in the matter in dispute. The terms "associate" and "affiliate" shall have the respective meanings ascribed to such terms by the BUSINESS CORPORATIONS ACT (Ontario) on the date hereof.

(e) Subject to Section 1.7, the expenses of the Arbitration Board shall be borne equally by the Parties.

1.3 QUALIFICATIONS OF ARBITRATION BOARD. The Arbitration Board shall consist of three individuals, one of which shall have not less than 10 years experience as a licensed practising corporate or securities lawyer, and one of which shall have not less than 10 years experience in or with investment or merchant banking for the computer software industry. If the Arbitration Board consists of only one person, as agreed by the Parties, then the sole arbitrator shall have not less than 10 years experience in or with corporate or securities law with significant exposure to the computer software industry during the previous 5 years and must have acted as an arbitrator or mediator within the previous 5 years. Without limiting the generality of the foregoing, the Arbitration Board shall be at arm's length from both Parties and no member of the Arbitration Board shall be a member of the audit or legal firm or firms who advise either Party, nor shall he/she be a person who is otherwise regularly retained by such Parties.

1.4    SUBMISSION OF WRITTEN STATEMENTS

(a) Within 20 days of the appointment of the Arbitration Board, the Party initiating the arbitration (the "Claimant") shall send the other Parties (collectively, the "Respondent") a Statement of Claim setting out in sufficient detail the facts and any contentions of law on which it relies, and the relief that it claims.

(b) Within 20 days of the receipt of the Statement of Claim, the Respondent shall send the Claimant a Statement of Defence stating in sufficient detail which of the facts and contentions of law in the Statement of Claim it admits or denies, on what grounds, and on what other facts and contentions of law he relies.

(c) Within 20 days of receipt of the Statement of Defence, the Claimant may send the Respondent a Statement of Reply.

(d) All Statements of Claim, Defence and Reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the Party concerned relies and which have not previously been submitted by any Party, and (where practicable) by any relevant samples.

(e) After submission of all the Statements, the Arbitration Board will give directions for the further conduct of the arbitration.

1.5    MEETINGS AND HEARINGS

(a) The arbitration shall take place in the Municipality of Metropolitan Toronto, Ontario or in such other place as the Claimant and the Respondent shall agree upon in writing. The arbitration shall be conducted in English unless otherwise agreed by such Parties and the Arbitration Board. Subject to any adjournments which the Arbitration Board allows, the final hearing will be continued on successive working days until it is concluded.

(b) All meetings and hearings will be in private unless the Parties otherwise agree.

(c) Any Party may be represented at any meetings or hearings by legal counsel.

(d) Each Party may examine, cross-examine and re-examine all witnesses at the arbitration.

1.6 POWERS OF ARBITRATOR. By submitting a dispute to settlement under these Rules, the Parties shall be taken to have conferred on the Arbitration Board the following jurisdiction and powers, to be exercised by the Arbitration Board so far as the relevant law allows, and in its absolute and unfettered discretion, if the Arbitration Board shall judge it to be expedient for the purpose of ensuring the just, expeditious, economical and final determination of the dispute. The Arbitration Board shall have jurisdiction to:

(a)    determine any question of fact and law;

(b)    determine any question as to its own jurisdiction;

(c) determine any question of good faith, dishonesty or fraud arising in the dispute;

(d) order any Party to furnish such further details of the Party's case, in fact or in law, as it may require;

(e) proceed notwithstanding the failure or refusal of any Party to comply with these Rules or with its orders or directions, or to attend any meeting or hearing, but only after giving that Party written notice that it intends to do so;

(f) order the Parties to produce to the Arbitration Board, and to each other for inspection, and to supply copies of, any documents in their possession or power which it determines to be relevant. Notwithstanding the foregoing, the Arbitration Board shall allow discovery only to the extent of a single request for production of documents; oral depositions or other discovery requests shall not be permitted unless the Arbitration Board finds and informs the Parties that denial of such requests would be manifestly unjust;

(g) receive and take into account such written or oral evidence as it shall determine to be relevant, whether or not strictly admissible in law;

(h) hold meetings and hearings (at which the Parties may be represented by legal counsel) and consider written and oral evidence and make his/her award (including any interim award considered necessary by the Arbitration Board, and the final award) in Ontario, and, with the concurrence of the Parties thereto, elsewhere; and

(i) make any other interim or final orders which it considers to be appropriate in all the circumstances for any of the above purposes.

In addition, the Arbitration Board shall have such further jurisdiction and powers as may be allowed to it by the INTERNATIONAL COMMERCIAL ARBITRATIONS ACT (Ontario), the Agreement, the specific submission referred to herein, the Rules of the Institute and the arbitral laws of any place in which it holds hearings or in which witnesses attend, and of any place in which it gives any directions or makes any orders or any award.

1.7 THE AWARD. The Arbitration Board shall include in its award an order as to the payment of the costs of the proceedings and reasonable counsel fees, and, subject to the discretion of the Arbitration Board, costs will follow success unless, in the opinion of the Arbitration Board, there is a compelling reason to depart from such result. Any Party ordered to pay costs may avail itself of any procedure for the taxing of costs, provided, however, that the Parties specifically agreed that the officer taxing such costs need not be bound by any statutory scale of costs.

The Arbitration Board will make its decision in writing and, unless the Parties otherwise agree, the Arbitration Board's reasons will be set out in the award. The Arbitration Board will send such award to the Parties as soon as practicable after the conclusion of the proceedings. The award shall be final and binding on the Parties and shall not be subject to any appeal or review procedure whatsoever, provided that the Arbitration Board followed the Rules in good faith. The Arbitration Board shall reconsider its findings once at the request and expense of a Party, but in such event shall limit the Parties to a single memorandum stating any relevant new evidence, points and authorities, unless doing so would be manifestly unjust.

1.8 ACCESS TO COURTS FOR ENFORCEMENT AND INTERIM REMEDIES. The Parties consent to the award of the Arbitration Board being entered in any Court having jurisdiction for the purposes of enforcement. In addition, if it appears to any Party that the Arbitration Board lacks the power to give effective interim relief, such Party may apply to any appropriate Court for such relief.

1.9 CONFIDENTIALITY. All meetings and hearings of or by the Arbitration Board shall be in private. All matters in dispute, all claims, submissions, evidence and findings, and the award itself (collectively, the "Information") shall be kept confidential by the Arbitration Board, and no information regarding any of the foregoing will be released to any third party or otherwise made public without the written consent of the Parties, except as otherwise contemplated herein and except for such information which is not Confidential Information.

                                   SCHEDULE "6.2"

                    ACKNOWLEDGEMENT OF ASSUMPTION OF OBLIGATIONS
                    --------------------------------------------

TO:           724 Solutions Inc. (the "Corporation")

AND TO:       [LIST OF PERSONS BOUND BY SHAREHOLDERS' AGREEMENT] (the
              "Parties")

RE: Unanimous Shareholders' Agreement dated as of October 26, 1999 (the "Shareholders' Agreement") concerning 724 Solutions Inc. (the "Corporation")

              WHEREAS pursuant to the terms of the Shareholders' Agreement there can be no transfer of any of the shares of the Corporation except in certain circumstances and unless the transferee of such shares first enters into this Assumption Agreement;

              AND WHEREAS [-] (the "Transferor") proposes to transfer [-] shares of the Corporation (the "Shares") to [-] (the "Transferee");

              AND WHEREAS the Transferee has agreed to observe and to be bound by the terms of the Shareholders' Agreement so that the provisions thereof will govern the rights and obligations among the Parties and the parties hereto regarding the organization and affairs of the Corporation and the sale of shares of the Corporation under certain circumstances and the Transferor has agreed to guarantee the due performance by the Transferee of all obligations imposed on the Transferor or Transferee pursuant to the Shareholders' Agreement and to remain liable as principal debtor in respect of all such obligations;

              NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the undersigned, intending to be legally bound hereby, hereby covenants and agrees as follows:

1. The Transferee acknowledges that the foregoing recitals are true and correct and acknowledges having received and reviewed a copy of the Shareholders' Agreement.

2. The Transferee covenants and agrees to be bound by the terms of the Shareholders' Agreement in the same manner as if the Transferee had been an original party thereto and to the same extent as the Transferor.

3. The Transferee hereby represents and warrants that he is purchasing the Shares as principal, for his own account and not as agent, trustee or representative for any other person, except as may be disclosed in
Section 5 below.

4. If the Transferee is a corporation, the Transferee hereby covenants, represents and warrants as follows:

       (a) the Transferee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in each jurisdiction in which it carries on business;

       (b) the Transferee has all necessary corporate power, authority and approval to enter into this Assumption Agreement and to perform its obligations hereunder;

       (c) all necessary corporate action has been taken by the Transferee to authorize the execution and delivery of this Assumption Agreement and the performance of its obligations hereunder, and this Assumption Agreement has been duly executed and delivered by the Transferee and constitutes a legal, valid and binding obligation of the Transferee enforceable against it in accordance with its terms and the terms of the Shareholders' Agreement; and

       (d) neither the execution and delivery of this Assumption Agreement by the Transferee, nor the performance of its obligations hereunder, will conflict with or result in the violation, contravention or breach of, or any default under, any of the terms or provisions of the constating documents or by-laws of the Transferee or of any agreement, obligation, contract, commitment, law or regulation to which the Transferee is a party or by which it is bound.

       (e)    (i)     the shares and securities in its capital listed below
                      are the only issued and outstanding shares and securities convertible into shares in its capital, all of which are free and clear of all claims, liens and encumbrances whatsoever (except as permitted by the Shareholders' Agreement):

                      SECURITYHOLDER            NUMBER AND CLASS OF
                                               SHARES OR SECURITIES
                                              CONVERTIBLE INTO SHARES
                      ---------------------   -----------------------
                      -                       -

                     and

              (ii) no person has any agreement or option or right capable of becoming an agreement for the purchase of any such outstanding shares or securities;

       (f) the aforementioned shareholders or security holders are, [EXCEPT AS INDICATED BELOW], the legal and beneficial owners of the number and class of shares and/or securities indicated opposite their respective names;

       (g) no person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in its capital or any securities convertible into shares in its capital;

       (h) [NOT APPLICABLE TO THE FOUNDING SHAREHOLDER, OR THE STRATEGIC PARTNERS] the Transferee is not a non-Canadian within the meaning of the INVESTMENT CANADA ACT, S.C. 1985, c. 20, as amended; and

       (i) each of the undersigned who are shareholders or security holders of the Transferee acknowledges and agrees that he shall be bound by the Shareholders' Agreement as if he had been an original signatory thereto.

5. If the Transferee is a trust, the Transferee hereby represents and warrants that the current trustees and vested beneficiaries of the Transferee (the "Trust") are as follows:

       (a)    [-] [LIST OF TRUSTEES AND BENEFICIARIES];

       (b) annexed hereto is a true copy of the Declaration of Trust establishing the Trust and such document has not been amended or superseded since the establishment of the Trust [EXCEPT AS INDICATED BELOW]; and

       (c) [NOT APPLICABLE TO THE FOUNDING SHAREHOLDER, OR THE STRATEGIC PARTNERS] neither the Transferee nor each of the undersigned other than the Transferee is a non-Canadian within the meaning of the INVESTMENT CANADA ACT, S.C. 1985, c. 20 as amended.

6. In consideration of the transfer of the Shares, the Transferee hereby irrevocably appoints [INSERT NAME OF TRANSFEROR OR, IF SUCH TRANSFEROR WAS NOT AN ORIGINAL SIGNATORY OF THE SHAREHOLDERS' AGREEMENT, THEN INSERT NAME OF FORMER HOLDER OF THE SHARES WHO WAS AN ORIGINAL SIGNATORY] (the "Attorney") its attorney in accordance with the POWERS OF ATTORNEY ACT (Ontario), with full power of substitution, to do certain acts and execute certain instruments as hereinafter set out:

       (a) to represent and vote all of the Shares now or hereafter registered in its name on the books of the Corporation on any and all matters in respect of which a holder of the Shares shall have the right to vote and which may properly come before any annual and/or special meetings of shareholders of the Corporation including, without limitation, any meetings of the holders of a class of shares in the capital of the Corporation, or any adjournment of any such meeting, and for that purpose to sign and execute proxies or other instruments in its name or on its behalf; and

       (b) in respect of the Shares, to consent in writing in its name and on its behalf to all proposed shareholders' resolutions and actions or any by-law of the Corporation to be passed by consent in writing by the Shareholders of the Corporation, whether or not in lieu of a meeting.

Such power of attorney is acknowledged to be a power coupled with an interest, given for consideration and cannot be revoked without the consent of the Attorney. The Transferee further irrevocably undertakes to ratify and confirm all that the Attorney (or any substitute therefor) may do by virtue of this power of attorney, provided that the Attorney (or substitute) acts within the authority hereby conferred.

7. All notices, requests, demands or other communications (collectively, "Notices") by the terms of the Shareholders' Agreement required or permitted to be given by one party to any other shall be given to the Transferee in accordance with the terms of the Shareholders' Agreement, at:

              [NAME OF PARTY] at:

              Telecopier Number:

8. Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Shareholders' Agreement shall have the meanings ascribed to such terms in the Shareholders' Agreement.

9. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be binding upon the undersigned and their heirs, executors, administrators, successors, permitted assigns and legal representatives. The undersigned hereby submit to the exclusive jurisdiction of the Courts of the Province of Ontario in connection with this Acknowledgement, on the terms set out in Section 1.4 of the Shareholders' Agreement.

              IN WITNESS WHEREOF the undersigned has duly executed this Assumption Agreement [AS OF] the - day of -, 199-.




 SIGNED, SEALED AND DELIVERED     )  [SIGNATURE OF INDIVIDUAL TRANSFEREE, DULY
                                  )  AUTHORIZED OFFICER OF CORPORATE TRANSFEREE
       in the presence of         )  OR TRUSTEE(S) OF TRANSFEREE TRUST
                                  )
________________________________  )  _________________________________________
 (SIGNATURE OF WITNESS)           )
                                  )
                                  )
                                  )  [SIGNATURES OF SHAREHOLDERS AND SECURITY
                                  )  HOLDERS OF CORPORATE TRANSFEREE
                                  )
                                  )
________________________________  )  _________________________________________
 (NAME OF WITNESS)                )
                                  )  [SEAL REQUIRED DUE TO POWER OF ATTORNEY]
 - PLEASE PRINT)                  )
                                  )
                                  )
                                  )
________________________________  )  _________________________________________
 (ADDRESS OF WITNESS)             )
                                  )

                                  SCHEDULE "11.4"

                    ACKNOWLEDGEMENT OF ASSUMPTION OF OBLIGATIONS

TO:           724 Solutions Inc. (the "Corporation")

AND TO:       [LIST OF PERSONS BOUND BY SHAREHOLDERS' AGREEMENT] (the "Parties")

RE: Unanimous Shareholders' Agreement dated as of October 26, 1999 (the "Shareholders' Agreement") concerning 724 Solutions Inc. (the "Corporation")

              WHEREAS pursuant to the terms of the Shareholders' Agreement there can be no issuance of any securities of the Corporation except in certain circumstances and unless the person to whom securities are to be issued first enters into this Assumption Agreement;

              AND WHEREAS the Corporation proposes to issue [-] [SECURITIES] of the Corporation (the "Securities") to [-] (the "New Shareholder");

              AND WHEREAS the New Shareholder has agreed to observe and to be bound by the terms of the Shareholders' Agreement so that the provisions thereof will govern the rights and obligations among the Parties and the parties hereto regarding the organization and affairs of the Corporation and the sale of securities of the Corporation under certain circumstances;

              NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the undersigned, intending to be legally bound hereby, hereby covenants and agrees as follows:

1. The New Shareholder acknowledges that the foregoing recitals are true and correct and acknowledges having received and reviewed a copy of the Shareholders' Agreement.

2. The New Shareholder covenants and agrees to be bound by the terms of the Shareholders' Agreement in the same manner as if the New Shareholder had been an original party thereto.

3. The New Shareholder hereby represents and warrants that he is purchasing the Securities as principal, for his own account and not as agent, trustee or representative for any other person, except as may be disclosed in section 5 below.

4. If the New Shareholder is a corporation, and acknowledges that the other parties to the Shareholders Agreement are and shall be entitled to continue to rely upon such representations and warranties:

       (a) the New Shareholder is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in each jurisdiction in which it carries on business;

       (b) the New Shareholder has all necessary corporate power, authority and approval to enter into this Agreement and to perform its obligations hereunder;

       (c) all necessary corporate action has been taken by the New Shareholder to authorize the execution and delivery of this Assumption Agreement and the performance of its obligations hereunder, and this Assumption Agreement has been duly executed and delivered by the New Shareholder and constitutes a legal, valid and binding obligation of the New Shareholder enforceable against it in accordance with its terms and the terms of the Shareholders' Agreement; and

       (d) neither the execution and delivery of this Assumption Agreement by the New Shareholder, nor the performance of its obligations hereunder, will conflict with or result in the violation, contravention or breach of, or any default under, any of the terms or provisions of the constating documents or by laws of the New Shareholders or of any agreement, obligation, contract, commitment, law or regulation to which the New Shareholder is a party or by which it is bound.

       (e)    (i)     the shares and securities in its capital listed below are
                      the only issued and outstanding shares and securities convertible into shares in its capital, all of which are free and clear of all claims, liens and encumbrances whatsoever (except as permitted by the Shareholders' Agreement):

                            SECURITYHOLDER      NUMBER AND CLASS OF
                                                     SHARES OR
                                                     SECURITIES
                                                  CONVERTIBLE INTO
                                                       SHARES
                      -----------------------   ---------------------
                          -                     -



                      and

              (ii) no person has any agreement or option or right capable of becoming an agreement for the purchase of any such outstanding shares or securities;

       (f) the aforementioned shareholders or securityholders are, [EXCEPT AS INDICATED BELOW], the legal and beneficial owners of the number and class of shares and/or securities indicated opposite their respective names;

       (g) no person has any agreement or option or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in its capital or any securities convertible into shares in its capital;

       (h) [EXCEPT IN THE CASE OF THE FOUNDING SHAREHOLDER, AND THE STRATEGIC PARTNERS] the New Shareholder is not a non-Canadian within the meaning of the INVESTMENT CANADA ACT, S.C. 1985, c. 20, as amended; and

       (i) each of the undersigned who are shareholders or security holders of the New Shareholder acknowledges and agrees that he shall be bound by the Shareholders' Agreement as if he had been an original signatory thereto.

5. If the New Shareholder is a trust, the New Shareholder hereby represents and warrants that the current trustees and vested beneficiaries of the New Shareholder (the "Trust") are as follows:

       (a)    [-] [LIST OF TRUSTEES AND BENEFICIARIES];

       (b) annexed hereto is a true copy of the Declaration of Trust establishing the Trust and such document has not been amended or superseded since the establishment of the Trust [EXCEPT AS INDICATED BELOW]; and

       (c) [EXCEPT IN THE CASE OF THE FOUNDING SHAREHOLDER, AND THE STRATEGIC PARTNERS] neither the New Shareholder nor each of the undersigned other than the New Shareholder is a non-Canadian within the meaning of the INVESTMENT CANADA ACT, S.C. 1985, c. 20 as amended.

6. All notices, requests, demands or other communications (collectively, "Notices") by the terms of the Shareholders' Agreement required or permitted to be given by one party to any other shall be given to the New Shareholder, in accordance with the terms of the Shareholders Agreement, at:

              [NAME OF PARTY] at:

              Telecopier Number:

7. Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Shareholders' Agreement shall have the meanings ascribed to such terms in the Shareholders' Agreement.

8. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be binding upon the undersigned and their heirs, executors, administrators, successors, permitted assigns and legal representatives. The undersigned hereby submit to the exclusive jurisdiction of the Courts of the Province of Ontario in connection with this Acknowledgement, on the terms set out in Section 1.4 of the Shareholders' Agreement.

              IN WITNESS WHEREOF the undersigned has duly executed this Assumption Agreement [AS OF] the [-] day of [-], 199-.


SIGNED, SEALED AND DELIVERED     )  [SIGNATURE OF INDIVIDUAL TRANSFEREE, DULY
      in the presence of         )  AUTHORIZED OFFICER OF CORPORATE
                                 )  TRANSFEREE
                                 )  OR TRUSTEE(S) OF TRANSFEREE TRUST
-------------------------------  )  ------------------------------------------
(SIGNATURE OF WITNESS)           )
                                 )
                                 )
                                 )  [SIGNATURES OF SHAREHOLDERS AND SECURITY
                                 )  HOLDERS OF CORPORATE TRANSFEREE
                                 )
                                 )
                                 )
-------------------------------  )  ------------------------------------------
(NAME OF WITNESS)                )
- PLEASE PRINT)                  )  [SEAL REQUIRED DUE TO POWER OF ATTORNEY]
                                 )
                                 )
                                 )
                                 )
-------------------------------  )
(ADDRESS OF WITNESS)             )
                                 )

                                  SCHEDULE "13.1"

                                REGISTRATION RIGHTS

1.     DEFINITIONS

              The following capitalised terms, when used in this Schedule, have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined). Any upper case terms not defined in this Schedule have the meanings given to such terms in the Shareholders' Agreement.

              "CANADIAN SECURITIES LAWS" means the securities laws, regulations and rules of the provinces of Canada, the policy statements and companion policies of or administered by the Canadian Securities Regulators, and discretionary rulings or orders issued by the Canadian Securities Regulators pursuant to such laws, regulations, rules and policy statements, all as amended and in effect from time to time.

              "CANADIAN SECURITIES REGULATORS" means the British Columbia Securities Commission; the Alberta Securities Commission; the Saskatchewan Securities Commission; the Manitoba Securities Commission; the Ontario Securities Commission; the Commission des valeurs mobilieres du Quebec; the Nova Scotia Securities Commission; the Director of Securities, Department of Justice, Newfoundland; the Office of the Administrator, New Brunswick; the Registrar of Securities, Prince Edward Island; and any other person performing similar functions under Canadian Securities Laws.

              "COMPANY REGISTRATION" has the meaning given to such term in
Section 1.1 of the Shareholders' Agreement.

              "DEMAND REGISTRATION" has the meaning given to such term in
Section 1.1 of the Shareholders' Agreement.

              "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended from time to time.

              "INITIATING PARTY(ies)" means the Founding Shareholder (in the case of a Founding Shareholder Demand Registration) and the Strategic Partners (in the case of a Strategic Partner Demand Registration).

              "PIGGYBACK REGISTRATION" has the meaning given to such term in
Section 13.2 and includes a reference to the equivalent rights exercisable pursuant to Section 14.2.

              "REGISTER", "REGISTERED" and "REGISTRATION" means a registration of Registrable Securities or qualification of a prospectus in respect of the issuance or sale of Registrable Securities effected by preparing and filing a Registration Statement in compliance with applicable Securities Laws and the declaration or ordering of the effectiveness of such Registration Statement by the appropriate Securities Regulators.

              "REGISTRABLE SECURITIES" means any equity securities of the Corporation.

              "REGISTRATION EXPENSES" means any and all expenses incidental to a Demand Registration or a Piggyback Registration, including without limitation:
(i) all registration and filing fees of the Securities Regulators, the National Association of Securities Dealers, Inc. and other similar persons, (ii) all fees and expenses incurred in connection with compliance with provincial and state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with the "blue sky" qualification of any of the Registrable Securities), (iii) all expenses incurred by the Corporation in preparing, printing and distributing any Registration Statement, any prospectus, any amendments or supplements thereto or other documents incorporated by reference therein, and other documents relating to the Demand Registration or Piggyback Registration, (iv) all fees and expenses incurred by the Corporation in connection with the listing, if any, of the Registrable Securities on any securities exchange or quotation system, (v) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation, including the expenses of any special audits or "cold comfort" letters required by or incidental to such performance and compliance, and
(vi) the fees and expenses of one United States and one Canadian counsel to the Selling Holders; provided that underwriting discounts and selling commissions, fees and expenses and any transfer taxes in respect of any Selling Holder's Registrable Securities incurred in connection with any registration and sale of Registrable Securities shall not be Registration Expenses.

              "REGISTRATION REQUEST" means a written notice to the Corporation requesting a Demand Registration.

              "REGISTRATION STATEMENTS" means a registration statement of the Corporation (i) on Form F-1 or any similar long-form registration ("Long-Form Registrations"); or (ii) on Form F-2, F-3 or F-10 or any similar short-form registration ("Short-Form Registrations") if the Corporation qualifies to use such a short form and (unless the context otherwise requires and subject to subparagraphs (i) to (iii) below) a prospectus of the Corporation prepared in accordance with the Canadian Securities Laws, and all amendments and supplements to such document (including post-effective amendments), in each case including all exhibits thereto and all materials incorporated by reference therein, and for the purposes of this Agreement: (i) filing a preliminary prospectus prepared in accordance with the Canadian Securities Laws and obtaining a receipt therefor from each of the applicable Canadian Securities Regulators shall be deemed to constitute filing a Registration Statement under the Canadian Securities Laws;
(ii) filing a (final) prospectus prepared in accordance with the Canadian Securities Laws and obtaining a receipt therefor from each of the applicable Canadian Securities Regulators shall be deemed to constitute causing a Registration Statement to be declared effective under the Canadian Securities Laws; and (iii) amending or supplementing a prospectus to the extent required by the Canadian Securities Laws during the period in which securities are being distributed pursuant to such prospectus shall be deemed to constitute maintaining the effectiveness of a Registration Statement under the Canadian Securities Laws.

              "SECURITIES ACT" means the UNITED STATES SECURITIES ACT OF 1933, as amended from time to time.

              "SECURITIES LAWS" means Canadian Securities Laws and/or U.S. Securities Laws.

              "SECURITIES REGULATORS" means any Canadian Securities Regulator and/or U.S. Securities Regulator.

              "SELLING HOLDERS" means each securityholder participating in a Registration effected pursuant to Article 13 or Article 14 of the Unanimous Shareholders' Agreement dated as of October 26, 1999 (the "Shareholders' Agreement") concerning 724 Solutions Inc. (the "Corporation") such that all or part of the Registrable Securities owned by the securityholder are included among the securities offered by the Registration Statement.

              "U.S. SECURITIES LAWS" means the Securities Act, the Exchange Act and such other securities or blue sky laws of the states of the United States.

              "U.S. SECURITIES REGULATOR" means the United States Securities and Exchange Commission, and any other person performing similar functions under the U.S. Securities Laws or under such other securities or blue sky laws of the states of the United States that are applicable to an offering of Registrable Securities hereunder.

2.     RULES RELATING TO DEMAND REGISTRATION RIGHTS

              Any request for a Demand Registration shall specify the number of securities proposed to be sold by the Initiating Party(ies) and the intended method of disposition thereof (i.e. registration only, "best efforts" or firm underwriting). The Corporation shall not be obligated to effect a Demand Registration in respect of less than such number of equity shares of the Corporation as is equal to or greater than the lesser of: (I) 1,000,000 shares; and (II) 25% of the equity shares of the Corporation then held by the Initiating Party(ies).

              Notwithstanding the initiation of a Demand Registration, if the Corporation determines, after consultation with the proposed underwriters for the offering, that the expected gross proceeds in the offering (inclusive of all shares being sold in the offering by the Corporation and the Shareholders) is less than $20,000,000 (the "Minimum Threshold"), the Corporation shall not be obligated to effect such Demand Registration unless the Initiating Party(ies) agree(s) to sell additional securities (to the extent that it retains any securities of the Corporation) to make up the deficiency. For greater certainty, if the Initiating Party(ies) are proposing to sell all of their remaining securities of the Corporation, the Minimum Threshold requirement shall not apply. In addition, for greater certainty, if a Demand Registration is not implemented because the Minimum Threshold has not been met, the Initiating Party(ies) shall be entitled to re-initiate such requested Demand Registration at a later time in accordance with the provisions of this Schedule "13.1".

              A Demand Registration may not require a shelf registration or a shelf prospectus.

              Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall not be obligated to effect a Founding Shareholder Demand Registration if the Founding Shareholder had the opportunity to utilize its Piggyback Registration rights within the immediately preceding six month period and did not at that time exercise such rights by a request to have included in such Piggyback Registration at least 100,000 equity shares of the Corporation (it being acknowledged that as a result of the priority allocation rules contained herein such request might not have been honoured in full).

              In addition, the Corporation shall not be obligated to effect any Demand Registration if: (i) the Corporation has, within the nine month period immediately preceding the delivery of the Registration Request, already effected a Demand Registration; or (ii) in any particular jurisdiction in which the Corporation would be required to qualify generally to do business or to execute a general consent to service of process in effecting such Registration, except to the extent required by Applicable Law of Canada, the United States or a political subdivision thereof in connection with the particular offering.

              In addition, if the Corporation shall furnish to the Initiating Party(ies), a certificate signed by the Chief Financial Officer of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the Registration Request of the Initiating Party(ies); provided, however, that the Corporation may utilize this right only once in respect of a Founding Shareholder Demand Registration and only once in respect of a Strategic Partner Demand Registration.

              In addition, the Corporation shall not be obligated to effect, or to take any action to effect, any Demand Registration: (i) during the period starting with the date 60 days prior to the Corporation's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a Company Registration; provided that the Corporation is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective; or (ii) if the Initiating Party(ies) proposes to dispose of Common Shares or other equity shares that may be distributed pursuant to a Short-Form Offering pursuant to a request made pursuant to Section 3 below .

              The Founding Shareholder's Demand Registration rights may be assigned, subject to the provisions of Section 1.19 hereof and the following provisions of this Section 2. Subject to the last sentence of this paragraph, the Strategic Partner Demand Registration rights are meant to be exercised, collectively, by all Strategic Partners from time to time and no interest therein may accrue to the benefit of or be exercised by any Person other than a Strategic Partner (or its Permitted Transferee). The Founding Shareholder's Demand Registration rights may be so assigned, provided: (a) the Corporation is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. For greater certainty, the provisions of Section 13.3 shall apply to any such assignee of the Founding Shareholder Demand Registration rights. After the Initial Public Offering, any person which acquires from the then existing Strategic Partners in a particular transaction (or series of related transactions) at least 5% of the outstanding Common Shares shall be entitled to participate in the group Strategic Partner Demand Registration rights, the group Short Form Offering Registration rights and the Piggyback Registration rights contemplated by Article 14 as if it were a Strategic Partner.

              The Founding Shareholder and the Strategic Partners hereby agree that, during the period of duration specified by the underwriter(s) of Common Shares or other securities of the

Corporation, following the effective date of a Company Registration filed under applicable Canadian and/or U.S. securities laws, each of them shall not, to the extent requested by such underwriter(s), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except Common Shares or other equity shares included in such Registration; provided, however, that:

              (i) such agreement shall be applicable only to the first two such Underwritten Company Registrations; and

              (ii) such agreement shall not apply unless the Corporation and, if requested by the underwriter(s), all officers and directors of the Corporation and all other persons with Registration Rights (whether or not pursuant to this Agreement) enter into similar agreements; and

              (iii) except in connection with the Corporation's Initial Public Offering, such agreement shall not provide for a market stand-off time period which exceeds 180 days.

              In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Common Shares and other equity shares of the Founding Shareholder and the Strategic Partners until the end of such period.

3.     FORM S-3, F-3, SHORT-FORM F-10 AND SHORT-FORM PROSPECTUS REGISTRATIONS

              With a view to making available to the Founding Shareholder and the Strategic Partners acting collectively (each an "S-3 Seller") the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the U.S. Securities Regulator that may at any time permit an S-3 Seller to sell securities of the Corporation to the public without registration or pursuant to a registration on Form S-3, Form F-3, a short-form prospectus using Form F-10 or other similar simplified offering documents under the applicable U.S. Securities Law or the benefits of a short-form prospectus or similar simplified offering document pursuant to the National Policy No. 47 "Prompt Offering Prospectus System" applicable under Canadian Securities Law (collectively, "Short-Form Offerings"), the Corporation agrees to:

       (a) make and keep public information available and current, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after 90 days after the effective date of the first Registration Statement filed by the Corporation for the offering of its securities to the general public in the United States;

       (b) take such action, including the voluntary registration of its Common Shares and/or other equity shares under Section 12 of the Exchange Act, as is necessary to enable the S-3 Sellers to utilise Short-Form Offerings for the sale of its Common Shares or other equity shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration

              Statement filed by the Corporation for the offering of its securities to the general public in the United States is declared effective;

       (c) file with the U.S. Securities Regulator in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act;

       (d) furnish to any S-3 Seller, so long as it owns any Common Shares, forthwith upon request: (i) a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 promulgated under the Securities Act (at any time after the day which is 90 days after the effective date of the first Registration Statement filed by the Corporation in the United States), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a Short-Form Offering (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation pursuant to the Exchange Act; and
              (iii) such other information as may be reasonably requested in availing any S-3 Seller of any rule or regulation of the U.S. Securities Regulator or U.S. Securities Law which permits the selling of any such securities without registration or pursuant to such simplified Registration Statements; and

       (e) file with the Canadian Securities Regulators an initial Annual Information Form under the "Prompt Offering Prospectus System" (an "AIF") and thereafter file renewal AIF's and all required continuous disclosure and other documents required for the Corporation to make use of the "Prompt Offering Qualification System" as soon as it is otherwise eligible to do so (in which case the provisions of this Section 3 shall apply MUTATIS MUTANDIS.

              In case the Corporation shall receive from an S-3 Seller a proper written request or requests that the Corporation effect the qualification of, or registration for, a Short Form Offering and any related qualification or compliance with respect to all or a portion of the Common Shares or other equity shares of the Corporation owned by the proposed S-3 Seller, the Corporation will:

       (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors; and

       (b) as soon as practicable, effect such qualification or registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the proposed S-3 Seller's Common Shares or other equity shares as are specified in such request, together with all or such portion of the Common Shares or other equity shares of any other Shareholder (excluding the Employee Shareholders) joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3:
              (1) if a Short Form Offering is not available for such offering by the initiating S-3 Seller; (2) if the initiating S-3 Seller, together with the holders of any other equity securities of the Corporation entitled to inclusion in such Registration, proposes to sell Common Shares and such other equity securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $15,000,000
              (3) if the Corporation shall furnish to the initiating S-3 Seller a certificate signed by the Chief Financial Officer of the Corporation stating that, in the good faith judgement of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its Shareholders for such Short-Form Offering Registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Short-Form Offering Registration Statement for a period of not more than 60 days after receipt of the request of the initiating S-3 Seller; provided, however, that the Corporation shall not utilize this right more than once in any 12 month period; (4) if the Corporation has, within the 180 day period immediately preceding the request of the initiating S-3 Seller, caused a Registration Statement (for greater certainty including a Short-Form Offering) to be made effective; (5) in any particular jurisdiction in which the Corporation would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except to the extent required by Applicable Law of Canada, the United States or a political subdivision thereof in connection with the particular offering; or (6) pursuant to a shelf registration; or (7):

              (i) if the request of the S-3 Seller is made at any time after the date which is four years from the Corporation's Initial Public Offering; or

              (ii) if: (I) such securities have ceased to be "restricted securities" pursuant to Rule 144 promulgated under the Securities Act and have become freely tradable upon the expiration of any otherwise applicable hold period under Canadian securities laws (or any similar provision under applicable securities laws); and (II) an offering of such securities would not be deemed to constitute a "distribution" within the meaning of clause (c) of Subsection 1(1) of the Securities Act (or equivalent provisions of Canadian securities laws); and (III) the S-3 Seller holds less than 5% of the issued and outstanding equity shares of the Corporation at the date of the request.

       (c) Subject to the foregoing, the Corporation shall file a Registration Statement covering the Common Shares and other equity securities of the Corporation so requested as soon as practicable after receipt of the request of the initiating S-3 Seller. All Registration Expenses incurred in connection with a registration requested pursuant to this Section 3, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one United States and one Canadian counsel for the initiating S-3 Seller or other selling Shareholder(s) in addition to counsel for the

              Corporation, but excluding any underwriters' discounts or commissions associated with such disposition of Common Shares and other equity securities, shall be paid by the Corporation.

              The balance of the provisions of this Schedule "13.1" shall apply, MUTATIS MUTANDIS, to such Short Form Offerings.

4.     PRIORITIES RELATING TO REGISTRATION RIGHTS

       (a) If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation, or if the offering in question is the Corporation's Initial Public Offering, and the managing underwriter advises the Corporation in writing that, in its opinion, the number of Registrable Securities requested to be included in such Piggyback Registration exceeds the number which can be sold in such offering without adversely affecting the price of the Registrable Securities to be sold, then the Corporation shall include in such offering: (i) first, the securities the Corporation proposes to sell; (ii) second, the Registrable Securities requested to be included in such Piggyback Registration by the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors, provided that, if the managing underwriter in good faith determines that a lower number of Registrable Securities should be included, then the Corporation shall be required to include in such Piggyback Registration only that lower number of Registrable Securities, and the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors shall participate in the Piggyback Registration pro rata based upon the number of Registrable Securities requested by them to be included in such Piggyback Registration, except to the extent any of them may agree to a lower priority; and (iii) third, other securities of the Corporation requested to be included in such Piggyback Registration.

       (b) If a Demand Registration is an underwritten offering and the managing underwriter advises the Corporation in writing that, in its opinion, the number of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without adversely affecting the price of the Registrable Securities to be sold, then the Corporation shall include in such offering: (i) first, the Registrable Securities requested to be included in such offering by the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors (whether pursuant to their Demand Registration rights or their Piggyback Registration rights), provided that, if the managing underwriter in good faith determines that a lower number of Registrable Securities should be included, then the Corporation shall be required to include in such Demand Registration only that lower number of Registrable Securities, and the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors shall participate in the Demand Registration pro rata based upon the number of Registrable Securities requested by them to be included in such Demand Registration, except to the extent any of them may agree to a lower priority; (ii) second, the securities the Corporation proposes to sell; and (iii) third, other securities of the Corporation requested to be included in such Demand Registration.

       (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities (other than the Founding Shareholder under Section 13.2 or the Strategic Partners under Section 14.2) and the managing underwriter advises the Corporation in writing that, in its opinion, the number of Registrable Securities requested to be included in such offering exceeds the number which can be sold in such offering without adversely affecting the price of the Registrable Securities to be sold, then the Corporation shall include in such offering: (i) first, the securities proposed to be sold by the sellers on whose behalf the offering was initiated; second, the Registrable Securities requested to be included in such offering by the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors, provided that, if the managing underwriter, in good faith, determines that a lower number of Registrable Securities should be included, then the Corporation shall be required to include in such Piggyback Registration only that lower number of Registrable Securities, and the Founding Shareholder, the Strategic Partners, the Management Shareholders and the Non-Employee Directors shall participate in the Piggyback Registration pro rata based upon the number of Registrable Securities requested by them to be included in such Piggyback Registration, except to the extent any of them may agree to a lower priority; (iii) third, the securities the Corporation proposes to sell; and (iv) fourth, other securities of the Corporation requested to be included in such Piggyback Registration.

5.     GENERAL PROVISIONS RELATING TO REGISTRATION RIGHTS

              Each Selling Holder shall furnish the Corporation such information regarding such Selling Holder and the distribution of its Registrable Securities as the Corporation may from time to time reasonably request in writing in connection with the Registration Statement.

              A Selling Holder may only participate in any underwritten registration hereunder if such Selling Holder: (i) agrees to sell such Selling Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements; and (ii) complete and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required and which are acceptable to such Selling Holder acting reasonably and in good faith under the terms of such underwriting arrangements and consistent with the provisions of this Schedule.

              All Registration Expenses will be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration or prospectus process initiated pursuant to a Demand Registration if the registration request is subsequently withdrawn at the request of the initiating party, in which case, the initiating party shall bear such expense, unless at the time of such withdrawal the initiating party indicates that since the date of the registration request, it has learned of a material adverse change of the condition, business or prospects of the Corporation from that known to the initiating party at the time of the registration request and provided that the initiating party withdraws the request with reasonable promptness following disclosure by the Corporation of such material adverse change (whereupon the initiating party shall not be required to pay any of such expenses and shall retain its rights with respect to the abandoned Demand Registration).

              If and whenever the Corporation is required to effect the Registration of any Registrable Securities under the Securities Laws pursuant to
Article 13 or Article 14, the Corporation will, as expeditiously as possible:

       (a) prepare and file with the Regulatory Authorities the requisite Registration Statement to effect such Registration and thereafter use its best efforts to cause such Registration Statement to become effective;

       (b) prepare and file with the Regulatory Authorities such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the applicable Securities Laws with respect to the disposition of all Registrable Securities offered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement;

       (c) furnish to each Selling Holder such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference, appropriately legended in the case of those exhibits filed on a confidential basis), and, so long as the Corporation is required to keep such Registration Statement effective pursuant to paragraph (b) above, such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to the applicable Securities Laws, in conformity with the requirements of the applicable Securities Laws, and such other documents, as such Selling Holder may reasonably request;

       (d) use its best efforts (x) to register or qualify all Registrable Securities offered by such Registration Statement under such other securities or blue sky laws of such jurisdiction where an exemption is not available and as any Selling Holder shall reasonably request, (y) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (z) to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by such Selling Holders, except that the Corporation shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph, be obligated to be so qualified, (ii) become subject to taxation in any jurisdiction where it would not then be so subject or
              (iii) take any action that would subject it to general service of process in any such jurisdiction (except to the extent required by the Applicable Laws of a particular jurisdiction in connection with the particular offering);

       (e) use its reasonable best efforts to cause all Registrable Securities offered by such Registration Statement to be registered with or approved by such other federal, provincial or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Corporation and counsel to the Selling Holders to enable the Selling Holders to consummate the disposition of such Registrable Securities;

       (f) furnish at the effective date of such Registration Statement and the date of closing of the sale of the Registrable Securities (whether or not such sale is underwritten), to each Selling Holder, and each Selling Holder's underwriters, if any, a signed counterpart of:

              (i) an opinion of counsel for the Corporation, dated the effective date of such Registration Statement (or such date of closing, as applicable), and

              (ii) a "comfort" letter signed by the independent public accountants who have certified the Corporation's financial statements included or incorporated by reference in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities;

       (g) notify each Selling Holder at any time when a prospectus relating to the Registration is required to be delivered under the Securities Laws, upon discovery that, or upon the happening of any event known to the Corporation as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and promptly prepare and furnish to each Selling Holder a reasonable number of copies of a supplement to or any amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

       (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities Laws and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Securities Laws, and promptly furnish to each such Selling Holder a copy of any amendment or supplement to such Registration Statement;

       (i) permit any Selling Holder to participate in the preparation of such Registration Statement and to include therein material, furnished to the Corporation in writing, which in the reasonable judgement of the Selling Holder should be included and which is reasonably acceptable to the Corporation;

       (j) if any proposed Registration Statement refers to a Selling Holder by name or otherwise as the holder of any securities of the Corporation then: (i) the Corporation shall be required to insert therein language, in form and substance reasonably satisfactory to such Selling Holder, the Corporation and the managing underwriter, to the effect that the ownership by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder as to the investment quality of the Corporation's securities offered thereby and that such ownership does not imply that such Selling Holder will assist in meeting any future financial requirements of the Corporation; or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the applicable Securities Laws, any similar federal, provincial or state statute, or any rule or regulation of any other regulatory body having jurisdiction over the offering, then in force, the Corporation shall be required at the request of such Selling Holder to delete the reference to such Selling Holder;

       (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities offered by such Registration Statement from and after a date not later than the Effective Date; and

       (l) use its best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or trading market on which the Corporation's Registrable Securities are then listed.

              If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Corporation will use all reasonable efforts to enter into an underwriting agreement with such underwriters for such Demand Registration, such agreement to be reasonably satisfactory in substance and form to the Corporation, the Selling Holders and the underwriters and to contain such representations and warranties by the Corporation and such other terms as are customary in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in paragraph 6 hereof. The Selling Holders will reasonably cooperate with the Corporation in the negotiation of the underwriting agreement. Such Selling Holders shall be parties to such underwriting agreement. All of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling

Holders. No Selling Holder shall be required to make any representations or warranties to or agreements with the Corporation other than representations, warranties or agreements regarding such Selling Holder, matters pertaining to the Selling Holder's contractual or other arrangements with the Corporation, such Selling Holder's Registrable Securities and such Selling Holder's intended method of distribution or any other representations required by the applicable Securities Laws.

              If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Piggyback Registration, the Selling Holders shall be parties to the underwriting agreement between the Corporation and such underwriters. All of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders, and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of the Selling Holders. No Selling Holder shall be required to make any representations and warranties to, or agreements with, the Corporation or such underwriters other than those representations, warranties or agreements regarding the Selling Holder, matters pertaining to the Selling Holder's contractual or other arrangements with the Corporation, the Selling Holder's Securities, the Selling Holder's intended method of distribution and any other representations required by the applicable Securities Laws.

              In connection with the preparation and filing of each Registration Statement under the Securities Laws, the Corporation will give the Selling Holders, their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Regulatory Authorities, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to the books and records of the Corporation and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders, and such underwriters and their respective counsel, to conduct a reasonable investigation. The Corporation shall promptly notify such holders and their counsel of any stop order issued or threatened by the Regulatory Authorities and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              If the Corporation becomes subject to the reporting requirements of a jurisdiction where the Registrable Securities become qualified, the Corporation will use its best efforts to file with the applicable Regulatory Authorities such information as the applicable Regulatory Authorities may require in a timely fashion; and in such event, the Corporation shall use its best efforts to take all action as may be required in order to maintain the registration of such Registrable Securities in good standing and not in default. The Corporation shall furnish to the Selling Holders forthwith upon request (i) a written statement by the Corporation as to its compliance with the reporting requirements of applicable Regulatory Authorities, (ii) a copy of the most recent annual or quarterly report of the Corporation as filed with the applicable Regulatory Authorities, and (iii) such other reports and documents as the Selling Holders may reasonably request in availing themselves of any rule or regulation of the Regulatory Authorities allowing the Selling Holders to sell any such Registrable Securities without qualifying a prospectus or completing a registration.

6.     INDEMNIFICATION PROVISIONS RELATING TO REGISTRATION RIGHTS

              In connection with any Registration, the Corporation agrees to indemnify, to the full extent permitted by law, each Selling Holder, each other person or entity which participates as an underwriter in the offering or sale of such Registrable Securities and each other person or entity which controls such Selling Holder or any such underwriter, and their respective directors, officers, partners, agents and affiliates, against all losses, claims, damages, liabilities and expenses (including legal fees and disbursements on a solicitor and client basis) to which such Selling Holder or underwriter or any such director, officer, partner, agent, affiliate or controlling person or entity may become subject under applicable law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any untrue statement or alleged untrue statement or any such omission or alleged omission if (x) such untrue statement or omission is completely corrected in an amendment or supplement to such Registration Statement prepared in a timely fashion by the Corporation and the Corporation has furnished such Selling Holder (or underwriter, if any) with a sufficient number of copies of the same, the Selling Holder (or underwriter, if any) having an obligation under the Securities Laws to deliver a prospectus or prospectus supplement in connection with such sale of Registrable Securities thereafter fails to deliver such prospectus or prospectus supplement as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage or liability, or (y)such untrue statement or omission is caused by or contained in any information with respect to any Selling Holder which was furnished in writing to the Corporation by the Selling Holder expressly for use therein, or caused by the Selling Holder's failure to deliver (contrary to the requirements of the applicable Securities Laws or contrary to an undertaking given by the Selling Holder) to a prospective purchaser a copy of the Registration Statement or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, partner, employee, agent, affiliate or controlling person and shall survive the transfer of Registrable Securities by such Selling Holder (or underwriter, if any).

              In connection with any offering in which the Selling Holders are participating, each Selling Holder will furnish to the Corporation in writing such information with respect to it as the Corporation reasonably requests for use in connection with any such Registration Statement. Each Selling Holder agrees to indemnify, to the full extent permitted by law, the Corporation, its directors and officers and each person who controls the Corporation (within the meaning of the Securities Laws) and, in connection with an underwritten offering, each underwriter and each person who controls the underwriters (within the meaning of the Securities Laws) against any losses, claims, damages, liabilities and expenses (including attorneys' fees and disbursements) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is in conformity with and contained in any information with respect to any Selling Holder so furnished in writing by the Selling Holder expressly for use therein, provided, however, that (x) the Selling Holder shall not be liable in any such case to the extent that any such statement or omission is completely corrected in the final prospectus, in the case of a preliminary prospectus, or in an amendment or supplement to a prospectus or prospectus supplement and (y) the liability of such Selling Holder under this section shall be limited to the amount of proceeds received by such Selling Holder in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Corporation or any such director, officer or controlling person and shall survive the transfer of Registrable Securities by such Selling Holder.

              Any person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party as provided at paragraph 5 hereof (the "Indemnifying Party") after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement (provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations except to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice) and, unless in the reasonable judgement of such Indemnified Party a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claim, permit the Indemnifying Party to assume the defence of such claim with counsel reasonably satisfactory to such Indemnified Party. Provided, however, that if the Indemnifying Party does not inform the Indemnified Party of its decision to defend the claim within five business days after receipt of notice of the claim from the Indemnified Party (and as soon as practicable thereafter the identity of counsel retained for the defence), or thereafter abandons the defence or fails to pursue the defence in good faith, then the Indemnified Party (in conjunction with all other Indemnified Parties) may retain counsel and conduct the defence of the claim in good faith and at the Indemnifying Party's cost and expense . In such circumstances the Indemnifying Party shall be bound by the results obtained by the Indemnified Party (unless and until the Indemnifying Party shall thereafter request to participate in the defence of the claim, after which the parties shall jointly conduct the defence of the claim). If the Indemnifying Party is not entitled to, or elects not to, assume the defence of a claim (or thereafter abandons such defence or does not pursue such defence in good faith), it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgement of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party will not be subject to any liability for any settlement made without its written consent, which consent shall not be unreasonably withheld or delayed.

              If the indemnification provided for in this section from an Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute, subject to the same restrictions and limitations applicable to such indemnification to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the party's' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

              The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this section, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If an Indemnified Party, acting reasonably, determines that any payment in respect of indemnification or contribution (the "Payment") made pursuant to this Schedule "13.1" is subject to taxes payable under the EXCISE TAX ACT (Canada) ("GST") or under any provincial or other legislation similar to the EXCISE TAX ACT, or under any successor legislation of like or similar effect (collectively, the "ETA"), or if any sales or similar tax under any provincial or other legislation not substantially harmonised with the ETA is applicable to such Payment, the amount of the Payment shall be increased by the amount of all applicable taxes to the extent necessary to compensate the Indemnified party for any net GST or similar tax cost not recoverable as input tax credit or similar tax recoveries.

              The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (as defined in the applicable securities legislation) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              If indemnification is available under this section, the Indemnifying Parties shall indemnify the Indemnified Parties to the full extent provided in this Section.

The Selling Holders shall be deemed to be acting as agent and attorney herein for their respective controlling persons or entities, their respective underwriters (and persons or entities which control such underwriters) and the respective directors, officers, partners, agents and affiliates thereof with respect to the rights of indemnification and contribution herein contained.

                                 APPENDIX "A"

-----------------------------------------------------------------------------
          NAME OF SHAREHOLDERS                   NUMBER OF COMMON SHARES
-----------------------------------------------------------------------------
 Blue Sky Capital Corporation                          2,000,000
-----------------------------------------------------------------------------
 1319079 Ontario Inc.                                  2,000,000
-----------------------------------------------------------------------------
 Bank of Montreal                                      1,714,285
-----------------------------------------------------------------------------
 Bank of America Corporation                           1,600,000
-----------------------------------------------------------------------------
 CSTC                                                  3,200,000
-----------------------------------------------------------------------------
 Sonera Corporation                                    3,200,000
-----------------------------------------------------------------------------
 WFC Holdings Corporation                                392,157
-----------------------------------------------------------------------------
 Financial Technology Ventures (Q), L.P.                 252,105
-----------------------------------------------------------------------------
 Financial Technology Ventures, L.P.                       9,333
-----------------------------------------------------------------------------
 HSBC Investment Bank plc.                               333,333
                                        Common Shares and the HSBC Warrant in
                                          respect of 333,334 Common Shares
-----------------------------------------------------------------------------

                             TABLE OF CONTENTS


                                                                             PAGE NO.
ARTICLE 1 DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . .3
       1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
       1.2    Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       1.3    Interpretation.. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       1.4    Governing Law/Submission to Jurisdiction.. . . . . . . . . . . . . . 19
       1.5    Number and Gender. . . . . . . . . . . . . . . . . . . . . . . . . . 19
       1.6    Computation of Time. . . . . . . . . . . . . . . . . . . . . . . . . 19
       1.7    Statutory References.. . . . . . . . . . . . . . . . . . . . . . . . 19
       1.8    Effect on Management.. . . . . . . . . . . . . . . . . . . . . . . . 19
       1.9    Rights and Obligations of Transferees. . . . . . . . . . . . . . . . 19
       1.10   Share References.. . . . . . . . . . . . . . . . . . . . . . . . . . 20
       1.11   Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       1.12   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       1.13   Amendments and Waivers.. . . . . . . . . . . . . . . . . . . . . . . 21
       1.14   Accounting and Auditing. . . . . . . . . . . . . . . . . . . . . . . 22
       1.15   Shareholder Regulatory Requirements. . . . . . . . . . . . . . . . . 22
       1.16   References to Agreements.. . . . . . . . . . . . . . . . . . . . . . 24
       1.17   Special Provisions Relating to the Founding Shareholder. . . . . . . 24
       1.18   Special Provisions Relating to the Rights Attaching to the
       Common Shares Sold by the Founding Shareholder. . . . . . . . . . . . . . . 25
       1.19   Special Provisions Relating to FTV . . . . . . . . . . . . . . . . . 26
       1.20   Special Provisions Relating to the HSBC Warrant. . . . . . . . . . . 28

ARTICLE 2 TERMINATION OF PRIOR AGREEMENTS 29
       2.1    Amendment and Restatement of October 19, 1999 Unanimous
       Shareholders' Agreement/Termination of Prior Agreements. . . . . . . . . .  29

ARTICLE 3 WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       3.1    Shareholders.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       3.2    Shareholders Which are Corporate or Other Entities.. . . . . . . . . 30
       3.3    The Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       3.4    Qualification of Representations and Warranties. . . . . . . . . . . 31

ARTICLE 4 PROVISIONS FOR CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . 31
       4.1    Unanimous Shareholders' Agreement. . . . . . . . . . . . . . . . . . 31
       4.2    Corporate Governance Matters.. . . . . . . . . . . . . . . . . . . . 32
       4.3    Limitations on Liability/Shareholder Personal Interest.. . . . . . . 39
       4.4    Indemnification of Directors and Officers. . . . . . . . . . . . . . 41
       4.5    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
       4.6    Effect of Article 4. . . . . . . . . . . . . . . . . . . . . . . . . 42
       4.7    Certain Matters Pertaining to Employee Shareholders and
              Management Shareholders. . . . . . . . . . . . . . . . . . . . . . . 42
       4.8    Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . 42
       4.9    Resolution of Disputes.. . . . . . . . . . . . . . . . . . . . . . . 43

                                     (i)


                                                                             PAGE NO.
ARTICLE 5 OPERATION AND FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . 43
       5.1    Composition and Compensation of Management Team. . . . . . . . . . . 43
       5.2    Accountants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       5.3    Interim Financial Statements.. . . . . . . . . . . . . . . . . . . . 44

ARTICLE 6 RESTRICTIONS ON TRANSFERS OF SHARES. . . . . . . . . . . . . . . . . . . 44
       6.1    Restrictions on Transfers. . . . . . . . . . . . . . . . . . . . . . 44
       6.2    Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . 45
       6.3    Permitted Transfers for Founding Shareholder.. . . . . . . . . . . . 45
       6.4    Pledge of Common Shares by Founding Shareholder. . . . . . . . . . . 46

ARTICLE 7 RESTRICTIONS ON INDIRECT TRANSFERS OF SHARES OF THE CORPORATION. . . . . 46
       7.1    Management and Employee Shareholders - Restrictions on
       Transfer.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       7.2    Management and Employee Shareholders - Permitted Transfers.. . . . . 47
       7.3    Management and Employee Shareholders - Prohibition to
              Amalgamate, Merge, etc.. . . . . . . . . . . . . . . . . . . . . . . 47
       7.4    BMO, BAC, CSTC, Sonera, WFC, FTV and HSBC - Restrictions on
              Transfer and Permitted Transfers.. . . . . . . . . . . . . . . . . . 47
       7.5    Founding Shareholder - Restrictions on Transfer and Permitted
              Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       7.6    Permissible Indirect Transfers and Permissible Amalgamations for
       the Founding Shareholder and the Strategic Partners. . . . . . . . . . . .  49

ARTICLE 8 DRAG-ALONG RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       8.1    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       8.2    Right of First Offer . . . . . . . . . . . . . . . . . . . . . . . . 50
       8.3    Receipt of Third Party Written Offer.. . . . . . . . . . . . . . . . 50
       8.4    Offer for All, or Any and All, Common Shares.. . . . . . . . . . . . 51
       8.5    Offer for Less Than All Common Shares. . . . . . . . . . . . . . . . 51
       8.6    Terms of Sale by Shareholders. . . . . . . . . . . . . . . . . . . . 53
       8.7    Applicability of Tag-Along Rights. . . . . . . . . . . . . . . . . . 54
       8.8    Sales to Competitors.. . . . . . . . . . . . . . . . . . . . . . . . 54
       8.9    Application of Article 8 to Strategic Partners.. . . . . . . . . . . 54

ARTICLE 9 RIGHT OF FIRST REFUSAL ON SHARES HELD BY MANAGEMENT SHAREHOLDERS,
EMPLOYEE SHAREHOLDERS AND NON-EMPLOYEE DIRECTORS . . . . . . . . . . . . . . . . . 54
       9.1    Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
       9.2    Offer to Founding Shareholder and the Strategic Partners.. . . . . . 55
       9.3    Purchase of Shares by Founding Shareholder and the Strategic
       Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
       9.4    Sale Pursuant to Original Offer. . . . . . . . . . . . . . . . . . . 55
       9.5    Revival of Right of First Refusal. . . . . . . . . . . . . . . . . . 56
       9.6    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       9.7    Prohibited Sales.. . . . . . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE 10 TAG-ALONG RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       10.1   Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       10.2   Tag-Along Right. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
       10.3   Effect of Exercise of Tag-Along Right. . . . . . . . . . . . . . . . 59
       10.4   Terms of Sale by Shareholders. . . . . . . . . . . . . . . . . . . . 59

ARTICLE 11 PRE-EMPTIVE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
       11.1   Pre-emptive Right. . . . . . . . . . . . . . . . . . . . . . . . . . 59

                                     (ii)


                                                                             PAGE NO.
       11.2   Offer to the Founding Shareholder and the Strategic Partners . . . . 60
       11.3   Purchase by Offeree. . . . . . . . . . . . . . . . . . . . . . . . . 60
       11.4   Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       11.5   Special Provisions Relating to BMO's Pre-emptive Right.. . . . . . . 62
       11.6   Special Provisions Relating to BAC's Pre-emptive Right.. . . . . . . 64
       11.7   Special Provisions Relating to the Founding Shareholder's, CSTC's
       and Sonera's Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . . . 66
       11.8   Subscription Representations . . . . . . . . . . . . . . . . . . . . 67
       11.9   Effect of Share Sales on Special Pre-emptive Rights. . . . . . . . . 67

ARTICLE 12 CALL RIGHT CONCERNING MANAGEMENT, NON-EMPLOYEE DIRECTORS AND EMPLOYEE
SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
       12.1   Call Right.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
       12.2   Calculation of Purchase Price. . . . . . . . . . . . . . . . . . . . 68
       12.3   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

ARTICLE 13 FOUNDING SHAREHOLDER REGISTRATION RIGHTS. . . . . . . . . . . . . . . . 69
       13.1   Demand Registration. . . . . . . . . . . . . . . . . . . . . . . . . 69
       13.2   Piggyback Registration.. . . . . . . . . . . . . . . . . . . . . . . 69
       13.3   Expiry of Registration Rights. . . . . . . . . . . . . . . . . . . . 70
       13.4   Short-Form Prospectus Registrations. . . . . . . . . . . . . . . . . 70

ARTICLE 14 REGISTRATION RIGHTS OF STRATEGIC PARTNERS, MANAGEMENT SHAREHOLDERS
AND NON-EMPLOYEE DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
       14.1   Demand Registration Rights of Strategic Partners . . . . . . . . . . 70
       14.2   Piggyback Registration Rights of Strategic Partners, Management
       Shareholders and Non-employee Directors . . . . . . . . . . . . . . . . . . 71
       14.3   Expiry of Registration Rights. . . . . . . . . . . . . . . . . . . . 72
       14.4   Short-Form Offering Registrations. . . . . . . . . . . . . . . . . . 72

ARTICLE 15 EXIT OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
       15.1   Strategic Partners' Ability to Cause an Initial Public Offering. . . 72
       15.2   Solicitation of Offers for All Outstanding Common Shares.. . . . . . 73
       15.3   Strategic Partner Offer to Founding Shareholder and Other
       Strategic Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
       15.4   Termination of Employment of Greg Wolfond. . . . . . . . . . . . . . 75
       15.5   General Rules, Rights and Obligations Pertaining to Exit Options.. . 76

ARTICLE 16 GENERAL SALE PROVISIONS 77
       16.1   Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
       16.2   Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
       16.3   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
       16.4   Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
       16.5   Repayment of Indebtedness by Corporation.. . . . . . . . . . . . . . 79
       16.6   Repayment of Indebtedness by Vendor. . . . . . . . . . . . . . . . . 79
       16.7   Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . 80
       16.8   No Joint Liability for Purchasers. . . . . . . . . . . . . . . . . . 80

ARTICLE 17 RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 80
       17.1   Management, Non-Employee Directors and Employee Shareholders.. . . . 80
       17.2   Confidential Information.. . . . . . . . . . . . . . . . . . . . . . 81
       17.3   Non-Solicitation Obligation of Strategic Partners and the Founding
       Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
       17.4   Acknowledgement of Reasonableness. . . . . . . . . . . . . . . . . . 83

                                     (iii)


                                                                             PAGE NO.
       17.5   Survival.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

ARTICLE 18 GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
       18.1   Guarantee of Principal.. . . . . . . . . . . . . . . . . . . . . . . 84
       18.2   Nature of Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . 84
       18.3   Grant of Extensions, etc.. . . . . . . . . . . . . . . . . . . . . . 84
       18.4   Not Bound to Exhaust Recourses.. . . . . . . . . . . . . . . . . . . 85

ARTICLE 19 GENERAL CONTRACT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 85
       19.1   Share Certificate Legend.. . . . . . . . . . . . . . . . . . . . . . 85
       19.2   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
       19.3   Deemed Adequate Notice.. . . . . . . . . . . . . . . . . . . . . . . 90
       19.4   Further Acts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
       19.5   Time.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
       19.6   Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . 91
       19.7   Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
       19.8   Enurement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
       19.9   Language.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1


SCHEDULE "1.1(F)" - DEFINITION OF ARM'S LENGTH

SCHEDULE "1.1(GG)" - FORM OF HSBC WARRANT

SCHEDULE "4.9" - ARBITRATION PROCEDURES

SCHEDULE "6.2" - ACKNOWLEDGMENT OF ASSUMPTION OF OBLIGATIONS

SCHEDULE "11.4" - ACKNOWLEDGMENT OF ASSUMPTION OF OBLIGATIONS

SCHEDULE "13.1" - REGISTRATION RIGHTS

APPENDIX "A"

                                     (iv)

                             HSBC INVESTMENT BANK PLC.


                                        AND


            THE DIRECTORS, OFFICERS AND EMPLOYEES OF 724 SOLUTIONS INC.
                     WHO BECOME SHAREHOLDERS FROM TIME TO TIME


                    AMENDED AND RESTATED UNANIMOUS SHAREHOLDERS'
                                     AGREEMENT


                                  October 26, 1999

                                 724 SOLUTIONS INC.


                                        AND


                            BLUE SKY CAPITAL CORPORATION


                                        AND


                                1319079 ONTARIO INC.


                                        AND


                                  BANK OF MONTREAL


                                        AND


                            BANK OF AMERICA CORPORATION


                                        AND


                                      CITICORP


                                        AND


                     CITICORP STRATEGIC TECHNOLOGY CORPORATION


                                        AND


                                 SONERA CORPORATION


                                        AND


                              WFC HOLDINGS CORPORATION


                                        AND


                      FINANCIAL TECHNOLOGY VENTURES (Q), L.P.


                                        AND


                        FINANCIAL TECHNOLOGY VENTURES, L.P.


                                        AND